UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
ALDERWOODS GROUP, INC.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Alderwoods

	(2)	Aggregate number of securities to which transaction applies: 40,902,883 shares of Common Stock (includes 231,400 outstanding restricted stock units)

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $20 per share of common stock set forth in item (2) above plus $8.97 per share to cash out 4,804,750 outstanding options to purchase common stock.

	(4)	Proposed maximum aggregate value of transaction: $861,156,268

	(5)	Total fee paid: $92,143.72

☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY COPY
[                                        ], 2006
Dear Fellow Stockholder:
     You are cordially invited to attend an annual meeting of stockholders of Alderwoods Group, Inc., referred to as Alderwoods or the company, to be held on [___], 2006, at [___], at [                                        ].
     At the annual meeting, in addition to asking you to elect 10 members to the board of directors, we will ask you to adopt the merger agreement among Alderwoods, Service Corporation International, referred to as SCI, and Coronado Acquisition Corporation, a wholly owned subsidiary of SCI. If the merger is completed, each of your shares of Alderwoods common stock will be converted into the right to receive $20.00 in cash, without interest. Upon completion of the merger, Alderwoods common stock, which is authorized for quotation on the electronic dealer quotation system owned by The Nasdaq Stock Market, Inc., or NASDAQ, under the symbol “AWGI” will have its quotation terminated.
     This proxy statement is furnished in connection with the solicitation by the board of directors of Alderwoods of proxies to be used at the annual meeting of stockholders of the company.
     Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the merger is advisable to and in the best interests of our stockholders. Accordingly, the board of directors has approved the merger agreement and unanimously recommends that you vote “FOR” the adoption of the merger agreement.
     The board of directors also unanimously recommends that you vote “FOR” each nominee to the board of directors and “FOR” any proposal, if necessary and proper to permit further solicitation of proxies, to adjourn or postpone the annual meeting. Approval of each nominee to the board of directors or any other proposal properly brought before the annual meeting is not a condition to the merger.
     Your vote is very important. Only holders of record of shares of Alderwoods common stock at the close of business on [___], 2006 will be entitled to vote at the annual meeting. Please complete, sign, date and return your proxy. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form. Completing a proxy now will not prevent you from being able to vote at the annual meeting by attending in person and casting a vote. Failure to submit a signed proxy or to vote in person at the annual meeting will have the same effect as a vote against the adoption of the merger agreement, but will have no effect on the election of the board of directors.

     Adoption of the merger agreement requires the affirmative vote of the holders of a majority of Alderwoods shares of common stock outstanding and entitled to vote at the annual meeting. Directors are elected by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors; therefore, the 10 nominees receiving the highest number of votes will be elected.
     This proxy statement explains the proposed merger, the merger agreement and the transactions contemplated by the merger agreement and provides specific information concerning the annual meeting. Please read the entire proxy statement carefully.

Sincerely,

Paul A. Houston
President and Chief Executive Officer
This proxy statement is dated [                                        ], 2006, and is first being mailed to Alderwoods stockholders on or about [                                        ], 2006.

*****	This proxy statement is being provided by a U.S. issuer based on the disclosure requirements of U.S. securities laws. Stockholders should be aware that these requirements may differ from those of Canadian securities laws.

ALDERWOODS GROUP, INC.
311 Elm Street
Suite 1000
Cincinnati, Ohio 45202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                    ], 2006
To Stockholders of
ALDERWOODS GROUP, INC.
     The annual meeting of stockholders of Alderwoods Group, Inc. will be held at [                                        ], on [                    ], 2006, at [                    ], unless adjourned or postponed to a later date. The annual meeting will be held for the following purposes:
1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 2, 2006, among SCI, Coronado Acquisition Corporation, a wholly owned subsidiary of SCI, and Alderwoods. As a result of the merger, Alderwoods will become a wholly owned subsidiary of SCI and each outstanding share of Alderwoods common stock will be converted into the right to receive $20.00 in cash, without interest;

2.	To elect 10 directors to the Alderwoods board of directors;

3.	To approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement; and

4.	To consider and take action upon any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
     Only holders of record of Alderwoods shares of common stock at the close of business on [                    ], 2006, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Each share of common stock is entitled to vote on all matters that come before the annual meeting and is entitled to one vote on each matter properly brought before the annual meeting.
     Alderwoods’ board of directors recommends that Alderwoods stockholders vote “FOR” the adoption of the merger agreement. Alderwoods cannot complete the merger unless the merger agreement is adopted by Alderwoods stockholders. Adoption of the merger agreement requires the affirmative vote of holders of the majority of Alderwoods shares of common stock outstanding and entitled to vote at the annual meeting.

     Alderwoods board of directors also recommends that Alderwoods stockholders vote “FOR” the election of each nominee to the board of directors and “FOR” any adjournment or postponement of the annual meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement. Approval of the nominees to the board of directors or of any proposal to adjourn or postpone the annual meeting is not a condition to the merger.
     This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention. Under Delaware law, if you vote against the adoption of the merger agreement, but the merger is consummated, you will have the right to seek appraisal of the fair value of your shares of Alderwoods common stock. To exercise your appraisal rights, you must strictly follow the procedures prescribed by Delaware law. See “The Merger — Appraisal Rights of Alderwoods Stockholders” beginning on page 36.
     Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise at the annual meeting in the manner described in this proxy statement. Completing a proxy now will not prevent you from being able to vote at the annual meeting by attending in person and casting a vote. Your vote at the annual meeting will supersede any previously submitted proxy. If you fail to return your proxy or to vote in person at the annual meeting, your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting, will effectively be counted as a vote “AGAINST” the adoption of the merger agreement and will have no effect on the election of directors or any other matter properly brought before the annual meeting.
     Please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid return envelope. Please do not send any share certificates at this time.
     By Order of the Board of Directors,
Ellen Neeman
Senior Vice President, Legal & Compliance
[                    ], 2006

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER
The Merger
Q.	Why am I receiving this proxy statement?

A.	SCI has agreed to acquire Alderwoods under the terms of a merger agreement that is described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to complete the merger, Alderwoods stockholders must vote to adopt the merger agreement. Alderwoods is seeking to obtain this approval at the annual meeting. The approval of this proposal by Alderwoods stockholders is a condition to the effectiveness of the merger. See “The Merger Agreement — Conditions of the Merger” beginning on page 53.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the annual meeting of Alderwoods stockholders. The enclosed voting materials allow you to vote your shares without attending the annual meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	What vote of Alderwoods stockholders is required to adopt the merger agreement?

A.	The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Alderwoods common stock. If an Alderwoods stockholder does not vote, it will have the same effect as a vote against the adoption of the merger agreement. We encourage you to vote in favor of the adoption of the merger agreement by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid return envelope.

Q.	What is the position of the Alderwoods board of directors regarding the merger?

A.	The Alderwoods board of directors has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has determined that the merger is advisable to and in the best interests of Alderwoods and its stockholders. The Alderwoods board of directors recommends that Alderwoods stockholders vote FOR the proposal to adopt the merger agreement at the annual meeting. See “The Merger — Alderwoods’ Reasons for the Merger” beginning on page 20.

Q.	What will happen to my Alderwoods common stock after the merger?

A.	Upon completion of the merger, each issued and outstanding share of Alderwoods common stock will automatically be converted into the right to receive $20.00 per share in cash, without interest.

Q.	Should I send in my share certificates now?

A.	No. If the merger is completed, you will receive a transmittal form with instructions for the surrender of your Alderwoods share certificates. Please do not send in your share certificates with your proxy.

Q.	When does Alderwoods expect the merger to be completed?

A.	Alderwoods is working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, Alderwoods must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We currently expect to complete the merger by the end of 2006.

Q.	Who can help answer my questions about the merger?

A.	If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact the company at: Alderwoods Group, Inc., 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202, Telephone: (800) 486-6663, Attention: Secretary, or you may contact Georgeson Shareholder Communications Inc., referred to as Georgeson, the company’s proxy solicitor, at (800) 868-1391.
Other Annual Meeting Proposals
Q.	On what other proposals am I being asked to vote at the annual meeting?

A.	At the annual meeting, in addition to voting on the adoption of the merger agreement, Alderwoods stockholders will be asked:
▪	To elect 10 members of Alderwoods’ board of directors;

▪	To approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement; and

▪	To consider and take action upon any other business that may properly come before the annual meeting or any adjournments or postponements thereof. Alderwoods is not aware of any other business that is currently expected to come before the meeting.
Q.	What vote is necessary to approve the other proposals at the annual meeting?

A.	Directors are elected by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors; therefore, the 10 nominees receiving the highest number of votes will be elected.

A proposal to approve adjournments or postponements of the annual meeting to allow further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement requires the affirmative vote of a majority of the shares represented in person or by proxy entitled to vote on the matter and actually voted on the matter for approval.
Procedures
Q.	When and where is the annual meeting?

A.	The annual meeting will be held at [ ], on [ ], 2006.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the annual meeting.

Q.	If I am going to attend my annual meeting, should I return my proxy card(s)?

A.	Yes. Returning your signed and dated proxy card(s) ensures that your shares will be represented and voted at the annual meeting. See “Summary — The Annual Meeting — Voting and Proxies” on page 5 and “The Annual Meeting — Voting” on page 12.

Q.	If my Alderwoods shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A.	Your broker or bank will vote your shares of Alderwoods common stock for you on the adoption of the merger agreement only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted on the adoption of the merger agreement, which will have the effect of a vote “AGAINST” the adoption of the merger agreement. Without instructions, your broker or bank generally will have authority to vote on the proposal to elect directors and other routine matters that may be brought before the annual meeting. However, your broker or bank generally will not have authority to vote on any proposal to adjourn or postpone the annual meeting solely relating to the solicitation of proxies to adopt the merger agreement.

Q.	Where can I find more information about Alderwoods?

A.	You can find more information about Alderwoods from various sources described in “Additional Information” on page 89.

SUMMARY
     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, and the other documents to which we have referred you. See “Additional Information” on page 89. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.
Information About the Companies (pages 59 & 60)
     Alderwoods Group, Inc.
     Alderwoods operates funeral homes and cemeteries in North America. As of December 31, 2005, the company operated 594 funeral homes, 72 cemeteries and 60 combination funeral home and cemetery locations throughout North America. Alderwoods’ principal executive offices are located at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202 and its telephone number is (513) 768-7400.
     Service Corporation International
     SCI is a leading provider of funeral and cemetery services. SCI has an extensive network of businesses, including 1,058 funeral service locations and 358 cemeteries in North America as of December 31, 2005. SCI’s principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019 and its telephone number is (713) 522-5141.
The Annual Meeting (page 11)
     We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the annual meeting.
     Date, Time and Place. The annual meeting of our stockholders will be held at [                                        ], at [                                        ], on [                                        ], 2006.
     Purpose. You will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 2, 2006, by and among SCI, Coronado Acquisition Corporation and Alderwoods. The merger agreement provides that Coronado Acquisition Corporation will merge into Alderwoods, and Alderwoods will become a wholly owned subsidiary of SCI. Each share of Alderwoods common stock you own at the effective time of the merger will be converted into the right to receive $20.00 in cash, without interest.
     You will also be asked to vote on the election of 10 members to the Alderwoods board of directors, to approve adjournments or postponements of the annual meeting, if necessary, to permit further solicitation of proxies, and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Record Date; Stockholders Entitled to Vote. You are entitled to vote at the annual meeting if you owned shares of Alderwoods common stock as of the close of business on [                                        ], 2006, the record date for the annual meeting. On the record date, there were [                                        ] shares of common stock entitled to vote at the annual meeting, of which a total of [                                        ] shares of common stock (or [                    ]% of the total outstanding) were held by Alderwoods’ directors and executive officers. You will have one vote on each matter submitted to a vote at the annual meeting for each share of Alderwoods common stock that you owned as of the close of business on the record date.
     Voting and Proxies. You should complete, date and sign the accompanying proxy and promptly return it in the enclosed postage-paid return envelope. Brokers or banks holding shares in “street name” may vote your shares on the adoption of the merger agreement only if you provide instructions on how to vote. Brokers or banks will provide you with directions on how to instruct the broker or bank to vote your shares. All properly executed proxies that we receive prior to the vote at the annual meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the underlying shares will be voted “FOR” the adoption of the merger agreement, “FOR” the nominees for directors, “FOR” a proposal to adjourn or postpone the annual meeting, if deemed necessary or appropriate by the proxy holder(s) to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, and in the discretion of the proxy holder(s) on any other matter that may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.
     You may revoke your proxy at any time prior to the vote at the annual meeting by delivering to Alderwoods’ Secretary a signed notice of revocation or submitting a later-dated, signed proxy following the instructions provided on the proxy card. You also may revoke your proxy by attending the annual meeting and voting in person. Attendance at the annual meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.
     Quorum. A quorum must be present to transact business at the annual meeting. A quorum will be present at the annual meeting if a majority of all of our shares of common stock issued and outstanding on the record date and entitled to vote at the annual meeting are represented at the annual meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of determining whether a quorum is present at the annual meeting. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.
     Vote Required. Adoption of the merger agreement requires the affirmative vote of holders of the majority of our shares of common stock outstanding and entitled to vote at the annual meeting. Directors are elected by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors; therefore, the 10 nominees receiving the highest number of votes will be elected. Any proposal to adjourn or postpone the annual meeting or on any other matter to be voted upon at the annual meeting requires the affirmative vote of a majority of the shares represented in person or by proxy entitled to vote on the matter and actually voted on the matter for approval.

     Effect of Abstentions and Broker Non-Votes. Both abstentions and “broker non-votes” will be counted in determining whether a quorum is present at the annual meeting. Abstentions, “broker non-votes” and shares not in attendance and not voted at the annual meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions and broker non-votes will have no effect on the outcome of the vote for the election of directors, any vote to adjourn or postpone the annual meeting or any other matter properly brought before the annual meeting. It is very important that ALL Alderwoods stockholders vote their shares, so please promptly complete and return the enclosed proxy card.
     Solicitation of Proxies and Expenses. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the company may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by the company for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial stockholders. The company also has hired Georgeson to assist in the solicitation of proxies. The total cost of solicitation of proxies will be borne by the company. For a description of the costs and expenses to the company of soliciting proxies, see “The Annual Meeting — Solicitation Costs” on page 15.
     Stockholders should not send in their share certificates with their proxies. A transmittal form with instructions for the surrender of certificates representing shares of common stock will be mailed to stockholders if the merger is completed.
Board Recommendation (page 12)
     Alderwoods’ board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that Alderwoods’ stockholders vote “FOR” the adoption of the merger, “FOR” each of the nominees to the board of directors and “FOR” any adjournment or postponement of the annual meeting if necessary to solicit further proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement.
The Merger and the Merger Agreement (pages 16 & 42)
     The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement.
     Structure of the Merger
     At the effective time of the merger, Coronado Acquisition Corporation, a wholly owned subsidiary of SCI, will be merged with and into Alderwoods. Alderwoods will continue as the surviving corporation and become a wholly owned subsidiary of SCI.

     Alderwoods Common Stock
     At the effective time of the merger, each share of Alderwoods common stock will be converted into the right to receive $20.00 in cash, without interest.
     Alderwoods Stock Options, Warrants and Restricted Stock Units
     In connection with the merger, each option to purchase Alderwoods common stock outstanding immediately prior to the effective time of the merger will be canceled and surrendered by the holder in exchange for the right to receive a lump such cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (i) $20.00 per share over (ii) the exercise price per share of such option, subject to applicable tax withholding.
     At the effective time of the merger, each outstanding Alderwoods warrant will be converted into the right to receive, upon payment by the holder of the exercise price pursuant to the terms of the warrant, a lump sum cash payment equal to the product of the number of shares subject to such warrant and $20.00 per share, subject to applicable tax withholding. The current exercise price for the warrants is $25.76 per share, or $5.76 more than the merger consideration.
     Each Alderwoods restricted stock unit that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive $20.00 in cash, without interest, subject to applicable tax withholding.
     Opinion of Bear Stearns
     Bear, Stearns & Co., Inc., referred to as Bear Stearns, has provided its opinion, dated April 2, 2006, to Alderwoods’ board of directors that, as of that date and subject to the qualifications and limitations and based on the considerations in its opinion, the merger consideration to be received by the holders of Alderwoods common stock was fair from a financial point of view to the holders of Alderwoods common stock.
     The full text of the written opinion of Bear Stearns, dated April 2, 2006, is attached as Annex B to this proxy statement. For a description of the opinion, see “The Merger — Opinion and Summary of Analyses of Bear Stearns” beginning on page 23. Bear Stearns provided its opinion for the information and assistance of Alderwoods’ board of directors in connection with its consideration of the merger. The Bear Stearns opinion is not a recommendation as to how any holder of Alderwoods common stock should vote with respect to the merger.
     Conditions to the Merger
     A number of conditions must be satisfied or waived before the merger can be completed. See “The Merger Agreement — Conditions of the Merger” beginning on page 53. Neither SCI nor Alderwoods can offer any assurance that all of the conditions will be satisfied or waived or that the merger will occur.

     Termination of the Merger Agreement and Termination Fees
     The merger agreement may be terminated by the mutual written consent of Alderwoods and SCI, or by either Alderwoods or SCI under certain specified circumstances. Upon termination of the merger agreement under certain specified circumstances, Alderwoods or SCI may be required to pay a termination fee of $25 million to the other party. See “The Merger Agreement — Termination” beginning on page 55 and “The Merger Agreement — Termination Fees” beginning on page 56.
     No Solicitation
     The merger agreement restricts the ability of Alderwoods to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Alderwoods. However, if Alderwoods receives an unsolicited takeover proposal from a third party that Alderwoods’ board of directors determines in good faith (after consultation with outside counsel and financial advisors) constitutes a superior proposal or would reasonably be expected to lead to a superior proposal, Alderwoods may furnish nonpublic information to that third party and engage in negotiations regarding a takeover proposal with that third party, subject to specified conditions.
     Governmental Review
     The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, and the Competition Act (Canada), referred to as the Competition Act, and is subject to notification under the Investment Canada Act. Alderwoods and SCI filed the notifications required under the HSR Act with the U.S. Federal Trade Commission, referred to as the FTC, and the antitrust division of the U.S. Department of Justice, referred to as the Antitrust Division, on [                                        ], 2006. On [                                        ], 2006, the parties filed a short-form pre-merger notification with the Commissioner of Competition under the Competition Act. Alderwoods and SCI also filed a Notice of Investment under Section 12 of the Investment Canada Act with the Investment Review Division of Industry Canada on April 7, 2006.
     See “The Merger — Governmental and Regulatory Matters” beginning on page 34.
Certain United States Federal Income Tax Consequences (page 35)
     Generally, a holder of Alderwoods common stock will recognize taxable gain or loss for United States federal income tax purposes equal to the difference between (1) the amount of cash such holder receives and (2) the adjusted tax basis of such holder’s shares of Alderwoods common stock exchanged therefor.
     You should read “The Merger — Certain United States Federal Income Tax Consequences” beginning on page 35 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. We urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you (including the application and effect of any state, local, or foreign income and other tax laws).

Accounting Treatment (page 40)
     The merger will be accounted for as a “purchase” for financial accounting purposes.
Interests of Alderwoods Directors and Executive Officers in the Merger (page 30)
     When considering the recommendation of Alderwoods board of directors with respect to the adoption of the merger agreement, you should be aware that some directors and executive officers of Alderwoods have interests in the merger that may be different from, or in addition to, their interests as Alderwoods stockholders and the interests of Alderwoods stockholders generally. The Alderwoods board of directors was aware of these interests during its deliberations on the merits of the merger and in deciding to recommend that you vote for the adoption of the merger agreement at the annual meeting. For a more detailed discussion of these interests, see “The Merger — Interests of Alderwoods Directors and Executive Officers in the Merger” beginning on page 30.
Appraisal Rights of Alderwoods Stockholders (page 36)
     Holders of Alderwoods common stock who do not wish to accept the consideration payable pursuant to the merger agreement may seek, under Section 262 of the DGCL, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than, or the same as the merger consideration for shares of Alderwoods common stock. Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of the right to appraisal.
     Merely voting against the adoption of the merger agreement will not preserve your right to appraisal under the DGCL. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares.
     Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. We encourage you to read these provisions carefully and in their entirety.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
     Certain statements and assumptions in this proxy statement are based on “forward-looking” information and involve risks and uncertainties. We believe that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. These statements are subject to numerous risks, assumptions and uncertainties that could cause actual results, performance or achievements to differ materially from those suggested by our forward-looking statements. Although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements could be incorrect. Such risks, assumptions and uncertainties include the ability to obtain required regulatory approvals for the transaction; the failure of Alderwoods stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in Alderwoods’ and SCI’s filings with the Securities and Exchange Commission, referred to as the SEC, which are available at the SEC’s web site http://www.sec.gov. Alderwoods disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.
     Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as to the date of this proxy statement. It is not possible to predict all risk factors or to estimate the impact of these factors. Accordingly, stockholders should not place undue reliance on our forward-looking statements. We do not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.
     All information contained in this proxy statement with respect to SCI and Coronado Acquisition Corporation has been supplied by SCI.

THE ANNUAL MEETING
     When we refer to “we,” “us,” “our,” “the company” and “Alderwoods” in this proxy statement, we are referring to Alderwoods Group, Inc. and its subsidiaries taken as a whole, unless the context requires otherwise.
     We are furnishing this proxy statement to our stockholders as part of the solicitation of the enclosed proxy card by our board of directors for use at the annual meeting in connection with the proposed merger and the other items to be voted on at the annual meeting. This proxy statement provides Alderwoods stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting.
Date, Time and Place
     We will hold the annual meeting on [                                        ], 2006 at [                                        ] at [                                        ].
Purpose of the Annual Meeting
     At the annual meeting, Alderwoods stockholders will consider and vote upon a proposal to adopt the merger agreement. The merger agreement provides that Alderwoods will merge with Coronado Acquisition Corporation, and Alderwoods will become a wholly owned subsidiary of SCI. Each share of Alderwoods common stock you own will be converted into the right to receive $20.00 in cash, without interest. Alderwoods’ board of directors unanimously recommends that holders of Alderwoods common stock vote, and instruct their votes be cast, “FOR” the proposal to adopt the merger agreement.
     At the annual meeting, stockholders will also consider and vote upon a proposal to elect 10 members to the company’s board of directors. Alderwoods’ board of directors unanimously recommends that holders of Alderwoods common stock vote, and instruct their votes be cast, “FOR” the election of each nominee to the board of directors.
Record Date; Stockholders Entitled to Vote
     The record date for the annual meeting is [                                        ], 2006. Record holders of Alderwoods common stock at the close of business on the record date are entitled to vote or have their votes cast at the annual meeting. On the record date, there were outstanding [                                        ] shares of Alderwoods common stock entitled to cast votes at the annual meeting, of which a total of [                                        ] shares of common stock, or [                    ]% of the total outstanding, were held by Alderwoods’ directors and executive officers. Stockholders will have one vote on each matter submitted to a vote at the annual meeting for each share of Alderwoods common stock they owned on the record date.

Voting
     Alderwoods stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope. There are two ways to vote Alderwoods common stock at the annual meeting:
•	Alderwoods stockholders can vote by signing and returning the enclosed proxy card. If a holder submits a proxy card, the “proxy” (one of the individuals named on the proxy card) will vote the holder’s shares as the holder instructs on the proxy card. If a holder signs and returns the proxy card but does not give instructions on how to vote the shares, the shares will be voted as recommended by Alderwoods’ board of directors, “FOR” the proposal to adopt the merger agreement, “FOR” each of the nominees to the board of directors, “FOR” any proposal, if deemed necessary or appropriate by the proxy holder(s) to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, to postpone or adjourn the annual meeting, and in the discretion of the proxy on any other matter properly brought before the annual meeting; or

•	Alderwoods stockholders can attend the annual meeting and vote in person. We will give each stockholder a ballot when he or she arrives at the annual meeting. Alderwoods stockholders who are beneficial owners of shares held in “street name” by a broker, trustee or bank or other nominee holder on behalf of such stockholder may vote in person at the meeting by obtaining a proxy from the nominee holding the shares.
     If a holder does not vote his or her Alderwoods common stock in either of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the election of members of the board of directors or any other matters which may properly be brought before the annual meeting, unless such failure to vote or submit a proxy results in less than a majority of all shares of Alderwoods common stock being represented at the annual meeting.
     If you have any questions about how to vote or direct a vote in respect of your Alderwoods common stock, you may contact Alderwoods’ Investor Relations Department by phone at (800) 347-7010 or by submitting a question to corporate.communications@alderwoods.com, or you may contact Georgeson at (800) 868-1391.
Recommendation of Alderwoods’ Board of Directors
     At its meeting on April 2, 2006, after due consideration, Alderwoods’ board of directors unanimously approved the merger agreement and unanimously recommends that Alderwoods stockholders vote “FOR” the adoption of the merger agreement. The Alderwoods’ board of directors also unanimously recommends that Alderwoods stockholders vote “FOR” the election of each of the nominees to the board of directors and “FOR” any proposal, if deemed necessary or appropriate by the proxy holder(s), to adjourn or postpone the annual meeting to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement.
ITEM 1 — THE MERGER
     As discussed elsewhere in this proxy statement, Alderwoods stockholders will consider and vote on a proposal to adopt the merger agreement. You should read carefully this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you are directed to the merger agreement, which is attached as Annex A to this proxy statement.
     The board of directors recommends that Alderwoods stockholders vote FOR the adoption of the merger agreement, and your proxy will be so voted unless you specify otherwise.
ITEM 2 — ELECTION OF DIRECTORS
     Ten directors are to be elected at the annual meeting, each for a term extending until the earlier of the consummation of the merger or the election and qualification of their successors at the Annual Meeting of Stockholders to be held in 2007. Other than Cheryl R. Cooper, who joined the board of directors effective June 24, 2005, each of the nominees named below was elected a director at the Annual Meeting of Stockholders held in 2005. The nominees to the board of directors are John S. Lacey, Paul A. Houston, Lloyd E. Campbell, Cheryl R. Cooper, Anthony G. Eames, Charles M. Elson, David R. Hilty, Olivia F. Kirtley, William R. Riedl and W. MacDonald Snow, Jr.
     Although the board does not contemplate that any nominee will be unable or unwilling to serve, if such a situation arises, the proxies that do not withhold authority to vote for directors will be voted for a substitute nominee(s) chosen by the board. Proxies cannot be voted on the election of directors for a greater number of persons than 10, which is the number of nominees named herein.
     For more information regarding the nominees, see “Information about Alderwoods — Directors” beginning on page 61.
     The board of directors recommends that stockholders vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.
ITEM 3 — APPROVE ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL
MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES
     Stockholders may be asked to vote on a proposal to adjourn or postpone the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the other proposals.
     The board of directors recommends that stockholders, if deemed necessary or appropriate by the proxy holder(s) to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to adopt the merger agreement, vote FOR the proposal to adjourn or postpone the annual meeting, and your proxy will be so voted unless you specify otherwise.
Revocation of Proxies
     Any proxy given by an Alderwoods stockholder may be revoked at any time before it is voted at the annual meeting by doing any of the following:
•	delivering a written notice bearing a date later than the date of the first proxy to Alderwoods’ corporate secretary stating that the first proxy is revoked;

•	signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy; or

•	attending the annual meeting and voting in person.
Quorum
     A quorum must be present to transact business at the annual meeting. A quorum will be present at the annual meeting if a majority of all shares of Alderwoods common stock issued and outstanding on the record date and entitled to vote at the annual meeting are represented at the annual meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting or vote against the adoption of the merger agreement, your shares will be counted for purposes of calculating whether a quorum is present at the annual meeting. As of the record date, [                                        ] shares of Alderwoods common stock were outstanding and entitled to vote.
     If a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If a new record date is set for the adjourned meeting, however, then a new quorum would have to be established at the adjourned meeting.
Stockholder Vote Required to Adopt the Proposals at the Annual Meeting
     Adoption of the merger agreement requires the affirmative vote of holders of the majority of shares of Alderwoods common stock outstanding and entitled to vote at the annual meeting. If an Alderwoods stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a broker holds a stockholder’s shares of Alderwoods common stock in its name and the stockholder does not give the broker voting instructions, under the rules of the NASDAQ, the broker may not vote the shares on the proposal to adopt the merger agreement. If a stockholder does not give a broker voting instructions and the broker does not vote the shares, this is referred to as a “broker non-vote.” An abstention occurs when a stockholder attends the annual meeting, either in person or by proxy, but abstains from voting or does not vote. Abstentions, broker non-votes and shares not present and not voted at the annual meeting have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.
     The directors are elected by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors; therefore, the

10 nominees receiving the highest number of votes will be elected. Any proposal to adjourn or postpone the annual meeting to permit further solicitation of proxies or any other matter to be voted upon at the annual meeting requires the affirmative vote of a majority of the shares represented in person or by proxy, entitled to vote on the matter and actually voted on the matter for approval. Abstentions, broker non-votes and shares not voted will have no effect on the outcome of the vote for the election of directors, any proposal to adjourn or postpone the annual meeting or any other matter properly brought before the annual meeting.
     It is very important that ALL Alderwoods stockholders vote their shares, so please promptly complete and return the enclosed proxy card.
Solicitation Costs
     Alderwoods is soliciting the enclosed proxy card on behalf of Alderwoods’ board of directors. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be paid for doing this.
     Alderwoods has retained Georgeson to assist in the solicitation process. Alderwoods will pay Georgeson a fee of $10,000 plus reimbursement of out-of-pocket costs and expenses. Alderwoods also has agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
     Alderwoods will ask banks, brokers and other custodians, nominees and fiduciaries to forward our proxy solicitation materials to the beneficial owners of the shares of Alderwoods common stock held of record by such nominee holders. Alderwoods will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Exchange of Share Certificates
     Holders of Alderwoods common stock should not send share certificates with their proxies. Separate transmittal documents for the surrender of Alderwoods common stock certificates in exchange for the $20.00 per share cash merger consideration will be mailed to holders of Alderwoods common stock if and when the merger is completed. See “The Merger Agreement — Payment for Shares” beginning on page 43.

THE MERGER
     The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully.
Background of the Merger
     Since emerging from bankruptcy in 2002, Alderwoods’ management has executed a major restructuring of the company’s large and complex portfolio of funeral homes and cemeteries, with the primary objective of maximizing stockholder value. In that regard, management, with the guidance of the board of directors, has continually reviewed the strategic alternatives available to the company, including remaining as an independent public company, buying and selling individual funeral home and cemetery assets, and selling the whole company.
     In the spring of 2005, Paul A. Houston, Chief Executive Officer of Alderwoods, and Ellen Neeman, Senior Vice President, Legal and Compliance of Alderwoods, had a telephonic meeting with Thomas L. Ryan, President and Chief Executive Officer of SCI, and James M. Shelger, Senior Vice President, General Counsel and Secretary of SCI, regarding certain legislative matters affecting the funeral industry in Texas. At the end of this call, Mr. Houston suggested to Mr. Ryan that they meet personally as they had not met since each became CEO of his respective company.
     On June 6, 2005, and November 21, 2005, Messrs. Houston and Ryan met for dinner and were joined by John Lacey, Chairman of Alderwoods, and Robert L. Waltrip, Chairman of SCI. At the conclusion of the November 21, 2005 meeting, Mr. Waltrip suggested that the two companies may want to consider a transaction, to which Mr. Lacey responded that neither he nor Mr. Houston was prepared to discuss that topic at that time, but that he didn’t think they could present any proposal to the board of directors of Alderwoods that was not above $20 per share. Mr. Ryan indicated that SCI could not agree to any price without performing a due diligence investigation of Alderwoods.
     Later that month, Mr. Houston called Mr. Ryan to follow up on their November 21, 2005 meeting and suggested they set up a meeting to consider a combination of the two companies. Mr. Houston reiterated, however, that he did not believe he could bring a proposal to the Alderwoods’ board that was not $20 or more per share.
     As a result of the November 21, 2005 meeting and this follow-on conversation, management of Alderwoods determined that SCI would be permitted to conduct a due diligence investigation of Alderwoods subject to SCI’s entry into a confidentiality and standstill agreement. Over the next couple of weeks, the respective legal counsels for Alderwoods and SCI negotiated the terms of a confidentiality and standstill agreement, which was executed by the parties on December 9, 2005.

     Over the course of the next month, Alderwoods prepared a presentation regarding certain historical financial and other information about Alderwoods, which was delivered to SCI on January 12, 2006.
     The board of directors of Alderwoods met in Arizona on February 9 and 10, 2006, for their annual strategic planning meeting. At this meeting, Messrs. Lacey and Houston updated the board on the conversations that had taken place with representatives of SCI. While he was at these meetings, Mr. Houston received a call from Mr. Ryan where Mr. Ryan indicated that, based on the information that Alderwoods had provided to date, it would be difficult for SCI to pay $20 or more per share of Alderwoods stock.
     On February 14, 2006, Mr. Houston sent Mr. Ryan a letter wherein Mr. Houston indicated the board’s belief that neither it nor the company’s stockholders would support a sale of the company that did not exceed $20 per share. Mr. Houston also explained certain indications of value that Mr. Houston believed that SCI may not have considered, including insurance cap and surplus funds, capital improvements made at various facilities over the past year, including Rose Hills (the largest single-location cemetery and funeral home combination facility in the United States), and that the fair market value of the company’s owned real estate is greater than its book value.
     On February 23, 2006, Mr. Ryan sent to Mr. Houston a formal due diligence request list. From February 27, 2006, until the merger agreement was executed, SCI, together with its legal and financial advisors, conducted business and legal due diligence on Alderwoods under the terms of the confidentiality and standstill agreement.
     On March 10, 2006, Messrs. Houston, Lacey, Ryan and Michael Webb, Executive Vice President, Chief Operating Officer of SCI, spoke on the telephone. Mr. Ryan indicated that based on the due diligence investigation conducted to date, and subject to satisfactory results of continued due diligence, SCI management expected that it would be able to recommend to its board of directors that SCI offer to acquire Alderwoods at a price of $20 per share. Mr. Houston noted that Alderwoods’ board would be prepared to permit the company to begin negotiating a merger agreement on the assumption that SCI would be able to complete its due diligence investigation and both parties would be able to reach agreement and announce a transaction within a relatively short time period.
     Later that day, Mr. Ryan called Mr. Houston to tell him that counsel for SCI would shortly send Alderwoods a draft merger agreement which he thought could be fully negotiated to the parties’ mutual satisfaction in a very short time. On March 13, 2006, counsel for SCI sent counsel for Alderwoods the initial draft merger agreement.
     On March 14, 2006, Alderwoods’ board engaged Bear Stearns to render an opinion to the board of directors as to the fairness of the consideration to be received by Alderwoods’ stockholders should the board determine to go forward with a transaction. Bear Stearns’ engagement was formalized in a letter dated March 31, 2006.
     The Alderwoods board met on March 17, 2006, to receive an update on the status of negotiations with SCI. Mr. Houston updated the board on the status of SCI’s due diligence investigation. A representative of Jones Day, Alderwoods’ outside legal counsel, gave a presentation to the board regarding its fiduciary duties under Delaware law in the context of an acquisition transaction and a high-level summary of the draft merger agreement delivered by SCI. Mr. Lacey described for the board that, based on the company’s current financial plan, unless SCI were able to achieve significant synergies from running the combined businesses of SCI and Alderwoods, he did not expect that SCI would be able to support a $20 per share purchase price.
     After considering management’s presentation, the board concluded the acquisition proposal from SCI would be likely to produce value for stockholders superior to the value expected should the company remain independent, taking into account the risks and uncertainties associated with each scenario. Accordingly, the board authorized management to attempt to negotiate a definitive transaction.
     Between March 17, 2006, and March 22, 2006, representatives of Alderwoods continued to provide information under the terms of the confidentiality and standstill agreement to representatives of SCI in response to SCI’s due diligence requests, and on March 22, 2006, counsel to SCI circulated a revised draft of the merger agreement reflecting certain comments received from Alderwoods’ outside legal counsel. In the evening of March 22, 2006, the Alderwoods board again met to receive an update on the status of negotiations with SCI and authorized management to continue to pursue a possible transaction.
     On March 24, 2006, legal counsel for Alderwoods held a telephonic meeting with legal counsel for SCI to discuss Alderwoods’ comments on the draft merger agreement. Many issues were resolved as a result of that conversation. Issues that remained open included the language regarding the parties’ obligations to obtain governmental approvals, conditions, termination events and related termination fee triggers, various issues relating to how Alderwoods employees would be treated in the merger and thereafter and how the merger would affect various Alderwoods employee benefit programs. The principal focus of these discussions for Alderwoods was minimizing the risk of non-consummation of the merger because of regulatory or other obstacles.
     On March 28, 2006, management of Alderwoods met with management of SCI and representatives of JP Morgan, financial advisor to SCI, to review Alderwoods’ 2006 to 2008 financial plan.
     Later that evening, Mr. Ryan called Mr. Houston and told him that based on that day’s meeting with JP Morgan, without the achievement of certain cost synergies related to the transaction, SCI’s analysis could not support a price of $20 per share. Mr. Houston indicated that the board would not support a sale of the company at a price less than $20 per share.
     On March 29, 2006, legal counsel to Alderwoods and legal counsel to SCI met to negotiate the remaining open terms of the merger agreement. After this meeting, substantially all of the terms of the Merger Agreement, other than final confirmation of price, were resolved.
     Later that day, Mr. Ryan called Mr. Houston and told him that SCI could only offer to pay $20 per share for Alderwoods’ outstanding common stock based on cost savings and synergies that SCI expected to achieve as a result of the transaction. Consequently, SCI could not take any risk that those cost savings would not be achieved. Mr. Houston told Mr. Ryan that he understood SCI’s valuation issues, but again emphasized that the board would not consider, and would not present to stockholders, a transaction that valued Alderwoods at less than $20 per share. That evening, the Alderwoods’ board met to receive an update as to the status of negotiations between Alderwoods and SCI, including price discussions.
     Based on the progress achieved on the merger agreement and related business issues, representatives of Alderwoods approached certain significant stockholders of Alderwoods to gauge their reaction to a sale transaction at $20 per share. Prior to these meetings, each stockholder signed a confidentiality agreement with Alderwoods. These stockholders informally expressed their support for the transaction.
     On March 30, 2006, counsel to SCI circulated a revised draft of the merger agreement reflecting the prior day’s conversation, but that also included a new condition to closing that SCI not be subject to any concessions in connection with receiving regulatory approvals that would restrict SCI’s ability to realize certain cost savings from combining the two companies’ businesses.
     Between the evenings of March 30, 2006, and April 1, 2006, representatives of Alderwoods and its legal counsel had numerous conversations with representatives of SCI and its legal counsel to revise the language of this condition to balance the risk to Alderwoods of non-consummation related to this condition with the risk to SCI of not achieving certain cost savings and synergies. The parties arrived at mutually acceptable language late in the evening on April 1, 2006.
     On the afternoon of April 2, 2006, Alderwoods convened its board. At the meeting, the Alderwoods board reviewed with Alderwoods’ management and legal and financial advisors the status of negotiations with SCI and the proposed terms and conditions of the merger. Alderwoods’ outside legal counsel reviewed again with the board members their fiduciary duties in the context of a sale transaction and the material terms and conditions of the merger agreement, as reflected in the then current draft. In particular, counsel discussed the unique aspects of the condition related to the absence of certain concessions or restrictions that would interfere with SCI’s flexibility to realize certain cost savings. Counsel also summarized certain contractual obligations, conditions and termination rights relating to obtaining regulatory approvals, payment of a “reverse” termination fee by SCI if the merger was not consummated due to certain antitrust regulatory opposition, as well as the provisions and termination fees applicable in situations in which the transaction were made the subject of competitive bids from third parties or in which the board withdrew its recommendation of the merger. The board also received the opinion of Bear Stearns with respect to the fairness, from a financial point of view, of the consideration to be received by the holders of Alderwoods common stock, as well as a presentation explaining the assumptions, methodologies and bases for such opinion. Finally, management discussed the conversations they had had with certain significant stockholders and such stockholders support for the transaction. Following a thorough discussion, the Alderwoods board unanimously determined that the merger was in the best interests of the Alderwoods stockholders and approved the merger and the merger agreement, resolved to recommend that

Alderwoods stockholders vote to approve the merger, and authorized its executive officers to execute and deliver the merger agreement.
     On the evening of April 2, 2006, the parties executed and delivered the merger agreement. Prior to the commencement of trading on April 3, 2006, SCI and Alderwoods issued a joint press release announcing the execution and delivery of the merger agreement.
Alderwoods’ Reasons for the Merger
     During the course of reaching its decision to approve the merger and the transactions contemplated by the merger agreement, the Alderwoods’ board considered a number of factors and consulted the company’s senior management and outside financial and legal advisors.
     The board of directors considered a number of potentially positive factors in its deliberations, including, among other matters:
•	discussions with management regarding the company’s business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of the company’s business and the industry in which it competes, and current industry, economic and market conditions, both on a historical and on a prospective basis, which led the board to conclude that the merger presented an opportunity for Alderwoods’ stockholders to realize greater value than the value likely to be realized by stockholders over the short to medium term in the event the company remained independent;

•	the fact that lack of pre-need sales during the company’s bankruptcy has hurt the company’s performance since emerging from bankruptcy, and will likely continue to negatively affect the company’s performance over the next three to four years;

•	the fact that assets owned by the company’s competitors perform better than the company’s assets;

•	that the company would likely need a new management team within a five to seven year time horizon as each of the company’s Chairman, Chief Executive Officer and Chief Financial Officer have indicated a desire to retire from the company;

•	the review of the possible alternatives to a sale of Alderwoods, including the prospects of continuing to operate Alderwoods, undertaking certain business restructuring initiatives, or engaging in a corporate reorganization, the value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value from these alternatives, and the board’s assessment that none of these options were reasonably likely to create value for stockholders in the short to medium term greater than the merger consideration;

•	the current and historical market prices of Alderwoods’ shares of common stock relative to the $20 per share merger consideration, and the fact that $20 per share represented an 11% premium over the closing price of Alderwoods’ common stock on March 31, 2006 (the last full trading day prior to the announcement of the merger), a 18.3%, 22.6%, 29.8% and 51% premium over the average closing price of Alderwoods common stock on the NASDAQ for the one-month, six-month, one-year and two-year trading periods, respectively, ending with March 30, 2006, and a 96.5% premium over the average closing price of Alderwoods common stock since Alderwoods emerged from bankruptcy in 2002;

•	management’s assessment that Alderwoods’ common stock price was not likely to reach the $20 per share merger consideration in the short to medium term if the merger was not consummated;

•	the belief of the board, after consulting with management regarding the discussions and negotiations conducted with SCI, that management had obtained the highest price per share that SCI is willing to pay;

•	management’s belief that SCI was the only viable strategic bidder for Alderwoods because any other strategic bidder would need a financial sponsor at a price near $20 per share and would be unable to achieve the cost savings and synergies that SCI could be expected to achieve and that would be necessary to induce the financial sponsor’s participation;

•	the belief by management and Bear Stearns that a leveraged buyout of the company was not feasible at a price near $20 per share as a financial buyer could not be expected to achieve the cost savings and synergies that were necessary to offer such a price;

•	the fact that the merger consideration consists entirely of cash, which provides certainty of value to holders of common stock compared to a transaction in which stockholders receive stock or other securities;

•	Bear Stearns’ opinion described in the section entitled “ — Opinion and Summary of Analyses of Bear Stearns” beginning on page 23, including its analysis rendered orally and confirmed in writing to the effect that as of April 2, 2006, and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, the consideration to be received by holders of Alderwoods common stock was fair, from a financial point of view, to such holders;

•	the fact that Alderwoods stockholders who dissent from the merger will have appraisal rights, as described in the section entitled “ — Appraisal Rights of Alderwoods Stockholders” beginning on page 36; and

•	the terms of the merger agreement, as reviewed by the board with the company’s legal advisors, including:

•	sufficient operating flexibility for the company to conduct its business in the ordinary course between signing the merger agreement and consummating the merger;

•	the fact that the completion of the merger is not conditioned on SCI’s obtaining financing;

•	the fact that the conditions required to be satisfied prior to completion of the merger are customary and can be expected to be fulfilled in the ordinary course and the corresponding likelihood that the merger will be consummated;

•	the fact that SCI agreed to pay the company a termination fee of $25 million in certain circumstances in the event that the merger agreement is terminated due to a failure to obtain necessary antitrust clearance, other than a failure based on or related to certain existing litigation;

•	the company’s ability to furnish information to and conduct negotiations with third parties under certain circumstances, as more fully described in “The Merger Agreement — Covenants and Agreements — No Solicitation” beginning on page 48; and

•	the board’s ability to recommend a more favorable unsolicited acquisition proposal to our stockholders and terminate the merger agreement upon the payment of a $25 million termination fee to SCI;
•	SCI’s financial capability, including Bear Stearns’ belief that SCI would be able to raise the money to pay the merger consideration; and

•	the view of the board, based upon the advice of senior management after consultation with legal counsel, that the regulatory approvals necessary to complete the merger could be obtained.
     The board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:
•	the risk that, notwithstanding the likelihood of the merger being completed, the merger might not be completed, including the effect of the pendency of the merger and such failure to be completed may have on:
•	the trading price of Alderwoods common stock;

•	Alderwoods’ operating results, including the costs incurred in connection with the transaction;

•	Alderwoods’ ability to attract and retain key personnel; and

•	Alderwoods’ ability to maintain sales;

•	that the company will no longer exist as a publicly traded company and that stockholders will no longer participate in the future growth of the business;

•	that, under the terms of the merger agreement, the company cannot solicit other acquisition proposals, the company must pay SCI a termination fee if the merger agreement is terminated under certain circumstances, which may deter other parties from proposing an alternative transaction that may be more advantageous to stockholders;

•	the fact that gains from an all-cash transaction would generally be taxable to stockholders for United States federal income tax purposes;

•	that if the merger does not close, the company’s employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction;

•	the conditions to SCI’s obligation to complete the merger, including the condition regarding the absence of certain concessions or restrictions that would interfere with SCI’s flexibility to realize certain cost savings, and the right of SCI to terminate the merger agreement under certain circumstances, see “The Merger Agreement — Termination” beginning on page 55; and

•	risks and contingencies related to the announcement and pendency of the merger, including the likely impact on customers and the potential effect of the merger on existing relationships with third parties.
     During its consideration of the merger with SCI, the board was also aware that some of our directors and executive officers have interests in the merger that are in addition to or differ from those of our stockholders generally, as described in “ — Interests of Alderwoods Directors and Executive Officers in the Merger” beginning on page 30.
     This summary is not meant to be an exhaustive description of the information and factors considered by the Alderwoods board but is believed to address the material information and factors considered by it. In view of the wide variety of factors considered by the board, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all of the factors set forth above, as well as other factors not specifically described above, the Alderwoods board unanimously concluded that the merger is advisable to, and in the best interests of, Alderwoods stockholders and approved the merger agreement and the transactions contemplated by the merger agreement.
Recommendation of Alderwoods’ Board of Directors
     At its meeting on April 2, 2006, after due consideration, Alderwoods’ board unanimously approved the merger agreement and unanimously recommends that Alderwoods stockholders vote “FOR” the adoption of the merger agreement.

Opinion and Summary of Analyses of Bear Stearns
     Alderwoods engaged Bear Stearns to render a fairness opinion in connection with a possible transaction with SCI which engagement was formalized in a letter agreement dated March 31, 2006. In selecting Bear Stearns, Alderwoods’ board of directors considered the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in the death care industry as well as substantial experience providing strategic advisory services. Bear Stearns, as part of its investment banking business, is continuously engaged in the evaluation of businesses and their debt and equity securities in connection with mergers and acquisitions, underwritings, private placements and other securities offerings, senior credit financings, valuations, and general corporate advisory services.
     At the April 2, 2006 meeting of the Alderwoods board of directors Bear Stearns delivered its oral opinion, subsequently confirmed in writing, that, as of April 2, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be received in the merger was fair, from a financial point of view, to the stockholders of Alderwoods.
     The full text of Bear Stearns’ written opinion is attached as Annex B to this proxy statement and you should read the opinion carefully and in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications to and limitations of the review undertaken by Bear Stearns. The Bear Stearns opinion is subject to the assumptions and conditions contained therein and is necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of the Bear Stearns opinion. In reading the discussion of the fairness opinion set forth below, you should be aware that the Bear Stearns opinion:
•	was provided to the Alderwoods board of directors for its benefit and use;

•	did not constitute a recommendation to the board of directors of Alderwoods or any stockholder of Alderwoods as to how to vote in connection with the merger or otherwise; and

•	did not address Alderwoods’ underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Alderwoods, the financing of the merger or the effects of any other transaction in which Alderwoods might engage.
     Alderwoods did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.
     In connection with rendering its opinion, Bear Stearns:
•	reviewed the merger agreement in substantially final form;

•	reviewed Alderwoods’ Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 2005, 2004 and 2003, and its Current Reports on Form 8-K filed since December 31, 2005;

•	reviewed certain operating and financial information relating to Alderwoods’ business and prospects, including projections for the three years ending December 31, 2008, all as prepared and provided to Bear Stearns by Alderwoods’ management;

•	met with certain members of Alderwoods’ senior management to discuss Alderwoods’ business, operations, historical and projected financial results and future prospects;

•	reviewed the historical prices, trading multiples and trading volumes of the shares of common stock of Alderwoods;

•	performed discounted cash flow analyses based on the projections for Alderwoods furnished to Bear Stearns;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Alderwoods;

•	reviewed the terms of recent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to Alderwoods; and

•	conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.
     Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by Alderwoods or obtained by it from public sources, including, without limitation, the projections referred to above. With respect to the projections, Bear Stearns relied on representations that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Alderwoods as to the expected future performance of Alderwoods. Bear Stearns has not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections, and Bear Stearns further relied upon the assurances of the senior management of Alderwoods that they are unaware of any facts that would make the information and projections incomplete or misleading.
     In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of Alderwoods, nor has Bear Stearns been furnished with any such appraisals. Bear Stearns assumed that the transaction contemplated by the merger agreement will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Alderwoods.

     Bear Stearns did not express any opinion as to the price or range of prices at which the shares of common stock of Alderwoods or SCI may trade subsequent to the announcement or consummation of the merger.
     Summary of Analyses
     The following is a brief summary of the material financial analyses performed by Bear Stearns and presented to Alderwoods’ board of directors in connection with rendering its fairness opinion.
     Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns’ financial analyses.
     Comparison of Merger Consideration to Historical Stock Prices
     Bear Stearns compared the consideration to be received by the stockholders of Alderwoods to the average stock prices one month, three months, six months, one year and two years preceding March 30, 2006 as well as since Alderwoods’ emergence from bankruptcy on January 2, 2002.

Consideration to be
Received by
Alderwoods’
Stockholders ($20.00)
Since Bankruptcy	96.5%
Two Years	51.0
One Year	29.8
Six Months	22.6
Three Months	18.3
One Month	18.3

     Calculation of Alderwoods’ Enterprise Value at the Merger
     Bear Stearns calculated the enterprise value for Alderwoods for purposes of analyzing the consideration to be received by the stockholders of Alderwoods, referred to in this summary as enterprise value, by adding the equity value of Alderwoods’ common stock (including calculating the values of in-the-money options, warrants and restricted stock units with a deduction for the exercise prices thereof) implied by the consideration to be received by Alderwoods’ stockholders of $20.00 per share and Alderwoods’ total long term debt outstanding as of December 31, 2005, and subtracting Alderwoods’ cash and cash equivalents outstanding as of December 31, 2005.

     Alderwoods’ management provided Bear Stearns with projections containing two sets of assumptions, which are separately referred to herein as the “Base Forecast” and the “Stretch Forecast”. Bear Stearns calculated multiples of Alderwoods’ enterprise value to Alderwoods’ earnings before interest, taxes, depreciation and amortization, referred to in this summary as “EBITDA,” for the last twelve months, referred to in this summary as “LTM” and estimated EBITDA for the fiscal years ending December 31, 2006 and December 31, 2007 based on the Base Forecast and Stretch Forecast. Bear Stearns calculated multiples implied by the consideration to be received by Alderwoods’ stockholders of $20.00 per share to Alderwoods’ estimated earnings per share, referred to in this summary as “estimated EPS” for the fiscal years ending December 31, 2006 and December 31, 2007 based on the Base Forecast and Stretch Forecast.
     Comparable Company Analysis
     Bear Stearns analyzed selected historical and projected operating information provided to it by Alderwoods’ management, stock price performance data and valuation multiples for Alderwoods and compared this data to that of six publicly traded companies deemed by Bear Stearns to be generally comparable to Alderwoods. Bear Stearns utilized the earnings forecasts for these companies from publicly available data, First Call and select Wall Street equity research reports. In conducting its analysis, Bear Stearns analyzed the multiples in the following subsets of comparable companies.
•	Selected companies with a market capitalization greater than $500 million and less than $5 billion referred to herein as “Mid-Cap”; and

•	Selected companies with a market capitalization less than $500 million, referred to herein as “Low-Cap”.
     The companies included in the Bear Stearns analysis were:
Mid-Cap
•	Service Corporation International

•	Stewart Enterprises
Low-Cap
•	Arbor Memorial Services

•	Carriage Services

•	Keystone North America

•	Stonemor Partners
     Bear Stearns reviewed and compared, among other things, the comparable companies’ (i) enterprise value/the last twelve months EBITDA, referred to in this summary as “LTM EBITDA”, (ii) enterprise value/2006 estimated EBITDA, (iii) share price/2006 estimated EPS, and (iv) share price/2007 estimated EPS to the multiples implied by the consideration to be received by the holders of Alderwoods common stock based on the Base Forecast and Stretch Forecast. The multiples were based on closing stock prices for the comparable companies on March 30, 2006.
     The table below summarizes the analysis.

	Enterprise Value/EBITDA		Price/EPS
	LTM	2006E	2006E	2007E
Mid-Cap
Mean/Median	9.6x	9.0x	20.1x	21.2x

Low-Cap
Mean	10.2x	9.3x	15.6x	14.5x
Median	9.9x	9.3x	15.6x	14.5x

Consideration to be Received by Holders of Alderwoods Common Stock in the Merger
Base Forecast	11.7x	12.2x	55.8x	40.8x
Stretch Forecast	11.7x	10.7x	36.3x	28.8x
     Discounted Cash Flow Analysis
     Bear Stearns calculated the estimated present value of the stand-alone, unlevered after-tax free cash flows for the three years ending December 2008 based on projections provided to Bear Stearns by Alderwoods’ management. Bear Stearns then calculated an implied range of values for Alderwoods under two methodologies: (i) by applying a range of perpetual growth rates of net income following the period of the projections of 2.5% to 3.5% and (ii) by applying a range of multiples of the then LTM EBITDA of 8.5x to 10.5x. The present value of the free cash flows and terminal values were discounted using a range of illustrative discount rates of 7.5% to 8.5%.
     Bear Stearns compared the range of implied equity values per share for Alderwoods’ common stock to the consideration to be received by the stockholders of Alderwoods as follows:

Implied Equity Value per Share
	Base Forecast	Stretch Forecast
Perpetual growth rates of 2.5% to 3.5%	$11.61 - $20.04	$15.21 - $25.09

EBITDA multiples of 8.5x to 10.5x	$14.42 - $19.25	$17.31 - $22.72

     Comparable Precedent Transactions Analysis
     Bear Stearns analyzed three merger and acquisition transactions involving companies in the death care industry which Bear Stearns deemed generally comparable to Alderwoods and the merger. Bear Stearns reviewed, among other things, the ratio of the comparable companies’ enterprise value implied in the respective transactions to their pre-acquisition LTM EBITDA.
     The precedent transactions in the Bear Stearns analysis were:
•	Vestar Capital Partners / OGF Groupe

•	HSBC Private Equity/Management / Dignity Ltd.

•	Service Corporation International / Equity Corporation International
     The table below summarizes the analysis.

	Transaction Value/LTM
	EBITDA
Mean	12.4	x
Median	12.4
High	17.0
Low	7.8

     As described in more detail below, Bear Stearns noted that these transactions were of limited comparability to the Merger.
     Miscellaneous
     The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns based its analysis on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. Bear Stearns arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated collectively to support its determination as to the fairness of the consideration to be received by Alderwoods. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.
     None of the public companies used in the comparable company analysis described above are identical to Alderwoods, and none of the precedent transactions used in the precedent transactions analysis described above are identical to the merger. Accordingly, an analysis of publicly traded comparable companies and comparable precedent transactions is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the public trading values of Alderwoods and the public trading values of the companies and precedent transactions to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.
     The Bear Stearns opinion was just one of the many factors taken into consideration by Alderwoods’ board of directors. Consequently, Bear Stearns’ analysis should not be viewed as determinative of the decision of Alderwoods’ board of directors with respect to the fairness of the aggregate consideration to be received, from a financial point of view, by the stockholders of Alderwoods.
     Pursuant to the terms of Bear Stearns’ engagement letter, Alderwoods has agreed to pay Bear Stearns a customary fee of which became payable upon the rendering of the Bear Stearns opinion. In addition, Alderwoods has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the transactions contemplated by the merger agreement, including reasonable fees and disbursements of its legal counsel. Alderwoods has agreed to indemnify Bear Stearns against certain liabilities arising out of or in connection with Bear Stearns’ engagement.
     In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Alderwoods and/or SCI and their respective affiliates for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.
Interests of Alderwoods Directors and Executive Officers in the Merger
     In considering the recommendation of Alderwoods’ board of directors to vote for the proposal to adopt the merger agreement, Alderwoods stockholders should be aware that some of the directors and executive officers of Alderwoods have interests in the merger that are different from, or in addition to, the interests of Alderwoods stockholders generally and that may create potential conflicts of interest. Alderwoods’ board of directors was aware of and considered the interests of its directors and executive officers when it considered and approved the merger agreement and determined to recommend to Alderwoods stockholders that they vote for the proposal to adopt the merger agreement.
     Existing Employment Agreements and Severance Arrangements With Executive Officers
     Alderwoods is party to employment agreements with the company’s Chief Executive Officer and the company’s four most highly compensated executive officers other than the person who served as Chief Executive Officer, collectively referred to as the named executive officers.

          Employment Agreements with the Chairman and Chief Executive Officer. Effective August 1, 2005, the company entered into Amended and Restated Employment Agreements with John S. Lacey, its Chairman of the Board, and Paul A. Houston, its President and Chief Executive Officer. These employment agreements provide for the payment of severance and other benefits in the event that either executive officer is terminated without cause or if he resigns because of certain adverse changes in his compensation, benefits or position within two years following a change in control. In addition, if an agreement that would result in a change of control is entered into, Messrs. Lacey and Houston may resign for any reason prior to, but effective upon, the date of the change in control and receive the severance benefits described below. For purposes of the employment agreements, a change in control will occur at the effective time of the merger. Upon such termination, Messrs. Lacey and Houston would be entitled to severance benefits in the amount of 24 months base salary paid in a lump sum, the replacement value of benefit coverage for 24 months, a lump sum retirement allowance and the amount of any unpaid salary or vacation earned up to the date of termination. Messrs. Lacey and Houston would also be entitled to an additional payment to make them whole for any excise tax imposed under Section 4999 of the Internal Revenue Code on payments that are contingent on a change in control of Alderwoods. In addition, Mr. Houston is entitled to receive the amount of any unpaid short term incentive bonus for the year of termination determined without regard to financial performance.
          Employment Agreements with Other Named Executive Officers. On August 1, 2005, the company entered into Amended and Restated Employment Agreements with Kenneth A. Sloan, its Executive Vice President, Chief Financial Officer, and Ross S. Caradonna, its Executive Vice President, Chief Information Officer. These employment agreements provide for the payment of severance and other benefits in the event that either executive officer is terminated without cause or by reason of “constructive discharge” within two years following a change in control. For purposes of the employment agreements, a change in control will occur at the effective time of the merger. Upon such termination, Messrs. Sloan and Caradonna would be entitled to severance benefits in the amount of 24 months base salary paid in a lump sum, the replacement value of benefit coverage for 24 months, two times the amount of incentive pay (in an amount equal to not less than the highest aggregate incentive pay earned by the executive officer in any of the 3 fiscal years immediately preceding the year in which the change in control occurs) and the amount of any unpaid short-term incentive bonus earned by the executive officer for a completed year calculated on a pro-rated basis, plus any unpaid salary or vacation earned by the executive officer up to and including the date of termination.
     For purposes of the employment agreements for Messrs. Sloan and Caradonna, “constructive discharge” is defined as the occurrence of any one of the following events: (i) the geographic relocation of the executive’s place of employment by the company by more than 50 miles from Toronto, Ontario; (ii) any material reduction by the company in the executive’s job duties or responsibilities; (iii) any material reduction by the company in the executive’s level of compensation or benefits; (iv) any adverse change by the company to the executive’s title or function, (v) harassment by a representative or affiliate of the company; or (vi) any circumstance in which the executive was induced by the actions of the company to terminate his employment other than on a purely voluntary basis.

     On May 1, 2005, the company entered into a letter agreement with Aaron Shipper to reconfirm his position as its Senior Vice-President, Advance Planning. If Mr. Shipper’s employment is terminated as a result of a change in control, he is entitled to receive 24 months base salary paid in a lump sum and the amount of any unpaid salary or vacation earned up to the date of termination. It is contemplated that, if agreed to by Alderwoods and Mr. Shipper, the employment agreement for Mr. Shipper will be amended prior to the effective time of the merger to structure payments to avoid unintended negative tax consequences, including under Section 409A of the Internal Revenue Code (for example, to provide for a lump sum payment in lieu of continuation of benefits).
     In addition, Alderwoods is party to employment agreements with its current executive officers, other than the named executive officers.
          Employment Agreements with Other Executive Officers. The company has also entered into employment agreements with Ellen Neeman, its Senior Vice President, Legal and Compliance, Richard J. Scully, its Senior Vice President, Sales and Marketing and Mark W. H. Wilson, its Senior Vice President, Human Resources. These employment agreements provide benefits similar to those provided under Mr. Shipper’s employment agreement if the executive is terminated as a result of a change in control.
     The table below lists the estimated value of the aggregate cash severance payment to which each of Alderwoods’ named executive officers would be entitled under his or her employment agreement if the executive officer’s employment was terminated as of the effective time of the merger under circumstances entitling the executive officer to severance. We have also included the aggregate amount of cash severance payments that would be payable under these circumstances to all of Alderwoods’ executive officers as a group. The following table reflects the cash payments that would be payable if the merger were completed on August 1, 2006.

Name	Cash Severance Payment
John S. Lacey	$1,477,373
Paul A. Houston	$3,676,298
Kenneth A. Sloan	$1,684,178
Ross S. Caradonna	$1,234,938
Aaron P. Shipper	$463,368
All executive officers as a group (8 persons)	$9,664,726
     Equity and Long Term Incentive Awards
     The merger agreement provides that immediately before the effective time of the merger the company will cause each outstanding stock option to be canceled and surrendered by the holder in exchange for the right to receive an amount equal to the number of shares subject to such option multiplied by the excess, if any, of (i) $20.00 per share over (ii) the exercise price per share of such option, subject to tax withholding. Further, all restricted stock units will be canceled and converted into the right to receive the merger consideration.

     The following table lists, with respect to each of the named executive officers, all of Alderwoods’ executive officers as a group and all of Alderwoods’ non-management directors as a group, the total cash to be received under the merger agreement for the stock options and restricted stock units held by such individual or group.

Cash Value of Outstanding
Name	Stock Options and RSUs
John S. Lacey	$6,754,400
Paul A. Houston	$7,595,450
Kenneth A. Sloan	$4,676,850
Ross S. Caradonna	$3,905,750
Aaron P. Shipper	$1,813,690
All executive officers as a group (8 persons)	$28,734,610
All non-management directors as a group (8 persons)	$7,251,900
     Messrs. Lacey, Houston, Sloan and Caradonna participate in the 2005-2007 Executive Strategic Incentive Plan. Under the plan, the executives have the opportunity to earn cash awards based on the company attaining specified net debt reductions and net debt to EBITDA ratios. Upon a change of control, all amounts will immediately vest 100% and the individual payout will be calculated based on the price of Alderwoods common stock as of the date of the change of control. The following table lists, with respect to each named executive officer participating in the plan, the cash payment to which each executive officer would be entitled upon consummation of the merger.

Name	Long-Term Incentive Payment
John S. Lacey	$2,240,000
Paul A. Houston	$3,920,000
Kenneth A. Sloan	$2,800,000
Ross S. Caradonna	$2,240,000
     Deferred Compensation Plan
     Alderwoods maintains a non-qualified deferred compensation plan, the Alderwoods Group, Inc. Director Compensation Plan, referred to as the Director Plan, which covers non-management directors of Alderwoods. Under the Director Plan, directors may elect to defer their fees in common stock which are credited to an account in each director’s name. The shares will be issued to the director at the end of the deferral period. The Director Plan provides for a lump sum payout of the non-Canadian resident directors’ accounts upon a change in control, which would occur at the effective time of the merger. All amounts under the Director Plan are vested. In connection with the merger, our board of directors will take any action necessary to make sure that upon the completion of the merger, each share of Alderwoods common stock held in the deferral accounts of non-employee directors under the Director Plan will be canceled and converted into the right to receive $20.00 in cash, without interest. With respect to the Alderwoods’ non-Canadian resident non-management directors who have elected to defer under the Director Plan as a group, the total number of shares of common stock credited to their accounts as of April 13, 2006, was 36,430, with a cash value (based on the closing price of Alderwoods common stock as of such date) totaling $695,084.40.
     Indemnification; Directors’ and Officers’ Insurance
     Under the merger agreement, SCI has agreed to indemnify and hold harmless each current and former director, officer and employee of Alderwoods from liability and expenses for matters arising at or prior to the completion of the merger to the fullest extent provided by applicable law and Alderwoods’ organizational documents, and to the same extent that they would have been indemnified as an Alderwoods director, officer and employee or otherwise under indemnification agreements they may have had with Alderwoods. SCI also has agreed that for six years after the effective time of the merger, it will maintain directors’ and officers’ liability insurance coverage for the benefit of the officers and directors of Alderwoods that is at least as favorable to the insureds as the policy maintained by Alderwoods immediately prior to the effectiveness of the merger, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage.
Governmental and Regulatory Matters
     Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. The merger is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms, referred to as the forms, with the Antitrust Division and the FTC. Pursuant to the requirements of the HSR Act, Alderwoods completed the filing of the forms with the Antitrust Division and the FTC on [                                         ], 2006. SCI filed the forms on [                                        ], 2006.
     The Antitrust Division and the FTC frequently scrutinize the legality of transactions under the antitrust laws. For example, the FTC could issue requests to Alderwoods and SCI for additional information regarding the merger. If such requests for additional information were made, the waiting period referred to above would be extended until the end of the 30th day after both Alderwoods and SCI have substantially complied with the requests for additional information or such later time as is agreed among the parties and the FTC, unless the waiting period is earlier terminated because the FTC determines to close its review.
     Further, at any time before or after the consummation of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of certain of Alderwoods’ or SCI’s assets. Private parties and State Attorneys General may also bring legal actions under the antitrust laws.
     In addition, the parties made a short-form pre-merger notification filing with the Commissioner of Competition under the Competition Act on [                                         ], 2006. Verification by the Competition Bureau of receipt of complete notifications will begin the running of a 14-day statutory waiting period. The Commissioner has the ability to require long-form pre-merger notifications to be made, in which case receipt of complete long-form notifications will begin the running of a further 42-day statutory waiting period. At the conclusion of the relevant waiting period, Alderwoods and SCI will not be restricted from completing the merger under the Competition Act unless the Commissioner obtains an order from the Canadian Competition Tribunal preventing or delaying the completion of the merger. In addition to the Competition Act filing, Alderwoods and SCI filed a Notice of Investment under Section 12 of the Investment Canada Act with the Investment Review Division of Industry Canada on April 7, 2006.
Certain United States Federal Income Tax Consequences
     The following is a summary of certain United States federal income tax consequences of the merger to our stockholders whose shares of common stock are converted into the right to receive cash under the merger agreement. The summary is based on provisions of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, United States Treasury Regulations promulgated thereunder, judicial opinions and published positions of the United States Internal Revenue Service, each in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The summary applies only to stockholders who hold our shares of common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to consider all aspects of United States federal income taxation that might be relevant to Alderwoods stockholders in light of their particular circumstances and does not apply to stockholders that are subject to special rules under the United States federal income tax laws (including, for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons subject to the alternative minimum tax, persons who hold or have held our shares of common stock as part of a straddle, hedge, integrated constructive sale or conversion transaction for tax purposes, and persons who acquired our shares of common stock in compensatory transactions). If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our shares of common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership.
     This summary does not address the United States federal income tax consequences to any stockholder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign taxation.
     All holders of our shares of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for such shares pursuant to the merger.
     In general, a stockholder who surrenders our shares of common stock for cash pursuant to the merger will recognize a capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in the merger and the stockholder’s adjusted tax basis in our shares of common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss if a stockholder’s holding period for such shares is more than one year at the time of the completion of the merger. In the case of individuals, long-term capital gain is currently eligible for reduced rates of United States federal income tax. There are limitations on the deductibility of capital losses.
     Backup federal withholding tax at a rate of 28% may apply with respect to certain payments, including cash received in the merger, unless a payee (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and that such stockholder is a U.S. person (including a U.S. resident alien) and otherwise complies with applicable requirements of the backup withholding rules. Each of our stockholders and, if applicable, each other payee should complete and sign the Substitute Form W-9 that will be included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.
     Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided that you furnish the required information to the United States Internal Revenue Service.
     The United States federal income tax consequences set forth above are for general informational purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, we urge all stockholders to consult with their own tax advisors regarding the tax consequences of the merger to them, including the application of state, local and foreign tax laws.
Appraisal Rights of Alderwoods Stockholders
     Holders of record of Alderwoods common stock who do not vote in favor of the adoption of the merger agreement, and who otherwise comply with the applicable provisions of Section 262 of the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger. A person having a beneficial interest in shares of Alderwoods common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.
     The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex C and incorporated into this proxy statement by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holder” are to the record holder of the shares of Alderwoods common stock as to which appraisal rights are asserted.
     Holders of shares of Alderwoods common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Alderwoods common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the merger consideration, payment in cash of the “fair value” of the shares of Alderwoods common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court.
     Under Section 262 of the DGCL, when a proposed merger of a Delaware corporation is to be submitted for approval at a meeting of its stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in this required notice a copy of Section 262 of the DGCL.
     This proxy statement constitutes the required notice to the holders of the shares of Alderwoods common stock in respect of the merger, and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any Alderwoods stockholder who wishes to exercise appraisal rights in connection with the merger or who wishes to preserve the right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified in Annex C will result in the loss of appraisal rights under the DGCL.
     A holder of Alderwoods common stock wishing to exercise appraisal rights must not vote in favor of the adoption of the merger agreement, and must deliver to Alderwoods before the taking of the vote on the adoption of the merger agreement at the Alderwoods annual meeting a written demand for appraisal of their Alderwoods common stock. This written demand for appraisal must be separate from any proxy or ballot abstaining from the vote on the adoption of the merger agreement or instructing or effecting a vote against the adoption of the merger agreement. This demand must reasonably inform Alderwoods of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of their shares in connection with the merger. A holder of Alderwoods common stock wishing to exercise appraisal rights must be the record holder of the shares of Alderwoods common stock on the date the written demand for appraisal is made and must continue to hold the shares of Alderwoods common stock through the effective date of the merger. Accordingly, a holder of Alderwoods common stock who is the record holder of Alderwoods common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares of Alderwoods common stock prior to consummation of the merger, will lose any right to appraisal in respect of the shares of Alderwoods common stock.
     A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST adoption of the merger agreement, or abstain from voting on the adoption of the merger agreement.
     Only a holder of record of Alderwoods common stock on the date of the making of a demand for appraisal will be entitled to assert appraisal rights for the shares of Alderwoods common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that the person intends to demand appraisal of the holder’s shares. If the shares of Alderwoods common stock are held of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, execution of the demand should be made in that capacity, and if the Alderwoods common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder or holders. A record holder such as a broker who holds Alderwoods common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Alderwoods common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the Alderwoods common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of Alderwoods common stock as to which appraisal is sought. When no number of shares of Alderwoods common stock is expressly mentioned, the demand will be presumed to cover all Alderwoods common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
     All written demands for appraisal should be sent or delivered to Alderwoods Group, Inc., 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202, Attention: Corporate Secretary.
     Within ten days after the effective date of the merger, Alderwoods, or its successor, which we refer to generally as the surviving company, will notify each former Alderwoods stockholder who has properly asserted appraisal rights under Section 262 of the DGCL, and has not voted in favor of the adoption of the merger agreement, of the date the merger became effective.
     Within 120 days after the effective date of the merger, but not thereafter, the surviving company or any former Alderwoods stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by the stockholder, demanding a determination of the fair value of the shares of Alderwoods common stock that are entitled to appraisal rights. None of SCI, the surviving company or Alderwoods is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of Alderwoods common stock, and stockholders seeking to exercise appraisal rights should not assume that the surviving company, Alderwoods or SCI will initiate any negotiations with respect to the fair value of such shares. Accordingly, it is the obligation of Alderwoods stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.
     Within 120 days after the effective date of the merger, any former Alderwoods stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares of Alderwoods common stock not voted in favor of adopting the merger agreement, and with respect to which demands for appraisal have been received and the aggregate number of former holders of these shares of Alderwoods common stock. These statements must be mailed within ten days after a written request therefor has been received by the surviving company or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.
     If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former Alderwoods stockholder and a copy thereof is served upon the surviving company, the surviving company will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Alderwoods stockholders who have demanded appraisal of their shares of Alderwoods common stock and with whom agreements as to value have not been reached. After notice to such former Alderwoods stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery shall conduct a hearing on such petition to determine those former Alderwoods stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former Alderwoods stockholders who demanded appraisal of their shares of Alderwoods common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.
     After determining which, if any, former Alderwoods stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of Alderwoods common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Alderwoods stockholders considering seeking appraisal should be aware that the fair value of their shares of Alderwoods common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Alderwoods common stock and that the investment banking opinion as to fairness from a financial point of view included in this proxy statement is not necessarily an opinion as to fair value under Section 262 of the DGCL.
     In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the

Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
     In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances.
     The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former Alderwoods stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former Alderwoods stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of Alderwoods common stock entitled to appraisal.
     Any holder of Alderwoods common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of Alderwoods common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Alderwoods common stock (except dividends or other distributions payable to holders of record of Alderwoods common stock as of a record date prior to the effective date of the merger).
     If any stockholder who properly demands appraisal of his, her or its Alderwoods common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of Alderwoods common stock will be deemed to have been converted into the right to receive the merger consideration payable (without interest) in the merger. An Alderwoods stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers to Alderwoods or the surviving company, as the case may be, a written withdrawal of their demand for appraisal. Any attempt to withdraw an appraisal demand in this manner more than 60 days after the effective date of the merger will require the written approval of the surviving company and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.
     Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of these rights, in which event the shares held by the Alderwoods stockholder will be deemed to have been converted into the right to receive the merger consideration payable (without interest) in the merger.
     Any stockholder wishing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

Accounting Treatment
     SCI will account for the merger as a “purchase,” as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including contracts and other commitments) of Alderwoods as of the effective time of the merger will be recorded at their respective fair values and added to those of SCI. Any excess of purchase price over the fair value is recorded as goodwill. Financial statements of SCI issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Alderwoods.
Termination of Quotation and Deregistration of Alderwoods Common Stock
     Alderwoods common stock is currently authorized for quotation on the NASDAQ under the symbol “AWGI.” Upon the consummation of the merger, the quotation of Alderwoods common stock on the NASDAQ will be terminated, and Alderwoods common stock will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT
     The following description of the merger agreement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.
     The merger agreement should be read in conjunction with the disclosures in Alderwoods’ filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between Alderwoods and SCI with respect to the merger. The representations and warranties made by Alderwoods and SCI to one another in the merger agreement were negotiated between the parties, and any inaccuracies in the representations and warranties may be waived by the beneficiary of such representations and warranties. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party. None of the representations and warranties will survive the closing of the merger.
The Merger
     At the effective time of the merger, Coronado Acquisition Corporation, a wholly owned subsidiary of SCI, will merge with and into Alderwoods. Alderwoods will continue as the surviving corporation and will become a wholly owned subsidiary of SCI. Coronado Acquisition Corporation was created solely for purposes of the merger and has no material assets or operations of its own.
Closing and Effective Time of the Merger
     The closing of the merger will take place no later than the fifth business day after the satisfaction or waiver of the conditions described below under “ — Conditions of the Merger” beginning on page 53, unless Alderwoods and SCI agree to another time.
     The merger will become effective at the time set forth in the certificate of merger filed with the Secretary of State of the State of Delaware. The certificate of merger will be filed at the time of the closing of the merger.
Consideration to be Received in the Merger
     The merger agreement provides that, at the effective time of the merger, each issued and outstanding share of Alderwoods common stock (other than shares of Alderwoods common stock owned by Alderwoods, SCI, Coronado Acquisition Corporation or an Alderwoods stockholder exercising appraisal rights) will be converted into the right to receive $20.00 in cash, without interest, referred to as the merger consideration. At that time, each holder of shares of Alderwoods common stock will no longer have any rights with respect to such shares, except for the right to receive the merger consideration.

Cancellation of Shares
     Each share of Alderwoods common stock owned by SCI or Coronado Acquisition Corporation or held by Alderwoods immediately prior to the effective time of the merger automatically will be canceled and will not be entitled to any merger consideration.
Treatment of Stock Options, Warrants and Restricted Stock Units
     The merger agreement provides that, upon completion of the merger, each option to purchase Alderwoods common stock outstanding immediately prior to the completion of the merger, will become fully vested and will be canceled and surrendered by the holder in exchange for the right to receive a lump sum cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (i) $20.00 per share over (ii) the exercise price per share of such option, subject to applicable tax withholding.
     In addition, at the effective time of the merger, each outstanding Alderwoods warrant will be converted into the right to receive, upon payment by the holder of the exercise price pursuant to the terms of the warrant, a lump sum cash payment equal to the product of the number of shares subject to such warrant and $20.00 per share, subject to applicable tax withholding. The current exercise price for the warrants is $25.76 per share, or $5.76 more than the merger consideration.
     Finally, each restricted stock unit will automatically be canceled as of the effective time of the merger and converted into the right to receive $20.00 per share in cash, subject to applicable tax withholding.
Dissenters’ Shares
     Shares of Alderwoods common stock held by any Alderwoods stockholder that properly demands payment for its shares in compliance with the appraisal rights under Section 262 of the DGCL will not be converted into the right to receive the merger consideration. Alderwoods stockholders properly exercising appraisal rights will be entitled to payment as further described above under “The Merger — Appraisal Rights of Alderwoods Stockholders” beginning on page 36. However, if any Alderwoods stockholder withdraws his or her demand for appraisal (in accordance with Section 262 of the DGCL) or becomes ineligible for appraisal, then that Alderwoods stockholder will not be paid in accordance with Section 262 of the DGCL, and the shares of Alderwoods common stock held by such Alderwoods stockholder will be converted as of the effective time of the merger into the right to receive the merger consideration.
Payment for Shares
     Prior to completion of the merger, SCI will appoint Wells Fargo Bank, or another exchange agent that is agreed to in writing by Alderwoods and SCI, to act as paying agent for the payment of the merger consideration. At the effective time of the merger, SCI will deposit with the paying agent funds sufficient to pay the merger consideration.
     Following the merger, the paying agent will mail a letter of transmittal, which will include instructions for the delivery of certificates formerly representing share of Alderwoods common stock to the paying agent, to all record holders of shares of Alderwoods common stock as of the time of the completion of the merger. Former holders of shares of Alderwoods common stock at the time of the merger should use this letter of transmittal when sending certificates formerly representing shares of Alderwoods common stock to the paying agent. After surrendering certificates formerly representing shares of Alderwoods common stock to the paying agent for cancellation, together with a properly completed letter of transmittal, holders of these surrendered certificates will be entitled to receive a cash payment in an amount equal to the number of shares formerly represented by the certificate or certificates they surrendered multiplied by the merger consideration. Each certificate representing shares of common stock that is surrendered will be canceled. You should not send in your Alderwoods share certificates until you receive a letter of transmittal with instructions from the paying agent.
     Payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:
•	the certificate is properly endorsed or otherwise in proper form for transfer; and

•	the person requesting the payment establishes to the satisfaction of SCI that any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of that certificate have been paid or are not applicable.
     All cash paid upon the surrender of certificates formerly representing shares of Alderwoods common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Alderwoods common stock so surrendered. After the completion of the merger, no transfers of Alderwoods common stock will be made on the transfer books of the surviving corporation.
     If your Alderwoods share certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration only by signing an affidavit to that effect and, if required by SCI, posting a bond in an amount sufficient to protect SCI against claims by any other party related to your lost, stolen or destroyed Alderwoods share certificate.
Representations and Warranties
     The merger agreement contains customary representations and warranties made by Alderwoods, including representations and warranties relating to:
•	corporate organization, ownership of subsidiaries and similar matters;

•	capital structure and equity securities;

•	corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement

•	receipt of a fairness opinion from Bear Stearns

•	board of directors approval of the merger;

•	absence of conflicts with charter documents, applicable law or the provisions of any contracts resulting from the execution and delivery of the merger agreement or the closing of the merger;

•	absence of required governmental or third party consents in connection with the execution and delivery of the merger agreement or the closing of the merger;

•	the timely filing and accuracy of reports and financial statements filed with the SEC, sufficiency of internal controls over financial reporting, and the absence of material complaints regarding accounting or auditing practices or internal control;

•	the absence of certain changes or events and the conduct of business in the ordinary course since December 31, 2005;

•	professional and competent conduct of business practices since January 1, 2002;

•	undisclosed liabilities;

•	material legal proceedings;

•	tax matters;

•	employee benefits matters and ERISA compliance;

•	labor and employee matters;

•	compliance with applicable law and regulatory matters;

•	material contracts;

•	environmental matters and compliance with environmental laws;

•	general and pre-need insurance matters;

•	intellectual property;

•	assets and property, including ownership of certain real property;

•	certain investments;

•	the inapplicability of state takeover statutes;

•	the absence of brokers’ fees payable in connection with the merger; and

•	the accuracy of company information to be included in this proxy statement.
     The merger agreement also contains customary representations and warranties by SCI and Coronado Acquisition Corporation relating to:

•	corporate organization and similar matters;

•	corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement

•	board of directors approval of the merger;

•	absence of conflicts with charter documents, applicable law or the provisions of any contracts resulting from the execution and delivery of the merger agreement or the closing of the merger;

•	absence of required governmental or third party consents in connection with the execution and delivery of the merger agreement or the closing of the merger;

•	the accuracy of information supplied to Alderwoods for inclusion in this proxy statement; and

•	the operations of Coronado Acquisition Corporation since its formation.
Covenants and Agreements
     Operating Covenants
     We have agreed that during the period from the date of the merger agreement until the completion of the merger, we will, and will cause our subsidiaries to:
•	carry on our businesses in the ordinary course consistent with past practice, and

•	use reasonable best efforts to preserve intact present business organizations, maintain our rights and franchises and maintain relationships and goodwill of customers, suppliers, distributors, contractors and others having business dealings with us;

•	use reasonable best efforts to keep available the services of our officers and employees;

•	use reasonable best efforts to keep our properties and assets in good repair; and

•	take no action that would adversely affect or delay the ability to obtain necessary governmental approvals.
     We have also agreed that, during the period from the date of the merger agreement until the completion of the merger, neither we nor our subsidiaries will take any of the following actions without SCI’s written approval:
•	amend any organizational documents or any warrants;

•	split, combine or reclassify any of our capital stock; declare or pay any dividend or other distribution, except for dividends paid by our wholly owned subsidiaries;

•	except pursuant to specified existing agreements, purchase, redeem or otherwise acquire any shares of our capital stock or other securities or the shares of capital stock or other securities of our subsidiaries;

•	except as required by law or company benefit plan, grant, accelerate, amend or change the terms of any options, stock appreciation rights, warrants, commitments, rights to purchase or other rights to acquire our common stock;

•	except as required by law or under a company benefit plan (i) pay, grant, issue, guarantee or accelerate vesting of payments or benefits for any current or former director, officer, employee or consultant, (ii) hire any officer, director, employee or consultant earning a base salary of more than $150,000 annually, or enter into any employment agreement with any director, officer, employee or consultant, (iii) increase the compensation or employee benefits of any director, officer, consultant or employee other than 3% ordinary course increases in salaries for most employees, (iv) amend, modify or increase the compensation or benefits under or terminate any existing company benefit plan or enter into any new company benefit plan, except as required by law, (v) fund or make any contributions to an employee benefit plan other than regularly scheduled contributions or as required by law, (vi) change the actuarial assumptions applicable to any company benefit plan, except as required by law, or (vii) increase the total employees of the company or our subsidiaries by more than a de minimis amount;

•	authorize, issue, sell, deliver, dispose of, encumber or pledge any stock of any class or any securities or other equity interest of the company or its subsidiaries, with specified exceptions, including for 75,000 options and 5,000 restricted stock units;

•	transfer the right to our intellectual property other than transfers of non-exclusive rights in the ordinary course of business;

•	acquire, sell, transfer, lease, encumber or dispose of any assets that are material to the company, or enter into certain material contracts over certain dollar thresholds or which cannot be terminated on less than 90 days’ notice;

•	(i) incur any indebtedness for borrowed money other than pursuant to revolving credit arrangements in effect as of the date of the merger agreement, in the ordinary course consistent with past practice, (ii) issue any debt securities, (iii) make any loans, advances or capital contributions, or repay any indebtedness in excess of $1 million, (iv) pledge or encumber any shares of capital stock, (v) mortgage, pledge or otherwise encumber any material assets, or create any material lien, (vi) waive or release any rights of material value, or (vii) amend any hedging agreement;

•	enter into or renew any material real property lease or material operating lease;

•	pay, discharge, settle, compromise or satisfy in an amount in excess of $750,000 any material claim, action, litigation or arbitration, with specified exceptions;

•	acquire any corporation, partnership or other business organization or equity therein or enter into any new joint venture or partnership agreement;

•	authorize any capital expenditures not included in our 2006 capital expenditure budget in excess of certain amounts;

•	permit any material insurance policy to be canceled or have the coverage materially reduced or enter into any new material policy;

•	adopt any plan of liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the company or its subsidiaries;

•	make any material tax election, change a material method of tax accounting or settle any material tax liability;

•	make any changes to our financial accounting principals, credit practices or methods of maintain our books and records;

•	materially revalue our assets;

•	except in the ordinary course of business, consistent with past practice, terminate, amend, modify or waive any material provision of any material contract or enter into any new material contract;

•	enter into any agreement that materially limits the ability of the company to sell any product or services, engage in any line of business or compete with any person or limits the ability of any person to provide products and services to the company;

•	engage in any new line of business;

•	close any facilities of the company or discontinue any line of business, other than those properties on the company’s disposition list;

•	take any action that may reasonably be expected to result in any of our representations or warranties in the merger agreement becoming untrue, or any conditions to the merger not being satisfied; or

•	take, authorize, or agree to take or authorize, any of the foregoing actions.
     No Solicitation
     We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their directors, officers, employees or representatives (including any investment banker, attorney, accountant or other representative retained by us or any of our subsidiaries) to:

•	directly or indirectly, solicit, initiate or knowingly encourage any takeover proposal;

•	directly or indirectly, participate in any discussions or negotiations regarding, or furnish to any person any non-public information, or otherwise knowingly take any other action to facilitate any other inquiries or the making of any proposal that may be expected to lead to a takeover proposal; or

•	except as permitted below, enter into any agreement with respect to any takeover proposal or approve or resolve to approve any takeover proposal.
     The merger agreement provides that, notwithstanding the restrictions described above, if, at any time prior to the time that our stockholders adopt the merger agreement, we receive an unsolicited takeover proposal, we may, if our board of directors determines in good faith, after consultation with outside counsel and financial advisors, that it may reasonably lead to a superior proposal, furnish information concerning our business, properties or assets to any third party making such a takeover proposal, and may negotiate and participate in discussions with third parties concerning a takeover proposal if such third party has submitted a superior proposal that is pending, and only to the extent and so long as:
•	we otherwise comply with the terms of our no solicitation obligations (including furnishing required notices);

•	prior to furnishing the information, we have received an executed confidentiality agreement with terms substantially similar to those contained in the confidentiality agreement between us and SCI; and

•	we keep SCI informed of the status and details of such discussions and negotiations, including notifying SCI of the existence of any such proposal and providing SCI with any non-public information provided to the third party making the takeover proposal.
     A “superior proposal” is an unsolicited, bona fide written offer by a third party to acquire, more than 50% of the shares of the company’s common stock or assets that constitute 50% or more of the consolidated revenue, net income or assets of the company pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets or other similar transaction on terms that the board of directors determines in good faith, after consultation with independent financial advisors, to be more favorable to our stockholders from a financial point of view than the merger, and which in the good faith judgment of the board of directors is reasonably likely to be consummated.
     A “takeover proposal” is any inquiry, proposal or offer from a third party to acquire beneficial ownership of assets that constitute 20% or more of consolidated revenues, net income or assets of the company, 20% or more of any class of equity securities of the company, or any part of Rose Hills, in any case pursuant to a merger, consolidation or other business combination, sale of capital stock, sale of assets, or similar transaction.

     The company generally cannot approve or recommend, or propose to approve or recommend, any takeover proposal, permit the company to enter into any letter of intent or agreement with respect to a takeover proposal, or withdraw or modify in a manner adverse to SCI the board’s recommendation of the merger. Notwithstanding the foregoing restrictions, the company may approve or recommend a superior proposal or enter into a letter of intent or agreement with respect to a superior proposal if the company has terminated the merger agreement as described below under “ — Termination” beginning on page 55 and paid the applicable termination fee as described below under “ — Termination Fees” beginning on page 56, and has given SCI at least five business days written notice that it has received a superior proposal that it intends to approve, and SCI does not make an offer that the board determines in its good faith judgment, after consultation with its financial advisors and outside counsel, is at least as favorable as the superior proposal. Further, before the company stockholder approval is received, the board of directors may withdraw or modify its recommendation of the merger, if it determines in good faith, after consultation with outside counsel, that failure to modify or withdraw such recommendation would be inconsistent with the exercise of its fiduciary duties.
     Nothing described above limits our ability to take actions to comply with our disclosure obligations under Rules 14d-9 and 14e-2 of the Exchange Act with regard to a takeover proposal or to make such disclosure the our stockholders as, in the good faith judgment of the board, after receiving advice from outside counsel, is required under applicable law.
     Financing Assistance
     We have agreed to use our reasonable best efforts to provide all cooperation reasonably requested by SCI in connection with the arrangement of SCI’s financing of the merger or other financings or filings of SCI. We have also agreed to use our reasonable best efforts to cooperate with SCI in obtaining any consents or waivers with respect to our indebtedness, including by commencing tender or exchange offers.
     Regulatory and Antitrust Approvals
     We and SCI have agreed to use our reasonable best efforts to cooperate and take, or cause to be taken, all actions necessary, proper or advisable to complete the merger, including:
•	preparing and filing this proxy statement with the SEC;

•	the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	the obtaining of all necessary consents and waivers from third parties;

•	the defending of any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including any stay or restraining order vacated or reversed; and

•	execution and delivery of any additional instruments necessary to complete the merger and to fully carry out the purposes of the merger agreement.
     We and SCI have also agreed to commit to any divestitures of, operational restrictions on, or hold separate or similar arrangements with respect to, our businesses, product lines or assets as necessary to obtain any and all antitrust approvals from any governmental entity in order to complete the merger as soon as reasonably possible. However, SCI has no obligation to make any divestiture of or accept any operational restriction on, assets, product lines or businesses having aggregate revenues in excess of $200 million, or which could be expected to limit the ability of SCI to own or operate any portion of Rose Hills, or which could be expected to limit the ability of SCI to terminate or change the employment of more than 100 administrative employees of the company outside the United States or require SCI or the company to invest, pay or incur costs of more than $5 million.
     In addition, we and SCI have each agreed to:
•	file a notification and report form under the HSR Act with the FTC and the Antitrust Division, which notification and report form was filed on [ ], 2006;

•	promptly file a short-form pre-merger notification under Part IX of the Competition Act, which notification was filed on [ ], 2006;

•	promptly file a Notice of Investment under Section 12 of the Investment Canada Act with the Investment Review Division of Industry Canada, which notification was filed on April 7, 2006;

•	promptly inform each other of and provide each other copies of any communications or correspondence received from, or given to any governmental antitrust entity;

•	promptly provide any information requested by any governmental antitrust entity;

•	use reasonable best efforts to take any actions as are necessary to obtain prompt approval of the transactions contemplated by the merger agreement by any governmental antitrust entity; and

•	use reasonable best efforts to resolve any objections and challenges, including through litigation, negotiation or other action, that may be asserted by any governmental antitrust entity with respect to the transactions contemplated by the merger agreement.
     Access to Information; Confidentiality
     During the period prior to the effective time of the merger, we will provide SCI and its representatives such information as SCI shall reasonably request with respect to the company and our subsidiaries and our businesses, financial conditions and operations. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the company and SCI.
     Meeting of Our Stockholders
     We have agreed to promptly call and hold a meeting of our stockholders for the purpose of voting on the proposal to adopt the merger agreement, which meeting is the subject of this proxy statement. We have also agreed, through our board of directors, to recommend to our stockholders that the merger agreement be adopted. We also have agreed to solicit proxies from our stockholders entitled to vote on the adoption of the merger agreement.
     Indemnification and Insurance
     SCI has agreed to cause the surviving corporation to indemnify each present or former officer, director or fiduciary of the company or our subsidiaries against all claims, liabilities and other losses incurred by any of them in respect of their services as officers, directors or fiduciaries pertaining to any action or omission occurring at or before the effective time of the merger, to the fullest extent permitted under law. The certificate of incorporation and bylaws of the surviving corporation are required to have the same provisions with respect to indemnification of current and former officers and directors as are set forth in Alderwoods’ certificate of incorporation and bylaws, respectively.
     SCI has agreed to cause the surviving corporation to provide our current officers and directors, for a period of not less than six years, with an insurance and indemnification policy that provides coverage no less favorable than existing policies, subject to certain limitations on the amount of premiums that is required to be spent for such insurance coverage.
     Employee Stock Purchase Plan
     Alderwoods has agreed that, until the completion of the merger, certain members of senior management will not be permitted to participate in the ESPP after the April 3 purchase date, and that all other employees will be permitted to continue their participation in the ESPP at a level no greater than their current percentage participation. Alderwoods has further agreed that the ESPP will terminate and participants’ accounts will be refunded immediately prior to the completion of the merger.
     Employee Benefit Matters
     For a period of one year following completion of the merger, SCI has agreed to maintain employee benefit plans that provide employee benefits with a value substantially comparable, in the aggregate, to the benefits provided under Alderwoods’ employee benefit plans.
     SCI has further agreed that with respect to any SCI benefit plan in which an employee of Alderwoods first becomes eligible to participate in on or after the effective time of the merger, it will (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employee and his or her dependents, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately before the effective time of the merger under the analogous Alderwoods benefit plan, (ii) provide such employee and his or her dependents with credit for any co-payments and deductions paid before becoming eligible to participate in the SCI benefit plan under the analogous Alderwoods benefit plan, and (iii) recognize all service of such employee with Alderwoods and its subsidiaries that was recognized by Alderwoods prior to the effective time of the merger for purposes of eligibility and vesting under any analogous SCI benefit plans.
     SCI may require Alderwoods to terminate Alderwoods’ 401(k) plan immediately prior to the completion of the merger. Upon any such termination, SCI is required to arrange for participants in Alderwoods’ 401(k) plan to be able to roll over their 401(k) accounts into a comparable SCI defined contribution plan.
     Additional Agreements
     The merger agreement contains additional agreements between us and SCI relating to, among other things:
•	reasonable best efforts to fulfill the conditions to complete the merger;

•	consultations regarding public announcements;

•	notification of certain changes; and

•	takeover statutes.
Conditions of the Merger
     The obligation of each party to effect the merger is subject to the satisfaction or waiver on or before the closing date of the following conditions:
•	adoption of the merger agreement by Alderwoods stockholders;

•	the waiting period applicable to the consummation of the merger under the HSR Act, the Competition Act and any other applicable foreign antitrust laws will have terminated or expired; and

•	no temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint, prohibition, statute, rule or regulation preventing the consummation of the merger will be in effect.
     The obligation of SCI to effect the merger is also subject to the satisfaction or waiver of the following conditions:
•	the representations and warranties of Alderwoods set forth in the merger agreement must be true and correct (without giving effect to any materiality or material adverse effect qualifications) as of the closing date as though made on the closing date, except to the extent the representation or warranty expressly relates to an earlier date (in which case it must be true as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Alderwoods, except that Alderwoods’ representations relating to capitalization, noncompetition agreements (subject to certain limitations), takeover statutes and Bear Stearns’ fairness opinion must be true and correct in all but immaterial respects;

•	Alderwoods has performed in all material respects all of its obligations under the merger agreement at or prior to the closing date;

•	all governmental consents must have been obtained without the imposition of any term that could reasonably be expected to (a) result in the divestiture of, or operational restrictions on, assets, product lines or businesses having aggregate revenues in excess of $200 million, (b) limit the ability of SCI to own or operate any portion of Rose Hills, (c) limit the ability of SCI to terminate or change the employment of more than 100 administrative employees of the company outside the United States, or (d) require SCI or the company to invest, pay or incur costs of more than $5 million;

•	no event shall have occurred that would have a material adverse effect on the company or that could be expected to (a) result in the divestiture of, or operational restrictions on, assets, product lines or businesses having aggregate revenues in excess of $200 million, (b) limit the ability of SCI to own or operate any portion of Rose Hills, (c) limit the ability of SCI to terminate or change the employment of more than 100 administrative employees of the company outside the United States or (d) require SCI or the company to invest, pay or incur costs of more than $5 million; and

•	as of the closing date Rose Hills shall have at least 290 acres of developable or developed but unsold land.
     The obligation of Alderwoods to effect the merger is also subject to the satisfaction or waiver of the following conditions:
•	the representations and warranties of SCI set forth in the merger agreement are true and correct (without giving effect to any materiality or material adverse effect qualifications) as of the closing date as though made on the closing date, except to the extent the representation or warranty expressly relates to an earlier date (in which case it must be true as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on SCI’s ability to consummate the merger; and

•	SCI has performed in all material respects all of its obligations under the merger agreement at or prior to the closing date.
     We can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination
     Alderwoods and SCI may mutually agree in writing, at any time before the effective time of the merger, to terminate the merger agreement. Also, either party may terminate the merger agreement, without the consent of the other, before the effective time of the merger if:
•	the merger is not consummated by December 2, 2006, referred to as the outside date, or such later time as the company and SCI may agree; provided that the outside date will be extended to April 2, 2007, if all conditions to the closing have been fulfilled other than the absence of an order or injunction by a governmental entity prohibiting the completion of the merger or the expiration or termination of the waiting period under the HSR Act or under any foreign antitrust law; provided further that a party that has materially breached a representation, warranty or covenant set forth in the merger agreement and has not cured such breach by the outside date, will not be able to terminate under this provision;

•	Alderwoods stockholders fail to adopt the merger agreement at the annual meeting; or

•	any final and nonappealable order of any court or governmental entity prohibits the merger, provided that such party has performed its obligations under the merger agreement.
     SCI can terminate the merger agreement before the effective time of the merger if:
•	Alderwoods breaches its non-solicitation obligations or breaches (other than an immaterial breach) its obligations to call the stockholders meeting and solicit proxies;

•	Alderwoods breaches or fails to perform any representation, warranty covenant or agreement set forth in the merger agreement, which breach or failure to perform results in the failure of certain conditions to completion of the merger being satisfied, and such conditions are incapable of being satisfied by the outside date;

•	Alderwoods’ board of directors has withdrawn or modified in any manner adverse to SCI its recommendation that the Alderwoods stockholders adopt the merger agreement or has entered into any agreement with respect to any takeover proposal or has resolved to do so;

•	an application for review is required by the Investment Canada Act and SCI cannot obtain approval under that Act without making a commitment that could reasonably be expected to limit SCI’s ability (after the closing) to terminate or change the employment of more than 100 administrative employees of Alderwoods outside the United States or require SCI or the company to invest, pay or incur costs of more than $5 million; or

•	any law or regulation is adopted or applied by Canada or any jurisdiction within Canada that would reasonably be expected to limit SCI’s ability (after the closing)

to terminate or change the employment of more than 100 administrative employees of Alderwoods outside the United States or require SCI or the company to invest, pay or incur costs of more than $5 million.
     Alderwoods can terminate the merger agreement before the effective time of the merger if:
•	SCI breaches or fails to perform any representation, warranty covenant or agreement set forth in the merger agreement, which breach or failure to perform results in the failure of certain conditions to completion of the merger being satisfied, and such conditions are incapable of being satisfied by the outside date; or

•	Alderwoods’ board of directors has withdrawn, modified or qualified in any manner adverse to SCI its recommendation that the Alderwoods stockholders adopt the merger agreement in connection with, or has approved or recommended, a superior proposal, it being understood that Alderwoods cannot terminate for this reason unless Alderwoods has (i) not breached its non-solicitation obligations, (ii) fulfilled its obligations to call the stockholders meeting and solicit proxies (other than in immaterial respects), and (iii) paid the termination fee.
Termination Fees
     Alderwoods
     Alderwoods must pay SCI a $25 million termination fee if the merger agreement is terminated:
•	by Alderwoods if Alderwoods’ board of directors has withdrawn, modified or qualified in any manner adverse to SCI its recommendation that the Alderwoods stockholders adopt the merger agreement in connection with, or has approved or recommended, a superior proposal, it being understood that Alderwoods cannot terminate for this reason unless Alderwoods has (i) not breached its non-solicitation obligations and (ii) fulfilled its obligations to call the stockholders meeting and solicit proxies (other than in immaterial respects).

•	by SCI if the company breaches its non-solicitation obligations or breaches (other than an immaterial breach) its obligations to call the stockholders meeting and solicit proxies;

•	by SCI if Alderwoods’ board of directors has withdrawn or modified in any manner adverse to SCI its recommendation that the Alderwoods stockholders adopt the merger agreement or has entered into any agreement with respect to any takeover proposal or has resolved to do so;

•	by either SCI or Alderwoods if Alderwoods’ stockholders fail to adopt the merger agreement at the annual meeting and at the time the merger agreement is terminated Alderwoods’ board of directors has withdrawn or modified in any manner adverse to SCI its recommendation that the Alderwoods stockholders adopt the merger agreement or has entered into any agreement with respect to any takeover proposal or has resolved to do so;

•	by either SCI or Alderwoods: (i) because (w) the merger has not been consummated by the outside date and prior to such termination, Alderwoods breached or failed to perform any if its covenants or agreements under the merger agreement, (x) any final and nonappealable order of any court or governmental entity related to the pendency of a takeover proposal prohibits the merger, (y) Alderwoods stockholders fail to adopt the merger agreement at the annual meeting, or (z) the company breaches or fails to perform any representation, warranty covenant or agreement set forth in the merger agreement, which breach or failure to perform results in the failure of certain conditions to completion of the merger being satisfied, and such condition is incapable of being satisfied by the outside date; (ii) there was a bona fide takeover proposal disclosed at or prior to the time of the termination that had not been withdrawn prior to the time of such termination, or if withdrawn, was reinstated (or another takeover proposal is made by the same person) within 12 months of such termination; and (iii) a definitive agreement or letter of intent is entered into by Alderwoods with respect to a takeover proposal within 12 months of the termination of the merger agreement and is consummated, or a takeover proposal is otherwise consummated within twelve months of such termination of the merger agreement.
     SCI
     SCI must pay Alderwoods a $25 million termination fee if the merger agreement is terminated: (i) by either party because the merger has not been consummated by the outside date or because any final and nonappealable order of any court or governmental entity prohibits the merger, provided that the terminating party has performed its obligations under the merger agreement; (ii) as of the date of the termination (A) the waiting period applicable to the consummation of the merger under the HSR Act and any applicable foreign antitrust laws has not terminated or expired (unless the failure of such waiting to expire relates to certain existing litigation involving the company) or (B) any order based on antitrust laws, but not relating to such litigation, that prevents or delays the consummation of the merger is in effect; and (iii) at the time of the termination Alderwoods is not in material breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement and all of the conditions to completion of the merger have been satisfied (other than those relating to the absence of an order or injunction by a governmental entity prohibiting the merger or the expiration or termination of the waiting period under the HSR Act and those which by their terms are incapable of being satisfied until the closing date).
Effect of Termination
     If the merger agreement is terminated by either Alderwoods or SCI in accordance with its terms, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of Alderwoods, SCI or Coronado Acquisition Corporation, other than certain provisions relating to the payment of fees and expenses and certain other general provisions which shall survive the termination. However, no party will be relieved from any liability for any fraud or willful material breach of the merger agreement.
Amendment
     The merger agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties. However, after the adoption of the merger agreement at the annual meeting there will be no amendment made that (i) alters the certificate of incorporation of the surviving corporation or the consideration to be received by holders of Alderwoods common stock, (ii) alters any term or condition of the merger agreement in a way that would materially adversely effect the Alderwoods stockholders, or (iii) by law requires further approval by the Alderwoods stockholders, in each case, without the further approval of the Alderwoods stockholders.
Extension; Waiver
     At any time before the effective time of the merger, any party may extend the time for the performance of any of the obligations or acts of the other party, waive any inaccuracies in any representations or warranties or waive compliance with any of the covenants or conditions contained in the merger agreement. Any agreement on the part of either party to any such extension or waiver shall be valid only if in a written instrument signed on behalf of such party.

INFORMATION ABOUT SCI AND CORONADO ACQUISITION CORPORATION
Service Corporation International
     SCI is a leading provider of funeral and cemetery services. SCI has an extensive network of businesses, including 1,058 funeral service locations and 358 cemeteries in North America as of December 31, 2005. At December 31, 2005, SCI employed 11,063 (10,219 in North America) individuals on a full time basis and 5,659 (5,195 in North America) individuals on a part time basis. SCI’s principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019, and its telephone number is (713) 522-5141.
Coronado Acquisition Corporation
     Coronado Acquisition Corporation is a wholly owned subsidiary of SCI. Coronado Acquisition Corporation is a Delaware corporation that was formed solely for the purpose of facilitating the merger and has not conducted any unrelated activities since its organization. The address of its principal executive offices is 1929 Allen Parkway, Houston, Texas 77019, and its telephone number is (713) 522-5141.

INFORMATION ABOUT ALDERWOODS
Business
     Overview
     Alderwoods is an operator of funeral homes and cemeteries in North America. As of December 31, 2005, Alderwoods operated 594 funeral homes, 72 cemeteries and 60 combination funeral homes and cemeteries throughout North America. Alderwoods provides funeral and cemetery services and products on both an at-need (time of death) and pre-need basis. In support of its pre-need business, Alderwoods operates an insurance subsidiary that provides customers with a funding mechanism for the pre-arrangement of funerals. Alderwoods is a holding company owning, directly or indirectly, the capital stock of approximately 200 subsidiaries through which the funeral, cemetery and insurance businesses are operated. Alderwoods’ principal executive offices are located at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45402, and its telephone number is (513) 768-7400.
     Alderwoods’ operations are geographically diversified across 36 states, seven provinces in Canada and Puerto Rico. Consistent with Alderwoods’ urban-based clustering strategy, Alderwoods has a significant number of funeral homes and cemeteries located in Los Angeles, Chicago, New York City, Atlanta, Miami, Houston, and Toronto. Alderwoods’ Rose Hills facility, located approximately 14 miles from downtown Los Angeles, is the largest single-location cemetery and funeral home combination facility in the United States.
     Business Operations
     Alderwoods’ segments primarily consist of the funeral and cemetery activities. Alderwoods’ segments also include an insurance business in support of its pre-need funeral business. Within Alderwoods’ segments, Alderwoods maintains a regional operating structure for the funeral and cemetery businesses that is organized into multiple geographic regions in the United States and Canada. Funeral operations constituted approximately 64% of consolidated revenue of Alderwoods for 2005, compared to 66% for 2004, and 68% for 2003. Cemetery operations constituted approximately 23% of consolidated revenue of Alderwoods for 2005, 2004, and 2003. Insurance operations constituted approximately 13% of consolidated revenue of Alderwoods for 2005, as compared to approximately 11% for 2004, and 9% for 2003.

Directors

	Age at		Principal Occupation
	April 24,		(If Different from	Director
Name	2006	Position Held	Position Held)	Since
John S. Lacey	63	Chairman of the Board and Director		2002

Paul A. Houston	57	President, Chief Executive Officer and Director		2002

Lloyd E. Campbell	48	Director	Managing Director, Rothschild Inc.	2002

Cheryl E. Cooper	49	Director	Executive Director, National Council of Negro Women	2005

Anthony G. Eames	62	Director	President and Chief Executive Officer of A.G. Eames Consulting	2002

Charles M. Elson	46	Director	Professor of Corporate Governance, University of Delaware; Of Counsel to Holland & Knight LLP	2002

David R. Hilty	37	Director	Managing Director, Houlihan Lokey Howard & Zukin	2002

Olivia F. Kirtley	55	Director	Certified Public Accountant and Business Consultant	2002

William R. Riedl	65	Director	Retired	2002

W. MacDonald Snow, Jr.	66	Director	Retired	2002
     John S. Lacey became the Chairman of the Board of the company on January 2, 2002. From January 1999 to January 2002, Mr. Lacey was the Chairman of the Board of Directors of The Loewen Group Inc., a former affiliate of the company, referred to as the Loewen Group. In

December 1998, Mr. Lacey became a director of Loewen Group. From July 1998 to November 1998, Mr. Lacey was President and Chief Executive Officer of The Oshawa Group Ltd., a marketer of food and pharmaceutical products, in Toronto, Ontario. From November 1996 to July 1998, Mr. Lacey was President and Chief Executive Officer of WIC Western International Communications, Inc., a private broadcaster, in Vancouver, British Columbia, Canada. Mr. Lacey is also a director of Telus Corporation, Western Forest Products, Canadian Tire Corporation, Limited, Canadian Imperial Bank of Commerce, Stelco, Inc. and Chairman of the Advisory Board of the Tricap Restructuring Fund.
     Paul A. Houston became a Director, President and Chief Executive Officer of the company on January 2, 2002. From December 1999 to January 2002, Mr. Houston was President and Chief Executive Officer of Loewen Group and President of Loewen Group International, Inc., the company’s predecessor. Additionally, Mr. Houston served as a director of Loewen Group from June 1999 to January 2002. From August 1996 to October 1999, Mr. Houston was President and Chief Executive Officer of Scott’s Restaurants Inc., a quick service food company. Mr. Houston is also a director of the Vicwest Income Fund.
     Lloyd E. Campbell became a director of the company on January 2, 2002. Mr. Campbell became the Managing Director and Group Head of the Private Placement Group at Rothschild Inc., an investment bank, in June 2001. Prior to joining Rothschild, Mr. Campbell was a Managing Director and Head of the Private Finance Group at Credit Suisse First Boston, an investment bank from August 1986 through March 2001. He is also a director of Spartech Corporation.
     Cheryl R. Cooper became a director of the company effective June 24, 2005. Ms. Cooper is a Certified Public Accountant and, since 2001, has served as Executive Director of the National Council of Negro Women (NCNW), a non-profit social welfare organization. From 1995 to 2001, Ms. Cooper served as Chief of Staff for AARP, a non-profit membership organization. During her 12 years with AARP she also served as Director of Audit and Advisory Services.
     Anthony G. Eames became a director of the company on January 2, 2002. Mr. Eames has been the President and Chief Executive Officer of A.G. Eames Consulting since January 2001. From 1987 to 2001, Mr. Eames served as the President and Chief Executive Officer of Coca-Cola Ltd., the Canadian subsidiary of The Coca-Cola Company, a manufacturer, distributor and marketer of soft drink concentrates and syrups. Mr. Eames also currently serves as Vice-Chairman of The Canadian Special Olympics Foundation, Treasurer of Special Olympics Canada and is Vice Chairman of Tennis Canada and member of the Canadian Olympic Committee.
     Charles M. Elson became a director of the company on January 2, 2002. Mr. Elson has been the Edgar S. Woolard, Jr., Chair in Corporate Governance and the Director of the Weinberg Center for Corporate Governance at the University of Delaware since August 2000, and Of Counsel to Holland & Knight LLP, a law firm, since May 1995. From 1990 until 2001, Mr. Elson was Professor of Law at Stetson University College of Law. Mr. Elson is also a director of Autozone, Inc. and HealthSouth Corporation.

     David R. Hilty became a director of the company on January 2, 2002. Mr. Hilty has served in various capacities with the investment bank of Houlihan Lokey Howard & Zukin since 1990, becoming a Vice President in 1997, Senior Vice President in 1999 and a Director in 2000. He is currently a Managing Director and the Head of Financial Restructuring of Houlihan Lokey Howard & Zukin in New York. Mr. Hilty is also a director of Cypress Financial Holdings Corp.
     Olivia F. Kirtley became a director of the company on January 2, 2002. Ms. Kirtley is a Certified Public Accountant and Business Consultant. From 1998 to 1999, Ms. Kirtley served as Chair of the Board for the American Institute of Certified Public Accountants. From 1991 to 2000, Ms. Kirtley held the positions of Vice President and Chief Financial Officer of Vermont American Corporation, an international manufacturer and marketer of power tool accessories. Ms. Kirtley also serves as a director of Res-Care, Inc. and Papa John’s International, Inc. Ms. Kirtley currently serves as Chairman of the Board of Directors of Delta Dental Plan of Kentucky, Inc. and The Community Foundation of Louisville.
     William R. Riedl became a director of the company on January 2, 2002. From December 1998 to January 2002, Mr. Riedl was a director of Loewen Group. From April 1991 until September 1991, Mr. Riedl was the Chief Financial Officer of Fairvest Securities Corporation, a stock brokerage firm that specialized in matters of corporate governance and stockholder rights, and from October 1991 until his retirement in December 2000, Mr. Riedl served as the President, Chief Executive Officer and Chairman of the Board of Fairvest Securities Corporation.
     W. MacDonald Snow, Jr. became a director of the company on January 2, 2002. Mr. Snow held various positions with Prudential Insurance Company of America, a securities broker and investment advisor, from 1964 until his retirement in 1996, becoming Chief Credit Policy Officer and Chief of Staff, Private Placement Group in 1991 and Strategic Planning Officer in 1994.
The Board and Committees of the Board
     Corporate Governance
     Our senior management, under the direction of our board, manages the company’s business. The board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities.
     The board has adopted Corporate Governance Principles, referred to as the principles, to assist the board in the exercise of its responsibilities and in serving the best interests of the company and its stockholders. The Principles provide guidance to the board in discharging its responsibilities with respect to various matters, including the composition and selection of board and committee members, board operations and succession and management development. The Principles also incorporate NASDAQ requirements and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. In addition, the company has adopted a Code of Business Conduct and Ethics, referred to as the Code, which applies to all directors and employees of the company, including the senior executive and financial officers of the company and its subsidiaries.

     Copies of the principles, the Code and the charters adopted by the board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at www.alderwoods.com in the Governance section of the Investor Relations page. Copies of these documents are also available free of charge upon written request to the company’s Secretary at the address below.
     Stockholders may communicate with the board or any individual director by mail, with the envelope containing the communication addressed as follows: Alderwoods Group, Inc., Attention: Corporate Secretary (Board Communication or name of individual director, as applicable), 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706. Any stockholder communications so addressed will be delivered unopened to the Chairman of the Board, if addressed to the board, or to the director to whom it was addressed. The Chairman of the Board will relay to the full board communications addressed to the board.
     Board members are expected to expend reasonable efforts to attend meetings of stockholders of the company. Each of the current board members who was a director at the time of the 2005 annual meeting of stockholders attended that meeting.
     Determinations Regarding Director Independence and Audit Committee Financial Expert
     The board has determined that each of the following individuals meets the independence standards of the Principles and the independence standards of NASDAQ Rule 4200(a)(15): Lloyd E. Campbell, Cheryl R. Cooper, Anthony G. Eames, Charles M. Elson, David R. Hilty, Olivia F. Kirtley, William R. Riedl and W. MacDonald Snow, Jr. In addition, the board has determined that each member of the three standing committees of the board meets the independence requirements applicable to those committees as set forth in the NASDAQ Rules. Furthermore, the board has determined that at least one of the Audit Committee members, Ms. Kirtley, satisfies the SEC’s criteria to serve as the “audit committee financial expert.”
     Board and Committee Meetings and Committees of the Board
          Meeting Attendance. The board held 7 in-person meetings during fiscal 2005. The board’s policy is to conduct its specific oversight tasks through committees, with the objective of freeing the board as a whole to focus on strategic oversight and matters that by law or custom require the attention of the full board. The standing committees of the board are the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Each incumbent director attended at least 92% of the total number of meetings of the board of directors and the respective committees on which he or she served that were held in 2005 during his or her incumbency.
          Audit Committee. The Audit Committee assists the board in fulfilling its duties and responsibilities with respect to the accounting and financial reporting practices of the company and the audits of the financial statements of the company. The Audit Committee oversees the accounting and financial reporting processes of the company and its subsidiaries and monitors the company’s financial reporting process and systems of internal controls. It also is responsible for the appointment, compensation and retention of the independent auditor and oversees the independence and performance of the company’s independent auditor (including oversight of the audit of the company’s financial statements) and oversees the performance of the internal auditing function. In addition, the Audit Committee provides an avenue of communication between the board, the independent auditor, financial management and the internal auditor. During fiscal 2005, the members of this Committee were Olivia F. Kirtley (Chair), David R. Hilty, W. MacDonald Snow, Jr. and, effective June 24, 2005, Cheryl R. Cooper. The Audit Committee held 13 meetings during fiscal 2005, 5 of which were in-person and 8 of which were telephonic meetings.
          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board in the identification, recruitment and selection of individuals qualified to become board members and recommends to the board nominees to stand for election as directors at each annual meeting of stockholders. In addition, this committee makes recommendations regarding the composition of committees of the board (including which member should chair each committee), monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, developed and recommended to the board the principles, and will periodically develop and recommend appropriate modifications or amendments to those principles, and monitors compliance with the code, and periodically assesses the adequacy of, and will periodically recommend for the board’s approval, appropriate changes to the Code. During fiscal 2005, the members of this committee were William R. Riedl (Chair), Lloyd E. Campbell, Charles M. Elson and, effective June 24, 2005, Cheryl R. Cooper. The Nominating and Corporate Governance Committee held 4 meetings during fiscal 2005, 3 of which were in-person and 1 of which was a telephonic meeting.
     By complying with the advance notice provisions relating to nominations of directors contained in the company’s bylaws, a stockholder may nominate an individual for election as a director at an annual meeting. Although stockholders should refer to the company’s bylaws for the specific requirements, the advance notice provisions include a requirement that the stockholder’s written notice must be received by the company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the company first mailed its proxy materials for the preceding year’s annual meeting, unless the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, in which case notice must be received not later than the later of 90 calendar days prior to such meeting or the 10th calendar day following the day on which public announcement of such meeting date is first made. The notice generally must set forth or include: (1) the name and address of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (2) a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) the class and number of shares owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (4) a description of all arrangements or understandings between or among any of (a) the stockholder giving notice, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder giving the notice; (5) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the board; (6) the signed consent of each nominee to serve as a director if so elected; and (7) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares required to elect such nominee.
     The Nominating and Corporate Governance Committee will consider the receipt of a notice in compliance with the advance notice provisions of the company’s bylaws to be a suggestion by the stockholder that the nominee specified in the notice be considered for recommendation by the committee to the board for nomination for election as a director.
     Although the Nominating and Corporate Governance Committee has not adopted any specific, minimum qualifications that nominees must meet to be recommended by the Committee, the Nominating and Corporate Governance Committee believes that each director should possess the qualities set forth in the Corporate Governance Principles. In addition, the Nominating and Corporate Governance Committee believes the board, as a whole, should possess the core competencies listed in the principles.
     The Nominating and Corporate Governance Committee identifies and considers nominees for director through recommendations by board members and senior management, as well as those received from stockholders in accordance with the advance notice procedures. In evaluating a candidate, whether or not recommended by a stockholder, the committee considers the candidate’s qualification as “independent,” the candidate’s depth of experience, the candidate’s availability, the balance of business interest and experience of the other candidates, and the need for any required expertise on the board or one of its committees. In evaluating whether an incumbent director should be nominated for re-election, the Nominating and Corporate Governance Committee uses these same factors, as well as considering the incumbent director’s performance as a board member. The committee also consults with the Chairman of the Board and the Chief Executive Officer in conducting this process.
     The Nominating and Corporate Governance Committee will review its policy with respect to the identification and evaluation of candidates for director from time to time and may modify the policy in light of changes to applicable legal or listing standards, as well as changes in the company’s development and needs.
          Compensation Committee. The Compensation Committee assists the board in connection with establishing the compensation of the company’s directors and executive officers and succession planning for executive officers of the company. In this regard, the Compensation Committee reviews and approves the company’s executive compensation policies. Specifically, the Compensation Committee reviews and approves the total compensation package for the Chairman of the Board, the President and Chief Executive Officer and the company’s other executive officers. During fiscal 2005, the members of this Committee were Anthony G. Eames (Chair), Lloyd E. Campbell, David R. Hilty and W. MacDonald Snow, Jr. The Compensation Committee held 6 meetings during fiscal 2005, 4 of which were in person and 2 of which were telephonic meetings.

Director Compensation
     For fiscal 2005, each director of the company who is not an employee of the company or any of its subsidiaries, referred to as an outside director, received an annual base retainer of $32,000. In addition, with respect to board and each standing or other committee meetings, each outside director received $2,000 for each meeting attended in person (other than members of the Audit Committee, who received $2,300 for each meeting of the Audit Committee attended in person prior to March 14, 2005 and $4,000 for each meeting of the Audit Committee attended in person after such date) and $500 for each meeting attended by telephone. The chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee received an additional $7,500 as part of their annual base retainer, and the chair of the Audit Committee received an additional $15,000 as part of her annual base retainer.
     On July 26, 2005, the company granted each non-employee director options to purchase 35,000 shares of common stock. Ms. Cooper also received a grant of 30,000 options in connection with her appointment to the board on June 24, 2005.
     Pursuant to the company’s Director Compensation Plan, referred to as the Director Compensation Plan, each outside director has the option of receiving his or her annual base retainer and attendance fees in cash, common stock or a combination thereof. Furthermore, each participant in the Director Compensation Plan may elect to have common stock paid in the form of deferred common stock, referred to as deferred stock, which will be credited to a booking account in the name of the participant. The deferred stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her deferred stock and has no other rights of ownership therein.
     Pursuant to the Corporate Governance Principles adopted by the board in November 2003, directors are required to invest at least $100,000 in company stock within three years of the adoption of the Principles or, in the case of new directors, within three years of joining the board.
     Members of the board of directors who are also employees of the company or any of its subsidiaries do not receive any additional compensation for service on the board. Therefore, during 2005, Messrs. Houston and Lacey received no compensation for serving as directors. All directors are reimbursed for their reasonable travel expenses for attending meetings of the board and its committees.

Executive Compensation
     The discussion contained in this section sets forth compensation earned during each of the last three fiscal years by the named executive officers.
     Summary Compensation Table (1)

						Long-Term Compensation
			Annual Compensation			Awards			Payouts
				Other Annual		Restricted		Securities	LTIP	All Other
Name and Principal	Fiscal	Salary	Bonus	Compensation		Stock		Underlying	Payouts	Compensation
Position	Year	($)	($)(2)	($)		Awards ($)		Options (#)	($)(3)	($)
John S. Lacey	2005	305,000	263,315	22,406	(4)	—		75,000	2,800,000	10,039	(5)
Chairman of the Board	2004	405,000	405,000	20,659	(4)	—		—	—	5,963	(5)
	2003	505,000	505,000	19,966	(4)	—		200,000	—	—

Paul A. Houston	2005	755,000	651,814	24,539	(6)	—		130,000	4,000,000	14,781	(7)
President and Chief Executive Officer	2004	705,000	705,000	21,210	(6)	—		—	—	5,963	(7)
	2003	665,000	665,000	19,976	(6)	—		200,000	—	5,173	(7)

Kenneth A. Sloan	2005	339,045	297,849	15,001	(8)	—		120,000	600,000	10,488	(9)
Executive Vice President and	2004	315,689	327,038	12,531	(8)	—		—	—	5,963	(9)
Chief Financial Officer	2003	288,727	285,860	12,296	(8)	—		150,000	—	5,173	(9)

Ross S. Caradonna	2005	244,101	217,559	16,302	(10)	—		100,000	600,000	8,416	(11)
Executive Vice President and Chief	2004	222,418	228,808	12,856	(10)	—		—	—	5,963	(11)
Information Officer	2003	205,231	204,536	12,436	(10)	—		150,000	—	5,173	(11)

Aaron P. Shipper (12)	2005	220,000	123,304	9,600	(13)	$319,800	(14)	39,000	—	6,527	(15)
Senior Vice President	2004	189,673	174,691	8,723	(13)	—		—	—	3,801	(15)
Advance Planning and	2003	178,500	49,500	8,400	(13)	—		30,000	—	3,600	(15)
President of Mayflower National Insurance Company

1.	The employment agreements of the named executive officers reflect compensation amounts in U.S. dollars. Actual payments under the employment agreements are made to the named executive officers in Canadian dollars at then applicable exchange rates with the exception of Mr. Aaron P. Shipper whose payments are made entirely in U.S. dollars. Amounts shown in this compensation table reflect the U.S. dollar compensation amounts specified in the respective employment agreements of the named executive officers.

2.	Bonuses shown in this compensation table consist of annual incentive bonuses that were earned in that fiscal year, but paid in the following fiscal year. In 2004, Mr. Shipper received a bonus payment of $105,000 upon the closing of the sale of Security Plan Life

Insurance Company in October 2004 in addition to his annual incentive bonus payment of $69,691.

3.	Payouts from the 2003-2005 Executive Strategic Incentive Plan as described below in the section titled “ — — Long Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan” beginning on page 72.

4.	The amounts shown consist of (i) a car allowance in the amount of $12,000 for fiscal years 2005, 2004 and 2003; (ii) a taxable benefit on company paid automobile operating expenses of $4,934, $3,389 and $2,897 for fiscal years 2005, 2004 and 2003, respectively; (iii) a club membership in the amount of $2,500 for fiscal years 2005, 2004 and 2003; and (iv) the maximum allowance for executive health reimbursement in the amount of $2,972, $2,770 and $2,569 for fiscal years 2005, 2004 and 2003, respectively.

5.	The amounts shown consist of (i) company contributions pursuant to the company’s Employee Stock Purchase Plan, referred to as the ESPP, of $3,228 and for fiscal 2005 and (ii) company contributions of $6,811 and $5,963 to Mr. Lacey’s group registered retirement savings plan for fiscal years 2005 and 2004, respectively.

6.	The amounts shown consist of (i) a car allowance in the amount of $12,000 for fiscal years 2005, 2004 and 2003; (ii) a taxable benefit on company paid automobile operating expenses of $7,067, $3,940 and $2,907 for fiscal years 2005, 2004 and 2003, respectively; (iii) a club membership in the amount of $2,500 for fiscal years 2005, 2004 and 2003; and (iv) the maximum allowance for executive health reimbursement in the amount of $2,972, $2,770 and $2,569 for fiscal years 2005, 2004 and 2003, respectively.

7.	The amounts shown consist of (i) company contributions pursuant to the ESPP of $7,970 for fiscal 2005 and (ii) company contributions of $6,811, $5,963 and $5,173 to Mr. Houston’s group registered retirement savings plan for fiscal years 2005, 2004 and 2003, respectively.

8.	The amounts shown consist of (i) a car allowance in the amount of $7,200 for fiscal years 2005, 2004 and 2003; (ii) a taxable benefit on company paid automobile operating expenses of $3,829, $1,561 and $1,527 for fiscal years 2005, 2004 and 2003, respectively; (iii) a club membership in the amount of $1,000 for fiscal years 2005, 2004 and 2003; and (iv) the maximum allowance for executive health reimbursement in the amount of $2,972, $2,770 and $2,569 for fiscal years 2005, 2004 and 2003, respectively.

9.	The amounts shown consist of (i) company contributions pursuant to the ESPP of $3,677 for fiscal 2005 and (ii) company contributions of $6,811, $5,963 and $5,173 to Mr. Sloan’s group registered retirement savings plan for fiscal years 2005, 2004 and 2003, respectively.

10.	The amounts shown consist of (i) a car allowance in the amount of $7,200 for fiscal years 2005, 2004 and 2003; (ii) a taxable benefit on company paid automobile operating expenses of $5,130, $1,886 and $1,667 for fiscal years 2005, 2004 and 2003, respectively; (iii) a club membership in the amount of $1,000 for fiscal years 2005, 2004 and 2003; and (iv) the maximum allowance for executive health reimbursement in the amount of $2,972, $2,770 and $2,569 for fiscal years 2005, 2004 and 2003, respectively.

11.	The amounts shown consist of (i) company contributions pursuant to the ESPP of $1,605 for fiscal 2005 and (ii) company contributions of $6,811, $5,963 and $5,173 to Mr. Caradonna’s group registered retirement savings plan for fiscal years 2005, 2004 and 2003, respectively.

12.	In 2001 Mr. Shipper was appointed as President of Mayflower National Insurance Company Inc., which position he continues to hold, and was appointed Senior Vice President, Advance Planning, of the company on October 1, 2004.

13.	Consists of car allowance.

14.	On July 26, 2005, Mr. Shipper received a grant of 20,000 performance based restricted stock units having a value of $319,800 on that date (based on the closing price of the common stock as reported on the NASDAQ on that date). The restricted stock units will vest only upon achievement of target stock prices specified in the award agreement over a performance period commencing on July 26, 2008 and ending on July 26, 2015. As of December 31, 2005, the only restricted stock holdings of Mr. Shipper were the 20,000 shares of performance-based restricted stock units set forth in the table above, having a value of $317,400 on December 30, 2005, the last trading day of 2005 (based on the closing price of the common stock as reported on the NASDAQ on that date of $15.87 per share). If the company were to declare and pay dividends, dividends would be paid on the shares of common stock underlying the restricted stock units only from and after the issuance, if any, of such shares.

15.	The amounts shown consist of (i) company contributions pursuant to the ESPP of $2,327 for fiscal 2005 and (ii) company contributions of $4,200, $3,801 and $3,600 to Mr. Shipper’s 401(k) plan for fiscal years 2005, 2004 and 2003, respectively.

     Option Grants in Last Fiscal Year
     The following table provides information related to options granted to the named executive officers during fiscal 2005.

						Potential Realized Value at
						Assumed Annual Rates of
						Price Appreciation for
	Individual Grants					Option Term (1)
		% of Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees	Price
	Options	in	($/Per	Expiration
Name	Granted	Fiscal 2005	Share)	Date		5%	10%
John S. Lacey	75,000	4.8	$15.99	July 26, 2015	(2)	$754,201	$1,911,295

Paul A. Houston	130,000	8.4	$15.99	July 26, 2015	(2)	$1,307,283	$3,312,912

Kenneth A. Sloan	120,000	7.7	$15.99	July 26, 2015	(2)	$1,206,723	$3,058,073

Ross S. Caradonna	100,000	6.5	$15.99	July 26, 2015	(2)	$1,005,602	$2,548,394

Aaron P. Shipper	14,000	0.9	$11.99	March 30, 2015	(3)	$198,794	$412,775
	25,000	1.6	$15.99	July 26, 2015	(2)	$251,400	$637,098

1.	The assumed 5% and 10% rates of stock appreciation are rates required by the SEC for illustrative purposes and are not intended to predict actual stock appreciation.

2.	Consists of options to acquire common stock, each of which was granted on July 26, 2005 and becomes exercisable in cumulative installments with respect to 25% of the options granted on each of July 26, 2006 and July 26, 2007 and with respect to the remaining 50% of the options granted on July 26, 2008. Immediately prior to the exercise of the option by the grantee, the grantee may elect, and the company’s Compensation Committee may require the grantee to elect, to exchange the option for a tandem appreciation right, which right will entitle the grantee to a number of shares of common stock equal in value to the excess of the aggregate fair market value of the option on the date of the exchange over the aggregate exercise price for such option. The exercise of the tandem appreciation right will cause the termination of the option.

3.	Consists of options to acquire common stock, each of which was granted on March 30, 2005 and becomes exercisable in cumulative installments with respect to 25% of the options granted on each of March 30, 2006 and March 30, 2007 and with respect to the remaining 50% of the options granted on March 30, 2008.
     Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values
     The following table provides information related to options exercised by the named executive officers during fiscal 2005 and the number and value of options held at fiscal year-end. The value realized for options exercised by Mr. Lacey and Mr. Houston is the difference between the market price of our common stock on August 2, 2005, the date of exercise, minus the option exercise price. The fiscal year-end value of “in-the-money” stock options is the aggregate difference between the exercise price of the option and $15.87 per share, the closing price of the common stock as reported on NASDAQ on December 30, 2005, the last trading day of 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired	Value	Fiscal Year End (#)		Fiscal Year End ($)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Lacey	100,000	$1,257,000	745,000	175,000	$3,376,800	$1,222,000

Paul A. Houston	100,000	$1,257,000	795,000	230,000	$3,790,800	$1,222,000

Kenneth A. Sloan	-0-	-0-	270,000	195,000	$1,854,300	$916,500

Ross S. Caradonna	-0-	-0-	150,000	175,000	$1,659,000	$916,500

Aaron P. Shipper	-0-	-0-	95,000	54,000	$563,700	$237,620
     Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan
     The 2003-2005 Executive Strategic Incentive Plan, referred to as the 2003-2005 Plan, was established in 2003 in order to motivate and reward the senior management team, which included Messrs. Lacey, Houston, Sloan and Caradonna. Under the 2003-2005 Plan, participants had the opportunity to earn cash awards based on the company attaining specified net debt reductions and net debt to EBITDA ratios. For purposes of the 2003-2005 Plan, “net debt” means the company’s consolidated gross long-term debt less its cash and cash equivalents at any time during the period of January 1, 2003 through December 31, 2005, referred to as the Period, and “EBITDA” means the company’s consolidated earnings or loss from operations before interest expense, taxes and investment income earned during the Period, any provisions for asset impairment or goodwill impairment made during the Period and any earnings charges required to be accrued during the period for potential award payments under the 2003-2005 Plan. The Compensation Committee, which administers the 2003-2005 Plan, had the discretion to include, exclude or adjust for the effects of any material extraordinary items that were not anticipated in the 2003-2005 Plan in its determination of the level of achievement of the performance objectives under the plan.
     On July 21, 2005, the board adopted an amendment to the 2003-2005 Plan, referred to as the 2003-2005 Plan Amendment, to accelerate the payout of benefits relating to the Net Debt Reduction goals under the 2003-2005 Plan because those goals had already been met. Pursuant to the 2003-2005 Plan Amendment, the maximum award pool relating to the Net Debt Reduction goals was paid to each applicable participant on August 2, 2005. Each of Messrs. Lacey and Houston received $2,400,000 and Mr. Sloan received $400,000. Pursuant to the 2003-2005 Plan, the maximum award pool relating to the net debt to EBITDA goal was paid in 2006 to each applicable participant in the following amounts: Mr. Lacey —$400,000; Mr. Houston — $1,600,000; Mr. Sloan — $200,000; and Mr. Caradonna — $600,000.
     Long-Term Incentive Plan: 2005-2007 Executive Strategic Incentive Plan
     The following table and the text below provide information related to future payouts to all participants under the 2005-2007 Executive Strategic Incentive Plan, referred to as the 2005-2007 Plan.
Long-Term Incentive Plans — Awards in Last Fiscal Year

	Performance or
	Other Period
	Until Maturation	Potential Future Payouts
Name	or Payout	Threshold	Target	Stretch #1	Stretch #2 (1)
John S. Lacey	Aug. 1, 2005-	$1,120,000	$1,600,000	$1,920,000	$2,240,000
	Dec. 31, 2007

Paul A. Houston	Aug. 1, 2005-	$1,960,000	$2,800,000	$3,360,000	$3,920,000
	Dec. 31, 2007

Kenneth A. Sloan	Aug. 1, 2005-	$1,400,000	$2,000,000	$2,400,000	$2,800,000
	Dec. 31, 2007

Ross S. Caradonna	Aug. 1, 2005-	$1,120,000	$1,600,000	$1,920,000	$2,240,000
	Dec. 31, 2007

1.	If the stock price exceeds $20, the incentive pool will increase by $1.6 million for each dollar increase in stock price.
     The 2005-2007 Plan was established on July 21, 2005, and became effective on August 1, 2005, in order to motivate and reward the senior management team, which includes Messrs. Lacey, Houston, Sloan and Caradonna. Under the 2005-2007 Plan, the participants have the opportunity to earn cash awards based on increases in stockholder value, as measured by the price of the company’s common stock as described below. The Compensation Committee, which administers the 2005-2007 Plan, may modify the performance measure or the related targets and minimum acceptable levels of achievement if the Compensation Committee determines that, due to a change in the company’s business or other events or circumstances, the performance measure or the applicable levels of performance become unsuitable. Any awards under the 2005-2007 Plan will be paid in cash as soon as possible after December 31, 2007, but no later than March 15, 2008.
     Awards under the plan will be earned based on the average price of the common stock for the period from December 1, 2007 to December 31, 2007 as follows: threshold — $17; target — $18; stretch #1 — $19; and stretch #2 — $20+. If the stock price is above the threshold level, an incentive pool will be funded as follows: threshold — $5.6 million; target — $8.0 million; stretch #1 — $9.6 million; and stretch #2 — $11.2 million+. If the stock price is between one of these levels, or exceeds $20, the amount of the incentive pool is calculated using a pro-rata formula. If the stock price exceeds $20, the incentive pool will increase by $1.6 million for each dollar increase in stock price. There is no limit on the amount of awards that can be earned under the 2005-2007 Plan. Each participant is awarded a percentage of the incentive pool as follows: Mr. Lacey — 20%; Mr. Houston — 35%; Mr. Sloan — 25%; and Mr. Caradonna — 20%.
     If a participant is terminated without just cause, resigns with stated good reason, dies or becomes totally disabled prior to December 31, 2007, he is entitled to a pro-rata share of any applicable cash award under the 2005-2007 Plan based on his service from August 1, 2005 to the date of his termination, resignation, retirement, death or total disability, payable after December 31, 2007. Furthermore, in the event of a change in control (as defined in the participant’s respective employment agreement), the incentive pool and each participant’s award will be calculated based on the price of the common stock on the date of the change in control and all amounts will immediately vest and become payable to the participants within 30 days of the change in control.
     2002 Equity Incentive Plan
     The Alderwoods Group, Inc. 2002 Equity Incentive Plan, referred to as the 2002 Equity Incentive Plan, provides for grants of stock options to senior management and members of the board of directors of the company. A total of 4,500,000 shares were reserved for issuance in satisfaction of awards under the 2002 Equity Incentive Plan. On February 20, 2002, as contemplated by the Plan of Reorganization of the predecessor company, there were 2,410,000 option grants issued to senior management and board members. On June 17, 2002, 1,245,000 options were granted to senior management and board Members and on September 20, 2002, 75,000 options were granted to Mr. Caradonna at the time of his hire. On March 26, 2003, 1,200,000 options were granted to senior management and board members. On March 16, 2004, 60,000 options were granted to senior management and another 10,000 options were granted to a senior management employee on April 26, 2004. During fiscal 2004, the Compensation Committee did not make any option grants to the company’s executive officers under the 2002 Equity Incentive Plan. On March 30, 2005, 267,000 options were granted to senior management and board Members, and another 30,000 options were granted to a board member on July 26, 2005.
     2005 Equity Incentive Plan
     On April 28, 2005, the stockholders of Alderwoods approved the 2005 Equity Incentive Plan, referred to as the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan provides for grants of stock options and restricted stock units to senior management and members of the board of directors of the company. A total of 1,800,000 shares of common stock were reserved for issuance in satisfaction of awards under the 2005 Equity Incentive Plan. On July 26, 2005, 1,004,500 options were granted to senior management and board members and 242,200 restricted stock units were granted to senior management. On August 8, 2005, another 6,500 options and 5,400 restricted stock units were granted to a member of senior management.

     Employment Agreements with the Chairman and President and Chief Executive Officer
     On July 21, 2005, the board adopted amended and restated employment agreements with Mr. Lacey and Mr. Houston, effective August 1, 2005. Mr. Lacey’s employment agreement extends through July 31, 2008. Mr. Houston’s employment agreement extends through March 31, 2008. If either executive officer terminates his employment prior to such applicable date, the term of the applicable employment agreement will end on the date of such termination.
     Under his employment agreement, Mr. Lacey received a base salary of $305,000 per annum for 2005, and will receive a base salary of $425,000 per annum for 2006 and $450,000 per annum for 2007 and for the duration of his employment in 2008. Under his employment agreement, Mr. Houston received a base salary of $755,000 per annum for 2005 and will receive a base salary of $800,000 per annum for 2006 and 2007 and for the duration of employment in 2008. Base salary is subject to periodic review by the Compensation Committee. Under the terms of Mr. Lacey’s employment agreement, Mr. Lacey had an annual bonus opportunity of up to 100% of base salary during calendar year 2005 only. Under the terms of Mr. Houston’s employment agreement, Mr. Houston had an annual bonus opportunity of up to 100% of base salary for calendar year 2005 and will have an annual bonus opportunity of up to 150% of base salary for each of calendar year 2006 and 2007. Each employment agreement provides for customary executive benefits, including club membership and car allowance. The agreements also specify each executive will receive the stock option grants described above in the section “— — Option Grants in Last Fiscal Year” on page 71 and no further grants of stock options during the term of the agreement unless determined by the board in its sole discretion.
     Under the terms of their respective employment agreements, Mr. Lacey and Mr. Houston were each eligible to participate in the 2003-2005 Plan, and each was paid his portion of the maximum award pool under the 2003-2005 Plan as described under “ — — Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan” beginning on page 72. Both executive officers are eligible to participate in the 2005-2007 Plan. From and after August 10, 2005, through April 10, 2006, Mr. Lacey and Mr. Houston must each hold 100,000 shares of common stock. From and after April 10, 2006, and during the remainder of their respective employment agreements, Mr. Lacey and Mr. Houston must each hold 200,000 shares of common stock. Pursuant to their respective employment agreements, and in connection with these stock ownership requirements, Mr. Lacey and Mr. Houston were required to and did each acquire 100,000 shares of common stock with the proceeds received under the 2003-2005 Plan and were required to and did each acquire an additional 100,000 shares of common stock on April 3, 2006.
     If Mr. Lacey is terminated without cause, he will be entitled to severance benefits in the amount of 24 months’ base salary paid in a lump sum; the replacement value (calculated over 24 months following termination) of all of his benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination); the amount of any unpaid bonus under the company’s short term incentive plan that would have been paid for calendar year 2005 without regard to financial performance, prorated on the basis of the number of days that he has been employed during the year up to and including the date of termination; the amount of any unpaid salary or vacation earned up to the date of termination; and a lump sum retiring allowance equal to the greater of (i) $500,000 and (ii) 15% of the sum of

(a) his current annual salary plus (b) the average of his annual short term incentive plan payments over the preceding 36 months, for each year of his total service with the company and with the company’s predecessor, up to a maximum of 50% of such sum. In addition, Mr. Lacey will be allowed to exercise all stock options or share appreciation rights, if any, whether vested or not, including shares with respect to which such options would not otherwise be exercisable on such termination. If Mr. Lacey terminates his employment agreement upon proper notice or the end of the term of his agreement, he will be entitled to the unpaid portion of his base salary up to and including the date of termination and the lump sum retiring allowance described above for him.
     If Mr. Houston is terminated without cause, he will be entitled to severance benefits in the amount of 24 months’ base salary paid in a lump sum; the replacement value (calculated over 24 months following termination) of all of the executive officer’s benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination); the amount of any unpaid bonus under the company’s short term incentive plan that would have been paid for any calendar year prior to December 31, 2007 without regard to financial performance, prorated on the basis of the number of days that he has been employed during the year up to and including the date of termination; the amount of any unpaid salary or vacation earned up to the date of termination; and a lump sum retiring allowance equal to 15% of the sum of (i) his current annual salary plus (ii) the average of his annual short term incentive plan payments over the preceding 36 months, for each year of his total service with the company and with the company’s predecessor, up to a maximum of 100% of such sum. In addition, Mr. Houston will be allowed to exercise all stock options or share appreciation rights, whether vested or not, including shares with respect to which such options would not otherwise be exercisable on such termination. If Mr. Houston terminates his employment agreement upon proper notice or the end of the term of his agreement, he will be entitled to the unpaid portion of his base salary up to and including the date of termination and the lump sum retiring allowance described above for him.
     In the event of a change in control (as defined in their respective employment agreements), Mr. Lacey and Mr. Houston each will be entitled to the same severance benefits described above if, within two years after the change in control, he is terminated without cause or if he resigns because of certain adverse changes in his compensation, benefits or position. In addition, if an agreement that would result in a change in control is entered into, each executive officer may submit his resignation for any reason prior to, but effective upon, the date of the change in control and receive the severance benefits described above. The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.
     For purposes of the employment agreements, a “change in control” is defined as the occurrence of any one of the following events: (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the combined voting power of the company (excluding acquisitions as a result of issuances of stock directly from the company and approved by the Incumbent board (as defined below); acquisitions by the company; acquisitions by an employee benefit plan (or related trust) sponsored or maintained by the company or any of its subsidiaries; and acquisitions by persons pursuant to a business combination (as defined below) that would not constitute a change in control); (2) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or disposition of all or substantially all of the assets of the company, or other transaction, referred to as a business combination, in which all or substantially all of the individuals and entities who were beneficial owners of voting stock of the company immediately prior to such business combination beneficially own, immediately following such business combination, less than 40% of the combined voting power of the entity resulting from the Business Combination; (3) individuals who constitute the board of the company, referred to as the incumbent board, cease for any reason to constitute at least a majority of the board of the company (except that if an individual becomes a director subsequent to May 1, 2003 and his or her election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the incumbent board, such individual will be deemed to be a member of the incumbent board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of the company); or (4) the approval by the stockholders of the company of a complete liquidation or dissolution of the company, except pursuant to a business combination that would not constitute a change in control.
     Employment Agreements with Other Named Executive Officers
     On July 21, 2005, the board adopted amended and restated employment agreements with Kenneth A. Sloan, Executive Vice President, Chief Financial Officer and Ross S. Caradonna, Executive Vice President, Chief Information Officer effective as of August 1, 2005. Mr. Sloan’s employment agreement is for a an initial term, referred to as an initial term, ending December 31, 2008, after which it is automatically extended for a period, referred to as a notice period, ending on March 31, 2009. Mr. Caradonna’s employment agreement is for a an initial term ending December 31, 2008, after which it is automatically extended for a notice period ending on June 30, 2009. If either executive officer terminates his employment prior to the end of the initial term or notice period, the term of the applicable employment agreement will end on the date of such termination. Under his employment agreement Mr. Sloan’s minimum annual base salary was set at $345,000. Under his employment agreement, Mr. Caradonna’s minimum annual base salary was set at $251,689. Each of their employment agreements provides that their annual base salary will be subject to review and improvement on May 1, 2006 and on a periodic basis during the initial term. The Compensation Committee has approved base salaries of $355,350 for Mr. Sloan and $259,560 for Mr. Caradonna effective as of May 1, 2006. During his respective Notice Period, each executive officer will be paid a salary equal to that which was payable at the end of the Initial Term. The agreements of Messrs. Sloan and Caradonna also allow each of them to participate in the short term incentive plan adopted by the company from time to time and provide for customary executive benefits, including club membership and car allowance. The agreements also specify that the executive will receive the stock option grants described above in the section “ — Option Grants in Last Fiscal Year” on page 71 and the he will not receive any further grants of stock options during the term of the agreement unless determined by the board in its sole discretion.
     Under the terms of their employment agreements, Mr. Sloan and Mr. Caradonna were each eligible to participate in the 2003-2005 Plan, and each was paid his portion of the maximum award under the 2003-2005 Plan as described under “ — Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan” beginning on page 72. Both executive officers are eligible to participate in the 2005-2007 Plan. From and after August 1, 2005, and during the remaining term of the respective employment agreement, each of Mr. Sloan and Mr. Caradonna must hold at least 40,000 shares of common stock. Such common stock may be: (i) stock acquired by the executive officer and owned by him outright; (ii) stock acquired and held through the company’s Employee Stock Purchase Plan; or (iii) stock underlying vested stock options and restricted stock units.
     The employment agreements of Messrs. Sloan and Caradonna provide these executive officers with certain termination benefits. Under their employment agreements, Messrs. Sloan and Caradonna are entitled to a lump sum payment equal to 24 months’ base salary and a prorated bonus for the year of termination and any amount of unpaid salary or vacation earned up to and including the date of termination if the executive officer’s employment is terminated (not following a “change in control”) for any reason other than termination for cause or voluntary resignation. Each of the employment agreements provides that in the event a change in control of the company occurs and, within two years of the effective date of the change in control, the executive officer’s employment is terminated without cause or by reason of constructive discharge, the executive officer will be entitled to a lump sum payment equal to 24 months’ base salary, the replacement value (calculated over 24 months following termination) of all of the executive officer’s benefit coverage (including all contributions to the registered retirement savings plan following the date of the executive officer’s termination), and exercise all stock options or share appreciation rights, whether vested or not, granted to the executive officer (including shares with respect to which such options would not otherwise be exercisable on such resignation or termination). Also, each executive officer will be entitled to two times the amount of incentive pay (in an amount equal to not less than the highest aggregate incentive pay earned by the executive officer in any of the three fiscal years immediately preceding the year in which the change in control occurred) and the amount of any unpaid bonus under the company’s short term incentive plan earned by the executive officer for a completed year calculated on a prorated basis, plus any unpaid salary or vacation earned by the executive officer up to and including the date of termination. For purposes of these agreements, the definition of a “change in control” is substantially identical to the definition of such term contained in the employment agreements for Messrs. Lacey and Houston (referenced above). These employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.
     On May 10, 2005, the company entered into an amended and restated letter agreement with Aaron P. Shipper, Senior Vice President, Advance Planning of the company and President of Mayflower National Life Insurance Company, a subsidiary of the company, that replaces all other employment letters and/or contracts with the company, effective May 1, 2005. The letter agreement provides for an annual base salary of $220,000 effective May 1, 2005. The Compensation Committee has approved a base salary of $226,600 for Mr. Shipper effective as of May 1, 2006. The letter agreement also provides for customary executive benefits, including club membership and car allowance. The letter agreement provides that should Mr. Shipper be terminated for any reason other than just cause, he will be entitled to receive standard health and dental benefits for 12 months (unless he obtains alternative coverage during such period) after termination in addition to the 12 months’ base salary he is entitled to receive. In addition, his agreement provides that if a change of control, as defined under the company’s 2005 Equity Incentive Plan (which definition is substantially identical to the definition of “change in control”

contained in the employment agreements for Messrs. Lacey and Houston), occurs, Mr. Shipper will receive 24 months’ severance consisting of base salary and standard health and dental benefits (unless he obtains alternative health and dental coverage during such period).
     The agreements of Messrs. Sloan, Caradonna and Shipper allow each of them to participate in the company’s Support Function Annual Incentive Plan, 2002 Equity Incentive Plan and the 2005 Equity Incentive Plan and provide for customary executive benefits. In addition, the agreements of Messrs. Sloan and Caradonna allow each of them to participate in the 2003-2005 Strategic Incentive Plan and the 2005-2007 Strategic Incentive Plan.
Compensation Committee Report on Executive Compensation
     The Compensation Committee of the board consists of four independent directors. This Committee is responsible for reviewing and approving all elements of the total compensation program for executive officers of the company, including long-term incentive arrangements. The Committee has ultimate responsibility for aligning the company’s total compensation programs with its business strategy and for assuring stockholders that compensation programs are effective, responsible and competitive when compared to similarly situated organizations.
     Compensation Philosophy and Objective of Executive Compensation Program
     It is the philosophy of the company and the Committee that all compensation programs should (1) link pay and individual performance, and (2) attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives. The committee focuses strongly on providing an appropriate mix of cash and stock-based compensation because the Committee believes this provides the clearest link to enhanced stockholder value. Programs adopted by the Compensation Committee to achieve the appropriate mix include base salaries, annual performance-based incentives and long-term incentives. The committee retains an independent consulting firm to review the company’s executive compensation and to provide a comparison of the company’s executive compensation with a general industry group comprised of a broad range of companies with annual revenues of approximately $1 billion, referred to as the compensation group. The compensation group may include different companies from year to year and is broader than the peer group of companies included in the stock price performance graph contained in this proxy statement. The committee believes that general industry data is the appropriate benchmark comparison group because that would be the source for executive leadership candidates for the company. For additional information in setting compensation, the committee also considers reports of the independent consulting firm regarding the personal service industry and death care companies.
     The committee’s executive compensation strategy is to compensate its executives with a base compensation package (salary, benefits and perquisites) at the median of the compensation group and with a total compensation package (base compensation plus annual bonus compensation and long-term incentives) at the 75th percentile of the compensation group. The committee believes that targeting the median for base compensation and the 75th percentile when incentive compensation is added is consistent with the committee’s broad goal of designing a compensation program that reinforces the company’s performance-based culture and aligns long-term executive awards with the interests of stockholders. However, the committee modifies these targets to the extent necessary to meet the key objectives of (1) maintaining leadership stability and continuity through executive succession planning and (2) creating stockholder value.
     Base Salaries
     The committee considers a number of factors in setting the base salaries of the company’s executive officers. In addition to reviewing information on base salaries for the compensation group, the personal services industry and death care companies, the committee considers the company’s financial performance and creation of stockholder value. The committee also makes a subjective review of individual performance in making base salary decisions for executive officers. These criteria are assessed in a non-formula fashion and are not weighted.
     Bonuses Under the Company’s Annual Incentive Plan
     Under the company’s Support Function Annual Incentive Plan, referred to as the Annual Incentive Plan, annual cash bonus opportunities for executive officers are based upon the achievement of goals approved by the Committee. For fiscal 2005, the corporate performance goal was based on earnings before interest, taxes, depreciation and amortization. In 2005, Messrs. Lacey and Houston were eligible, pursuant to the terms of their respective employment agreements, to receive bonuses up to a maximum of 100% of their annual base salary based on the achievement of the corporate performance goal. Messrs. Sloan and Caradonna were eligible to receive bonuses ranging from 50% up to a maximum of 100% of their annual base salary, and Mr. Shipper was eligible to receive a bonus ranging from 40% up to a maximum of 80% of his annual base salary, based on the achievement of the corporate performance goal and individual objectives for fiscal 2005. Other executive officers were eligible to receive bonuses in various ranges from 40% to 80% of their annual base salary depending upon position and based on the achievement of the corporate performance goal and individual objectives.
     For fiscal 2006, the corporate performance goals are based 50% on earnings from operations, 40% on earnings before interest, taxes, depreciation and amortization and 10% on gross revenue. For fiscal 2006, Mr. Houston is eligible, pursuant to the terms of his employment agreement, to receive a bonus up to a maximum of 150% of his annual base salary, based 90% on the achievement of corporate performance goals and 10% on his achievement of goals related to succession planning. For fiscal 2006, each of Messrs. Sloan and Caradonna is eligible to receive a bonus ranging from 50% up to a maximum of 100% of his annual base salary, based two-thirds on the achievement of corporate performance goals and one-third on achievement of individual objectives. Mr. Lacey is not participating in the Annual Incentive Plan in fiscal 2006. Other executive officers, including Mr. Shipper, are eligible to receive bonuses in various ranges from 40% to 80% of their annual base salary depending upon position and based two-thirds on the achievement of corporate performance goals and one-third on the achievement of individual objectives.
     Equity Plans
     The goal of the company’s long-term, equity-based incentive awards is to align management interests with those of stockholders and to provide executive officers with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business. The Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the company and sets a level it considers appropriate to create meaningful opportunity for stock ownership. To further encourage the alignment of management interests with those of stockholders, the executive officers are permitted to participate in the company’s Employee Stock Purchase Plan, pursuant to which the company, if certain requirements are met, makes contributions on behalf of a participating employee equal to 50% of the employee’s contributions.
     Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan
     In August 2005, Messrs. Lacey, Houston and Sloan were each paid his portion of the maximum award pool relating to the net debt reduction goals under the 2003-2005 Executive Strategic Incentive Plan, and in March 2006, Messrs. Lacey, Houston, Sloan and Caradonna were each paid his portion of the maximum award pool relating to the net debt to EBITDA goals under the 2003-2005 Executive Strategic Incentive Plan. These payments are described in further detail in the section of this proxy statement entitled “ — Executive Compensation — Long-Term Incentive Plan: 2003-2005 Executive Strategic Incentive Plan” beginning on page 72.
     Long-Term Incentive Plan: 2005-2007 Executive Strategic Incentive Plan
     On July 21, 2005, in order to continue to motivate the senior management team, the board, upon recommendation of the Committee, adopted the 2005-2007 Executive Strategic Incentive Plan, effective August 1, 2005. Messrs. Lacey, Houston, Sloan and Caradonna are the participants in this plan. Under this plan, the participants have the opportunity to earn cash awards based on increases in stockholder value, as measured by the price of the company’s common stock. The 2005-2007 Executive Strategic Incentive Plan is described in further detail in the section of this proxy statement entitled “ — Executive Compensation — Long-Term Incentive Plan: 2005-2007 Executive Strategic Incentive Plan” beginning on page 73.
     CEO Compensation
     In accordance with Mr. Houston’s Amended and Restated Employment Agreement dated August 1, 2005, and action by the committee, Mr. Houston’s compensation during fiscal year 2005 consisted of base compensation, bonus and incentive compensation.
          Base Compensation. Mr. Houston received an annual base salary of $755,000, as well as an automobile allowance, automobile operating expense reimbursements, executive health reimbursements, company contributions to the Employee Stock Purchase Plan and company contributions to the registered group retirement savings plan.
          Bonus. Mr. Houston received a bonus of 86.33% of his annual base salary, in the amount of $651,814, in accordance with the company’s achievement of the established goal for earnings before interest, taxes, depreciation and amortization.
          Incentive Compensation. Mr. Houston participated in the 2003-2005 Executive Strategic Incentive Plan and received his portion of the maximum award pool relating to the net debt reduction goals in the amount of $2,400,000 and his portion of the maximum award pool with respect to the net debt to EBITDA ratio pool in the amount of $1,600,000. In addition, during 2005, the Committee awarded Mr. Houston options to purchase 130,000 shares of common stock. Finally, the Committee named Mr. Houston as a participant in the 2005-2007 Executive Strategic Incentive Plan. Payments under this plan are based on the achievement of established values of the common stock during the period from December 1, 2007 to December 31, 2007. These payments, if any, will not occur until 2008.
          Targeted Compensation. Based upon reports received from the independent consulting firm in 2005, the Committee believes Mr. Houston’s overall targeted compensation is at the 75th percentile for chief executive officers in the compensation group.
     Section 162(m)
     Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid in any taxable year to the company’s CEO and other four most highly compensated executive officers. While the company intends to preserve the deductibility of compensation payable to the executive officers, deductibility will be only one among a number of factors considered in determining appropriate levels or models of compensation. The company intends to compensate executive officers based on an overall determination of what it believes is in the best interest of the company’s stockholders.
COMPENSATION COMMITTEE:
Anthony G. Eames, Chair
Lloyd E. Campbell
David R. Hilty
W. MacDonald Snow, Jr.
Compensation Committee Interlocks and Insider Participation
     During fiscal 2005, Messrs. Eames, Campbell, Hilty and Snow served as members of the Compensation Committee. No member of the committee is or has been an employee of the company, and none of the executive officers or directors of the company was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

Equity Compensation Plan Information
     The following table summarizes the total number of shares of common stock authorized for issuance at December 31, 2005, under the company’s 2002 Equity Incentive Plan implemented on January 2, 2002, the 2005 Equity Incentive Plan implemented on April 28, 2005, and the company’s Director Compensation Plan implemented on January 2, 2002.

Equity Compensation Plan Information
	Number of			Number of securities
	securities to be			remaining available for
	issued upon	Weighted average		future issuance under
	exercise of	exercise price of		equity compensation
	outstanding	outstanding		plans (excluding
	options, warrants	options, warrants		securities reflected in
	and rights	and rights		column (a))
Plan Category	(a)	(b)		(c)

Equity compensation plans approved by security holders	5,268,050	$10.75	(2)	633,276	(1)

Equity compensation plans not approved by security holders	n/a	n/a		n/a

Total	5,268,050	$10.75	(2)	633,276	(1)

(1)	Includes 46,326 shares under the Director Compensation Plan where each director of the company who is not an employee of the company or any of its subsidiaries has the option of receiving his or her annual base retainer and attendance fees in cash, common stock or a combination thereof. Does not include 1,053,347 shares available under the Employee Stock Purchase Plan, which was approved by the company’s stockholders in 2005, pursuant to which the company authorized the purchase of up to 1,100,000 shares on the NASDAQ Stock Market by the plan’s purchasing agent on behalf of specified employees with funds contributed by these employees and the company.

(2)	Excludes shares subject to restricted stock units, which have no exercise price.

Beneficial Ownership of Principal Stockholders, Directors, and Management
     Unless otherwise specified, the following table sets forth information regarding the beneficial ownership of the common stock of the company as of April 7, 2006 by (1) each person known by the company to own beneficially more than 5% of the common stock of the company, (2) each named executive officer and director of the company, and (3) all executive officers and directors of the company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them. As of April 7, 2006, 40,671,483 shares of common stock were outstanding.

	Number of		Percent
Beneficial Owner	Shares		Owned
Oaktree Capital Management, LLC	7,130,178	(1)	17.6%
333 South Grand Avenue, 28th Floor Los Angeles, California 90071

Teachers Insurance and Annuity Association of America	2,332,253	(2)	5.8%
730 Third Avenue New York, New York 10017

John S. Lacey	965,044	(3)	2.4%

Paul A. Houston	1,013,434	(4)	2.5%

Lloyd E. Campbell	83,668	(5)	*

Cheryl R. Cooper	627	(6)

Anthony G. Eames	72,500	(7)	*

Charles M. Elson	101,788	(8)	*

David R. Hilty	90,496	(9)	*

Olivia F. Kirtley	94,308	(10)	*

William R. Riedl	76,462	(11)	*

W. MacDonald Snow, Jr.	73,112	(12)	*

Kenneth A. Sloan	353,429	(13)	*

Ross S. Caradonna	225,353	(14)	*

Aaron P. Shipper	114,151	(15)	*

All directors and executive officers as a group (16 persons)	3,443,431	(16)	8.5%

*	Less than 1%.

(1)	Based on a Schedule 13G/A filed by Oaktree Capital Management, LLC with the SEC on March 12, 2002, in its capacity as (i) the general partner of OCM Opportunities Fund II, L.P., the direct beneficial owner of 4,559,829 shares and warrants to acquire an additional 16,095 shares at an initial exercise price of $25.76 per share, (ii) the general partner of OCM Opportunities Fund III, L.P., the direct beneficial owner of 2,327,389 shares, and (iii) the investment manager of two third-party separate accounts managed by Oaktree Capital Management, LLC, collectively the direct owners of 226,401 shares and warrants to acquire an additional 464 shares at an initial exercise price of $25.76 per share.

(2)	Based on a Schedule 13G filed by Teachers Insurance and Annuity Association of America with the SEC on February 14, 2003.

(3)	Includes options to purchase 745,000 shares of common stock that become exercisable on or prior to June 6, 2006.

(4)	Includes options to purchase 795,000 shares of common stock that become exercisable on or prior to June 6, 2006.

(5)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006.

(6)	Includes 627 shares of Deferred Stock received pursuant to the Director Compensation Plan.

(7)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006.

(8)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006 and 16,788 shares of deferred stock received pursuant to the Director Compensation Plan.

(9)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006.

(10)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006 and 19,015 shares of deferred stock received pursuant to the Director Compensation Plan.

(11)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006 and 962 shares of deferred stock received pursuant to the Director Compensation Plan.

(12)	Includes options to purchase 72,500 shares of common stock that become exercisable on or prior to June 6, 2006.

(13)	Includes options to purchase 345,000 shares of common stock that become exercisable on or prior to June 6, 2006.

(14)	Includes options to purchase 225,000 shares of common stock that become exercisable on or prior to June 6, 2006.

(15)	Includes options to purchase 113,500 shares of common stock that become exercisable on or prior to June 6, 2006.

(16)	Includes options to purchase 2,901,500 shares of common stock that become exercisable on or prior to June 6, 2006.
Performance Graph
     The following graph presents cumulative stockholder return over the period from January 2, 2002, the first day on which the company’s common stock was traded, through December 31, 2005 from investing $100.00 on January 2, 2002 in each of the company’s common stock, the NASDAQ Market Index and a peer group selected by the company, referred to as the peer group, in each case assuming the reinvestment of dividends. The peer group consists of SCI, Stewart Enterprises, Inc. and Carriage Services Inc. The company has not paid any dividends during the four-year period.
Shares of common stock Price Performance Graph
January 2, 2002 — December 31, 2005
Certain Relationships and Related Transactions
     The company has retained the firm of Business.Ca to provide certain consulting and computer programming services to its internal information technology division. Warren Houston, the son of Paul Houston, Director and the President and Chief Executive Officer of the company, is a Vice President of Business.Ca. This service provider was paid approximately $456,135 in fiscal 2005. It is anticipated that Business.Ca will receive approximately $179,137 in 2006. Amounts shown reflect the Canadian dollar payment amounts converted to their equivalent value in U.S. dollars using exchange rates of $1 US = $1.22 Canadian for 2005 and $1 US = $1.16 Canadian for 2006.

Section 16(a) Beneficial Ownership Reporting
     Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and beneficial owners of more than 10% of a registered class of the company’s equity securities, collectively, referred to as reporting persons, to file with the SEC initial ownership reports and reports of changes in ownership of such securities of the company. reporting persons are required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. Based solely upon its review of such reports and written representations from the reporting persons that a Form 5 was either timely filed or not required to be filed by such reporting persons, the company believes that all of the reporting persons complied with the Section 16(a) filing requirements during the fiscal year ended December 31, 2005.
Independent Auditor Fees
     Audit Fees
     KPMG LLP served as the company’s independent auditor during the fiscal year ended December 31, 2005. Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee has selected KPMG LLP as the company’s auditor for fiscal year 2006.
     During the past two fiscal years, the aggregate fees for professional services rendered by KPMG LLP were as follows:

	2005	2004
Audit Fees (1)	$3,472,100	$3,940,255
Audit Related Fees (2)	$94,552	$233,288
Tax Fees (3)	$48,011	$79,240
All Other Fees	$0	$0

(1)	These fees were for the audit of the company’s consolidated financial statements, quarterly reviews, statutory audits of certain subsidiaries and the review of a registration statement filed with the SEC.

(2)	These fees relate to statutory audits of employee plans and trusts.

(3)	These fees were for services related to tax compliance, tax advice and tax planning, including tax compliance and tax return preparation in connection with the sale of Security Plan Life Insurance Company and the wind-up of the company’s United Kingdom subsidiaries.
     After review, the Audit Committee considers that the services rendered by KPMG LLP with respect to the foregoing fees are compatible with maintaining their independence.

     Pre-Approval Policies and Procedures
     The Audit Committee has established the Approval of Services by Auditor Policy which is available on the company’s website. Under this policy, the Audit Committee approves the engagement terms for all audit and non-audit services to be provided by the company’s auditor before these services are provided to the company. The Audit Committee approved in advance all the services provided to the company by KPMG described herein.
Audit Committee Report
     The Audit Committee’s primary purpose is to assist the board in fulfilling its duties and responsibilities with respect to the accounting and financial reporting practices of the company and the audits of the financial statements of the company. The Audit Committee oversees the accounting and financial reporting processes of the company and its subsidiaries and monitors the company’s financial reporting process and systems of internal controls. It also is responsible for the appointment, compensation and retention of the independent auditor and oversees the independence and performance of the company’s independent auditor (including oversight of the audit of the company’s financial statements) and oversees the performance of the internal auditing function. In addition, the Audit Committee provides an avenue of communication between the board, the independent auditor, financial management and the internal auditor. Each member of the committee is independent as defined by the applicable NASDAQ and SEC requirements and possesses other qualifications a required by NASDAQ. The Committee reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the board for approval.
     In fulfilling its obligations, the Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2005 and management’s assessment of the effectiveness of the company’s internal control over financial reporting with management of the company and KPMG LLP, the company’s independent registered public accounting firm during fiscal 2005. The Audit Committee has also discussed with the independent auditor the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, Communication with Audit Committees), as amended, and by SEC Rule 2-07 of Regulation S-X; received and reviewed the written disclosures and the letter from the company’s independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and has discussed with the independent auditor their independence.
     Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the board that the audited financial statements of the company for the fiscal year ended December 31, 2005 be included in the company’s Annual Report on Form 10-K for the 2005 fiscal year for filing with the SEC.
AUDIT COMMITTEE:
Olivia F. Kirtley, Chair
David R. Hilty
W. MacDonald Snow, Jr.
Cheryl R. Cooper

ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. You also may obtain copies of this information by mail from the Public Reference Room at the address set forth above, at prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy statements and other information about issuers like SCI and Alderwoods who file electronically with the SEC. The address of that site is http://www.sec.gov. Alderwoods SEC filings are also available, free of charge, on our website, at http://www.alderwoods.com.
     You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    ], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to Alderwoods stockholders nor the payment of cash in the merger shall create any implication to the contrary.
     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, ITS SCHEDULES AND LIST OF ITS EXHIBITS. REQUESTS SHOULD BE SENT TO ALDERWOODS GROUP, INC., ATTN: CORPORATE SECRETARY, 311 ELM STREET, SUITE 1000, CINCINNATI, OHIO 45202-2706.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS
     Alderwoods does not currently expect to hold an annual meeting of stockholders in 2007 because Alderwoods will not be a separate public company after the merger is consummated. If the merger is not consummated and such a meeting is held, Alderwoods stockholders may propose matters to be presented at the 2007 annual meeting of stockholders and nominate persons for election as directors as described below.
     Any proposal to be presented by a stockholder at the company’s 2007 Annual Meeting of Stockholders, which is currently anticipated to be held in April 2007 if the merger has not been consummated, must be received by [                    ], 2006, to be included in the company’s form of proxy, notice of meeting and proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
     Pursuant to the company’s bylaws, any holder of common stock desiring to bring business before the company’s 2007 Annual Meeting of Stockholders in a form other than a stockholder proposal to be included in the company’s proxy statement pursuant to the procedures in Rule 14a-8 must give written notice to the company, addressed to the Secretary of the company, no earlier than [                    ], 2007, and no later than [                    ], 2007. If the company does not receive notice between those dates, the notice will be considered untimely. Any notice pursuant to this paragraph should be addressed to the Secretary of the company at 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202-2706.

ANNEX A
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
by and among
SERVICE CORPORATION INTERNATIONAL,
CORONADO ACQUISITION CORPORATION
and
ALDERWOODS GROUP, INC.
dated as of April 2, 2006

AGREEMENT AND PLAN OF MERGER
     AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of April 2, 2006, by and among Service Corporation International, a Texas corporation (“Parent”), Coronado Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Alderwoods Group, Inc., a Delaware corporation (the “Company”). Certain capitalized terms have the meanings given to such terms in Article VIII.
RECITALS
     WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger and this Agreement are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) approved this Agreement, and (iii) resolved to recommend that the stockholders of the Company approve this Agreement; and
     WHEREAS, the Company, Parent and Merger Sub, desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
THE MERGER
     Section 1.1 The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall merge with and into the Company. The Company shall be the Surviving Corporation in the Merger and shall continue its corporate existence under Delaware Law as a wholly-owned subsidiary of Parent. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.
     Section 1.2 Closing; Effective Time. The Closing shall take place as soon as practicable, and in any event not later than five Business Days after the satisfaction or waiver of each of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be fulfilled at Closing but subject to waiver or fulfillment of those conditions) or at such other time as the parties hereto may agree (the “Closing Date”). The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West Fifty-Second Street, New York, New York 10019, or at such other location as the parties hereto may agree in writing. The Merger shall become effective at the Effective Time as set forth in the Certificate of Merger, which shall be filed with the Secretary of State of the State of Delaware on the Closing Date.
     Section 1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4 Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:
          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held by Parent, Merger Sub, or the Company, which shares will automatically be canceled and retired and will cease to exist and will not be entitled to consideration in exchange therefor, and (ii) Company Dissenting Shares) shall be converted into the right to receive $20.00 per share in cash, subject to adjustment as provided in Section 1.4(c) (the “Merger Consideration”).
          (b) All shares of Company Common Stock converted into the Merger Consideration pursuant to this Section 1.4 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive, with respect to each underlying share of Company Common Stock, the Merger Consideration.
          (c) If, prior to the Effective Time, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the relevant Merger Consideration.
     Section 1.5 Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or the Company, each share of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.
     Section 1.6 Company Dissenting Shares.
          (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the “Company Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262 of Delaware Law, except that all Company Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of Delaware Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in

Section 1.13, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.
          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
     Section 1.7 Options and Equity-related Securities.
          (a) Company Options. Immediately prior to the Effective Time, the Company shall cause each outstanding Company Option, whether or not then exercisable, to be cancelled and surrendered by the holder of such Company Option in exchange for the right to receive, as soon as practicable following the Effective Time but in no event later than five Business Days following the Effective Time, a lump sum cash payment equal to the product of (i) the number of shares subject to such Company Option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Option, subject to tax withholding by Parent and the Surviving Corporation in accordance with Section 1.14.
          (b) Company Warrants. At the Effective Time, each outstanding Company Warrant shall automatically be converted into the right to receive, upon the payment of the exercise price prior to the expiration date pursuant to the terms of such Company Warrant, a lump sum cash payment equal to the product of (i) the number of shares subject to such Company Warrant and (ii) the Merger Consideration, subject to tax withholding in accordance with the terms of such Company Warrant or Section 1.14; provided, however, that a holder of a Company Warrant may elect to reduce the amount of cash that such holder would otherwise be entitled to receive upon such exercise pursuant to this Section 1.7(b) in exchange for a corresponding reduction in the exercise price.
          (c) Restricted Stock Units. The Board of Directors of the Company, or the appropriate committee thereof, shall take such action as is necessary so that at the Effective Time, each outstanding restricted stock unit representing one hypothetical share of Company Common Stock granted under any of the Company Stock Plans (the “Restricted Stock Units”), whether or not then vested, shall automatically be cancelled at the Effective Time, and converted into the right to receive, as soon as practicable following the Effective Time but in no event later than five Business Days following the Effective Time, a lump sum cash payment equal to the Merger Consideration, subject to tax withholding by Parent and the Surviving Corporation in accordance with Section 1.14. For the avoidance of doubt, in no event shall a holder of Restricted Stock Units be entitled to a payment with respect to Restricted Stock Units under both this Section 1.7(c) and Section 1.4(a).
          (d) Director Deferred Stock. The Board of Directors of the Company, or the appropriate committee thereof, shall take such action as is necessary so that at the Effective Time, each share of Company Common Stock held in the deferral accounts of non-employee directors (the “Deferred Stock”) under the Company’s Director Compensation Plan (the “DCP”)

shall automatically be cancelled at the Effective Time, and converted into the right to receive, as soon as practicable following the Effective Time but in no event later than five Business Days following the Effective Time, a lump sum cash payment equal to the Merger Consideration. For the avoidance of doubt, in no event shall a holder of Deferred Stock be entitled to a payment with respect to Deferred Stock under both this Section 1.7(d) and Section 1.4(a).
          (e) Actions. Prior to the Effective Time, the Company shall deliver appropriate notices (which notices shall have been approved by Parent, such approval not to be unreasonably withheld or delayed) to each holder of Company Options, Company Warrants, Restricted Stock Units and Deferred Stock setting forth each holder’s rights pursuant to the respective Company Stock Plans and the Company Warrants, as the case may be, stating that such Company Options, Company Warrants, Restricted Stock Units or Deferred Stock, as applicable, shall be treated in the manner set forth in this Section 1.7. The Company shall cause the administrator of the Company Stock Plans to take such actions under the Company Stock Plans as are necessary to accomplish the provisions of this Section 1.7. In addition, the Company shall take all actions reasonably necessary to ensure that (i) the Company Stock Plans will terminate as of the Effective Time and (ii) after the Effective Time the Surviving Corporation will not be bound by any options, rights, units, awards or arrangements which would entitle any Person, other than Parent or its Subsidiaries, to beneficially own shares of the Surviving Corporation or receive any payments (other than as set forth in this Section 1.7) in respect of such options, rights, units, awards or arrangements or shares.
     Section 1.8 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety in the same fashion as the certificate of incorporation of Merger Sub, other than the exculpation and indemnification provisions (which shall remain unchanged from those set forth in the Company’s certificate of incorporation as of the date hereof), and corporate name (which shall remain Alderwoods Group, Inc.), and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.
     Section 1.9 Bylaws. At the Effective Time, the bylaws of the Company shall be amended to read in their entirety in the same fashion as the bylaws of Merger Sub, other than references to the corporate name of the Company (which shall remain Alderwoods Group, Inc.), and, as so amended, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.
     Section 1.10 Directors and Officers of Surviving Corporation. At the Effective Time, (a) the directors of the Surviving Corporation shall be the existing members of the Board of Directors of Merger Sub and (b) the officers of the Surviving Corporation shall be the existing officers of the Company.
     Section 1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the Company, Parent and Merger Sub shall cause their respective officers to take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     Section 1.12 Exchange Fund. At or prior to the Effective Time, Parent will deposit, or cause Merger Sub to deposit, an amount of cash in an Exchange Fund with the Exchange Agent sufficient to pay the Merger Consideration in respect of the shares of Company Common Stock that are to be converted into the right to receive cash pursuant to Section 1.4. If, for any reason, the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.
     Section 1.13 Exchange of Shares.
          (a) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of one or more certificates (“Certificates”) that immediately prior to the Effective Time represented shares of Company Common Stock whose shares are being converted into the Merger Consideration pursuant to Section 1.4 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly completed and executed, and such other documents or information as may be required, the holder of such Certificate shall receive the amount of Merger Consideration provided in Section 1.4, and the Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on any cash or on any unpaid dividends or distributions payable to holders of Certificates.
          (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented for transfer to the Exchange Agent, each such Certificate shall, subject to compliance with the provisions of Section 1.13(a), be cancelled and exchanged for the Merger Consideration as provided in this Section 1.13. In the event of a transfer of ownership of any share of Company Common Stock prior to the Effective Time that has not been registered in the transfer records of the Company, the Merger Consideration payable in respect of such share of Company Common Stock shall be paid to the transferee of such share only if the Certificate that previously represented such share is properly endorsed or otherwise in proper form for transfer and is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer, and to establish to the satisfaction of Parent that any transfer or other Taxes have been paid or are not applicable.
          (c) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for 6 months after the Effective Time shall be paid to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Company, Parent, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
          (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, and upon compliance with the relevant provisions of Section 1.13(a), the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the relevant Merger Consideration such holder has a right to receive pursuant to this Article I.
     Section 1.14 Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock, Company Options, Company Warrants or Restricted Stock Units in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to Parent and Merger Sub as follows:
     Section 2.1 Corporate Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation, or other entity as listed in Section 2.1 of the Company Disclosure Schedules, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of any business conducted by the Company or its Subsidiaries or the character or location of any properties or assets owned or leased by the Company or its Subsidiaries makes such licensing or qualification necessary, other than such corporate power or defects in qualification or good standing that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. True, correct and complete copies of the certificate of incorporation, bylaws and any other charter or organizational documents of the Company and its Subsidiaries as in effect at the date of this Agreement have heretofore been furnished or made available to Parent. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended.

     Section 2.2 Capitalization.
          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on March 31, 2006 (i) 40,471,483 shares of Company Common Stock were issued and outstanding, (ii) 5,004,750 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) 611,350 shares of Company Common Stock were reserved for issuance pursuant to Company Options not yet granted, (v) 2,992,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Warrants, (vi) 231,400 shares of Company Common Stock were reserved for issuance in respect of Restricted Stock Units (it being understood that the shares described in this clause (vi) are not included in the number referred to in clause (i) above), (vii) no shares of preferred stock of the Company were issued and outstanding, (viii) 173,451 shares of Company Common Stock were held in reserve by the trustee for distribution pursuant to the Plan (it being understood that the shares described in this clause (viii) are not included in the number referred to in clause (i) above) and (ix) 37,392 shares of Company Common Stock were subject to issuance and held in participants’ deferral accounts under the DCP (it being understood that the shares described in this clause (ix) are included in the number referred to in clause (i) above). All of such shares that are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness or securities of the Company that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the close of business of March 31, 2006, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding and, except as permitted under Section 4.2(e), no shares of capital stock or other voting securities of the Company shall be issued or become outstanding after the date hereof other than shares of Company Common Stock (not in excess of the amounts reserved therefor, as set forth above) issued upon exercise of Company Options or Company Warrants, in satisfaction of Restricted Stock Units, pursuant to grants of deferred shares under the DCP or under the Plan. Section 2.2(a) of the Company Disclosure Schedules sets forth a true and correct list, as of the close of business on March 31, 2006, of all rights of any character relating to the issued or unissued capital stock of the Company and each of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable or issuable for equity interests in, the Company or any of its Subsidiaries, including the exercise price of any such interests.
          (b) Except as described in Section 2.2(b) of the Company Disclosure Schedules, all of the outstanding shares of capital stock, voting securities or other equity interests of each Subsidiary of the Company are owned, directly or indirectly, by the Company, and are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens (other than Permitted Liens). Except as described in Section 2.2(b) of the Company Disclosure Schedules, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

          (c) Except as described in Section 2.2(c) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries owns, or has any contract or other obligation to acquire, any equity securities or other securities of, or otherwise invest in, any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business. Except as described in Section 2.2(c) of the Company Disclosure Schedules, neither the Company nor any Subsidiary is a general partner of any general or limited partnership or the managing member of any limited liability company (other than any such limited liability company that is a Subsidiary of the Company).
          (d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any of the capital stock of the Company or any of its Subsidiaries. Except as described in Section 2.2(d) of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of the Company or any of its Subsidiaries on behalf of any Person.
          (e) The list referred to in the final sentence of Section 2.2(a) sets forth the name of each holder and the number of shares of Company Common Stock subject to each such option or other security or interest, the date of grant, the exercise or vesting schedule, the exercise price per share and the term of each such option or other security or interest. No shares of Company Common Stock are held by the Company or any of its Subsidiaries. All shares of Company Common Stock subject to issuance as described above shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.2(e) of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries has any contract or other obligation to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock or other securities of any of the Company or its Subsidiaries, or to make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company’s Subsidiaries or any other Person. Section 2.2(e) of the Company Disclosure Schedules sets forth a true, correct and complete list of all direct or indirect Subsidiaries of the Company as of the date of this Agreement (including such Subsidiary’s (i) name, (ii) jurisdiction of incorporation, (iii) authorized and outstanding shares of capital stock and (iv) record and beneficial owners of such capital stock, except in the cases of (iii) and (iv) where such owners are the Company or one or more indirect, wholly-owned Subsidiaries of the Company) and specifically identifies each Subsidiary of the Company that qualifies as a “Significant Subsidiary” of the Company, as such term is defined in Regulation S-X (17 CFR §§ 210.1-01, et seq.) promulgated by the SEC.
     Section 2.3 Authority; No Violation.
          (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly approved and adopted by the Company Board. The Company Stockholder Approval is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary to adopt this Agreement, approve the Merger or consummate any of the other transactions contemplated by this Agreement, and no other corporate proceedings on the part of the Company other than the receipt of the Company Stockholder Approval are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming due authorization, execution, and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws and Regulations generally affecting the rights of creditors and subject to general equity principles.
          (b) The Company Board has (i) received the opinion of its financial advisor, Bear, Stearns & Co. Inc. (the “Financial Advisor”) to the effect that the Merger Consideration to be received by the holders of shares of Company Common Stock is fair from a financial point of view to such holders along with the consent of the Financial Advisor to include such opinion in full in the Proxy Statement and (ii) by unanimous vote of all the directors, at a meeting duly called and held prior to the execution of this Agreement: (A) duly approved and declared advisable this Agreement, and the transactions contemplated hereby, including the Merger; (B) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders; (C) subject to the provisions of Section 4.3, resolved to make the Company Board Recommendation; and (D) subject to the provisions of Section 4.3, directed that this Agreement be submitted to the holders of shares of Company Common Stock for their adoption.
          (c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the certificates of incorporation or bylaws or other charter or organizational documents of the Company or any of its Subsidiaries, (ii) assuming that the consents and approvals referred to in Section 2.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) assuming that the consents and approvals referred to in Section 2.4 are duly obtained, and except as described in Section 2.3(c) of the Company Disclosure Schedules, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under (in each case, or an event that, with notice or lapse of time, or both, would result in such effect), any of the terms, conditions or provisions of any Contract or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clauses (ii) and (iii) above) for such violations, conflicts, breaches, defaults or the loss of benefits that would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.
     Section 2.4 Consents and Approvals. Except for (i) any approvals or filings required by the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the “HSR Act”),

and the Competition Act (Canada), as amended (the “Competition Act”), (ii) any approvals, notice filings or applications for review required under the Investment Canada Act of 1985 (the “Investment Canada Act”), (iii) the Company Stockholder Approval and (iv) the filing with the SEC of the Proxy Statement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby.
     Section 2.5 SEC Documents; Financial Statements.
          (a) The Company has furnished or made available to Parent a true and complete copy of the Company SEC Documents with respect to periods beginning on or after December 29, 2002, and ending on the date hereof. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Company SEC Documents when filed, and if amended or supplemented as of the date of such amendment or supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
          (b) The audited consolidated financial statements and unaudited interim consolidated financial statements included in the Company SEC Documents (collectively, the “Company Financial Statements”) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated. As of the date of the filing thereof, the Company Financial Statements fairly present in all material respects the consolidated financial condition and operating results of the Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).
          (c) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the Company has furnished or made available to Parent a summary of any disclosure made by the Company’s management to the Company’s auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.
          (d) The Company and its Subsidiaries have designed and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company in the reports that the Company or such Subsidiary files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and (ii) has disclosed and reported, based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has heretofore furnished or made available to Parent complete and correct copies of the Company’s final report to the audit committee of the Company Board for the fiscal years ended January 1, 2005, and December 31, 2005, and all subsequent regular quarterly updates, in each case in respect of the matters described in clause (ii) of the immediately preceding sentence.
          (e) Except for matters resolved prior to the date hereof and except as described in Section 2.5(e) of the Company Disclosure Schedules, (i) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of the Company or of any its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to the General Counsel or Chief Executive Officer of the Company.
          (f) As of the date of this Agreement, to the Knowledge of the Company, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force or any similar body but that is not in effect as of the date of this Agreement that, if implemented, would reasonably be expected to have a Company Material Adverse Effect.
     Section 2.6 Absence of Certain Changes or Events. From December 31, 2005 to the date hereof, (a) the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practice; there has not been any change, event or condition that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (b) there has not been:
     (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock or Company Stock Options, Restricted Stock Units or Company Warrants;

     (ii) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock;
     (iii) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries (each, a “Participant”) of any loan or any increase in any type of compensation, benefits, perquisites or any bonus or award, except for grants of normal cash bonus opportunities and normal increases of cash compensation (including compensation in connection with new hires), in each case in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of December 31, 2005, (B) any payment of any bonus to any Participant, except for bonuses paid in the ordinary course of business consistent with past practice, (C) any granting by the Company or any of its Subsidiaries to any Participant of any severance, change in control, termination or similar compensation, pay or benefits or increases therein, or of the right to receive any severance, change in control, termination or similar compensation, pay or benefits or increases therein, except (x) as was required under any employment, severance, termination or equity agreements in effect as of December 31, 2005, (y) in the ordinary course of business consistent with past practice in connection with new hires (i) to replace departed employees or (ii) otherwise in a manner that did not involve an aggregate liability of the Company with respect to severance, change in control, termination or similar benefits in excess of $750,000 and (z) in the ordinary course of business consistent with past practice in connection with promotions made in the ordinary course of business consistent with past practice, (D) any entry by the Company or any of its Subsidiaries into, or any amendment of, (i) any material employment, deferred compensation, severance, change in control, termination, employee benefit, loan, indemnification, retention, stock repurchase, stock option, consulting or similar agreement, commitment or obligation between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, and (ii) any agreement between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement or (E) except as disclosed in the Company SEC Documents filed after December 31, 2005 but prior to the date hereof, granting or other issuance of any Company Stock Options or Restricted Stock Units;
     (iv) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect;
     (v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries, except for any change which is not material or which is required by a change in GAAP or applicable Laws and Regulations;

     (vi) any material elections with respect to Taxes by the Company or any of its Subsidiaries or settlement or compromise by the Company or any of its Subsidiaries of any material Tax liability or refund;
     (vii) any entry into, or amendment, termination or waiver of, any Material Contract; or
     (viii) any revaluation by the Company or any of its Subsidiaries of any of the assets of the Company or any of its Subsidiaries, except insofar as may have been required by applicable Laws and Regulations or that would not reasonably be expected to have a Company Material Adverse Effect.
     Section 2.7 Past Business Practices. To the Knowledge of the Company, except as would not reasonably be expected to result in a Company Material Adverse Effect, since January 2, 2002, the business and services provided by the Company and its Subsidiaries have been conducted and rendered in a professional and competent manner consistent with prevailing standards, practices and customs at the time the services were rendered.
     Section 2.8 Undisclosed Liabilities.
          (a) Neither the Company nor any of its Subsidiaries has any material obligations or liabilities of any nature (known or unknown, matured or unmatured, fixed, absolute, accrued, contingent or otherwise and whether due or to become due) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of the Company and its Subsidiaries as of December 31, 2005, (ii) those incurred in the ordinary course of business consistent with past practice since December 31, 2005, and (iii) those incurred in connection with the execution of this Agreement.
          (b) Neither the Company nor any of its Subsidiaries has given or made any express warranties to any third parties with respect to any merchandise sold or services performed. To the Knowledge of the Company, there is no state of facts or event which could form the basis of a claim against the Company or any of its Subsidiaries for liability on account of any express or implied warranty that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     Section 2.9 Legal Proceedings. Except as described in Section 2.9 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries, except as could not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect. To the Knowledge of the Company, there is no basis for any proceeding, claim or any action against the Company or any of its Subsidiaries that could reasonably be expected to have a Company Material Adverse Effect. There is no injunction, order, judgment or decree imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect. The Company is in compliance with all material obligations with respect to prosecuting or defending each action listed on Section 2.9 of the Company Disclosure Schedules, and no such listed action, individually or in the aggregate, could reasonably be expected to have or result in a Company Material Adverse Effect.
     Section 2.10 Taxes and Tax Returns.
          (a) (i) The Company and each of its Subsidiaries have filed or caused to be filed all material federal, state, local and foreign Tax returns and reports required to be filed with any Taxing Authority; (ii) all such Tax returns and reports are correct and complete in all material respects; (iii) the Company and its Subsidiaries have paid or caused to be paid all Taxes shown on such returns and reports as due and payable by any of such companies, other than any such Taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) in the Company Financial Statements dated as of December 31, 2005 contained in the Company SEC Documents filed prior to the date hereof (the “Most Recent Financial Statements”); (iv) the Company and each of its Subsidiaries do not have any material liability for Taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Most Recent Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred Taxes to reflect temporary differences between tax and financial accounting bases); and (v) except as set forth in Section 2.10(a) of the Company Disclosure Schedules, the Tax returns referred to in clause (i) have been examined by the relevant Taxing Authority or the period for assessment of the Taxes in respect of which such Tax returns were required to be filed has expired.
          (b) No material Tax return of the Company or any of its Subsidiaries is under audit or examination by any Taxing Authority, and no written notice or, to the Knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any of its Subsidiaries. Each material assessed deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid and there is no material assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes of the Company or any of its Subsidiaries.
          (c) There are no material disputes pending with respect to, or claims or assessments asserted in writing for any material amount of Taxes upon the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any material Tax return for any period.
          (d) Except as described in Section 2.10(d) of the Company Disclosure Schedules, since January 3, 2002, neither the Company nor any of its Subsidiaries has been required to include in income any material adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such material adjustment or change in accounting method (including any method for determining reserves for bad debts maintained by the Company or any Subsidiary).
          (e) Neither the Company nor any of its Subsidiaries (i) is a party to a material Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common Parent of which is the Company) or (ii) has any material liability for the Taxes of any Person (other than any of the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.
          (f) The Company and each of its Subsidiaries have withheld from their employees, customers and any other applicable payees proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws, except for such amounts that, individually or in the aggregate, are not material.
          (g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection with federal, state, local or foreign tax withholding or reporting.
          (h) The Company has furnished or made available to Parent complete and accurate copies of all income and franchise Tax returns, and any amendments thereto, filed by the Company or any of its Subsidiaries for the preceding three taxable years.
          (i) Within the last three years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.
          (j) The Company is not (and during the time period specified in Section 897(c)(1)(A)(ii) has not been) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
          (k) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.
     Section 2.11 Employee Benefit Plans.
          (a) Section 2.11(a) of the Company Disclosure Schedules sets forth a list of all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other employee benefit or executive compensation arrangements, agreements, perquisite programs or payroll practices, including any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options and restricted stock units (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, and any employment, change of control, severance, retention or consulting agreements or arrangements that are maintained by the Company, any Subsidiary or any entity within the same “controlled group” as the Company or Subsidiary, within the meaning of Section 4001(a)(14) of ERISA (a “Company ERISA Affiliate”) or to which the Company, any Subsidiary of the Company or Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, officers, employees or consultants of the Company, any Subsidiary or Company ERISA Affiliate (the “Company Benefit Plans”).
          (b) Except as described in Section 2.11(b) of the Company Disclosure Schedules, none of the Company Benefit Plans is a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA (a “Company Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). Except as described in Section 2.11(b) of the Company Disclosure Schedules, none of the Company, any Subsidiary nor any Company ERISA Affiliate has contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. Except as described in Section 2.11(b) of the Company Disclosure Schedules, none of the Company, any Subsidiary nor any Company ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Company Multiemployer Plan, nor has any of them incurred any liability due to such withdrawal or the termination or reorganization of a Company Multiemployer Plan.
          (c) None of the Company Benefit Plans is a “single employer plan,” as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. Neither the Company nor any Subsidiary maintains, or is required, either currently or in the future, to provide, welfare benefits to employees, former employees or retirees after their termination of employment and there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that could be reasonably expected to be a liability of the Company or any of its Subsidiaries following the Effective Time. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.
          (d) Except as would not reasonably be expected to result in a Company Material Adverse Effect, each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, and each trust maintained pursuant thereto, has been determined by the IRS to be so qualified, and, to the Company’s Knowledge, nothing has occurred since the date of such determination with respect to such Company Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.
          (e) Except as would not reasonably be expected to result in a Company Material Adverse Effect, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, other than a failure to make contributions that is not material.
          (f) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Benefit Plans.

          (g) Except as would not reasonably be expected to result in a Company Material Adverse Effect, none of the Company, its Subsidiaries, the officers of the Company or any of its Subsidiaries or the Company Benefit Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to any tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA.
          (h) Except as set forth in Section 2.11(h) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the forgoing, except as set forth in Section 2.11(h) of the Company Disclosure Schedules, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be non-deductible for federal income tax purposes to the Company or any of its Subsidiaries due to Section 280G of the Code. No Company Benefit Plan is, or could be as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, in material violation of the provisions of Section 409A of the Code or the regulations promulgated thereunder.
          (i) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been furnished or made available to Parent by the Company: (i) all current Company Benefit Plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the current summary plan descriptions and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.
          (j) Except as described in Section 2.11(j) of the Company Disclosure Schedules, there are no material (individually or in the aggregate) pending actions, claims or lawsuits that have been asserted, instituted or, to the Company’s Knowledge, threatened, against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

          (k) All Company Benefit Plans have been maintained and administered, in all material respects, in accordance with their terms and with all provisions of applicable Laws and Regulations, including ERISA and the Code, respectively (including rules and regulations thereunder), and all employees required to be included as participants by the terms of such plans have been properly included, except to the extent that any failure to so include the employees would not subject the Company or any of its Subsidiaries to any material liability.
          (l) Except as would not result in any material liability to the Company or any of its Subsidiaries, all Company Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.
     Section 2.12 Employee Matters.
          (a) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws and Regulations respecting the employment of employees and the engagement of leased employees, consultants and independent contractors, including all Laws and Regulations regarding discrimination and/or harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification, compensation and related withholding with respect to employees, leased employees, consultants and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational safety and health, workers’ compensation and employment practices. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. Except as listed on Section 2.12(a) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its Subsidiaries.
          (b) Each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Benefit Plans) is properly so characterized.
     Section 2.13 Compliance with Applicable Law and Regulatory Matters.
          (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have, since January 2, 2002, complied with all applicable Laws and Regulations and Authorizations, and are not in violation of, and have not received any notices of violation with respect to, any

Laws and Regulations or Authorizations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties.
          (b) Set forth on Section 2.13(b) of the Company Disclosure Schedules are all material licenses, permits, certificates, authorizations, variances and franchises (collectively the “Authorizations”) held by the Company and each of its Subsidiaries, which constitute all material Authorizations necessary for the ownership or use of its assets and properties and the conduct of its business. Except as would not be material to the Company, all such Authorizations are in full force and effect and there are no proceedings pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.
          (c) Section 2.13(c) of the Company Disclosure Schedules sets forth a description of each Governmental Order applicable to the Company or any of its Subsidiaries, and no such Governmental Order has had or would reasonably be expected to have a Company Material Adverse Effect.
          (d) Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.
     Section 2.14 Material Contracts.
          (a) Section 2.14(a) of the Company Disclosure Schedules lists, as of the date hereof, each of the following Contracts of the Company and each of its Subsidiaries (such Contracts, together with all the contracts and agreements disclosed in Section 2.14(a) of the Company Disclosure Schedules being, collectively, “Material Contracts”):
     (i) any Contract entered into for the acquisition of the securities of or any material portion of the assets of any other Person;
     (ii) (A) all Contracts (or groups of related Contracts) that provide for, or pursuant to which the Company (together with its Subsidiaries) is reasonably likely to make or otherwise provide payments or consideration or other performance in an amount or value in excess of $150,000 in the aggregate during the calendar year ended December 31, 2006, or $750,000 in the aggregate over the remaining term of such Contract and, in each case, that cannot be cancelled by the Company or any of its Subsidiaries without penalty or further payment or without more than 60 days’ notice and (B) all Contracts (or groups of related Contracts) that provide for, or pursuant to which the Company (together with its Subsidiaries) is reasonably likely to receive an amount or value in excess of $150,000 in the aggregate during 2006 or $750,000 in the aggregate over the remaining term;
     (iii) (A) exclusive dealing, requirements or take-or-pay Contracts or (B) Contracts containing any provision providing for an “earn-out,” contingent purchase price or similar contingent payment obligation on the part of the Company or any Subsidiary of the Company;

     (iv) (A) any Contract evidencing a capitalized lease obligation or otherwise relating to Indebtedness of the Company or any of its Subsidiaries or relating to any direct or indirect guaranty, support, indemnification, assumption, endorsement, or similar commitment by the Company or any of its Subsidiaries with respect to obligations, liabilities or Indebtedness of any other Person, and (B) any Hedging Agreement;
     (v) all Contracts with any Governmental Entity;
     (vi) all Contracts that limit or purport to limit the ability of the Company or any of its Subsidiaries or Affiliates, or any of their respective employees to: (A) sell any products or services of or to any other Person, (B) engage in any line of business or (C) compete with or obtain products or services from any other Person or limit the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case, in any geographic area or during any period of time;
     (vii) all Contracts between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, director, officer, employee or holder of more than 1% of the Company Common Stock (or any of their respective Affiliates), on the other hand, other than (A) Contracts between the Company and any of its wholly-owned Subsidiaries, and (B) Contracts among wholly-owned Subsidiaries of the Company;
     (viii) all (A) leases (or groups of related leases) of personal property providing for annual rentals of $150,000 or more or aggregate future payments of $750,000 or more in either case that cannot be terminated on not more than 60 days’ notice without payment by any Company or Subsidiary of the Company of any penalty of not more than $50,000 and (B) Real Property Leases;
     (ix) all Contracts under which the Company or any of its Subsidiaries has granted or received the right to use any Company Intellectual Property (other than licenses for readily available commercial software), including any Contract pursuant to which any Person is authorized to use or has an ownership or security interest in any Company Intellectual Property;
     (x) all Contracts relating to the disposition of any business or portion thereof (whether by merger, sale of stock, sale of assets, grant of right to acquire, use, access or otherwise), any product line, product group, or product offering or any material amount of assets;
     (xi) all Contracts (or groups of related Contracts) obligating the Company or any of its Subsidiaries to make capital expenditures in excess of $150,000 in any one year or $750,000 in the aggregate;
     (xii) all partnership, joint venture, agreement of alliance or cooperation or other similar agreements or arrangements or agreements providing for the formation of any such relationship or involving an equity investment by or in the Company or any of its Subsidiaries;

     (xiii) all Contracts (or groups of related Contracts) relating to research and development involving expenditures in excess of $150,000;
     (xiv) each (A) form of trust agreement (or similar Contract) generally utilized by the Company related to (i) cemetery merchandise and services, (ii) cemetery care or (iii) prearranged funerals (in each case, and any executed version that differs materially from the form) and (B) management or sales contract with respect to management of sales of any cemetery;
     (xv) all other Contracts (or groups of related Contracts) not made in the ordinary course of business involving payments to or from the Company and its Subsidiaries in excess of $750,000; and
     (xvi) all other Contracts, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or to the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Company Material Adverse Effect.
          (b) The Company and each of its Subsidiaries have performed all of the obligations required to be performed by them and are entitled to all accrued benefits under, and are not alleged to be in default in respect of, each Material Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, except as would not, individually or in the aggregate, be material to the Company. Each of the Material Contracts is in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, alteration, change in terms, termination, repurchase right or other adverse consequence, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or, to the Company’s Knowledge, with respect to any other contracting party, that, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a default or event of default under any Material Contract, except, as would not, individually or in the aggregate, be material to the Company. True, correct and complete copies of all Material Contracts have been furnished or made available to Parent or filed prior to the date hereof as exhibits to the Company SEC Documents.
     Section 2.15 Environmental Liability.
          (a) The Company and each of its Subsidiaries has been since January 2, 2002 and currently is in compliance with all Environmental Laws, including possessing and complying with all Environmental Permits, except for such non-compliance as would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits.
          (b) There is no pending or, to the Knowledge of the Company, threatened investigation, action, claim, lawsuit, review or administrative proceeding against the Company or any of its Subsidiaries, under or pursuant to any Environmental Law (an “Environmental Claim”), that would reasonably be expected to have a Company Material Adverse Effect.

Neither the Company nor any of its Subsidiaries has received any notice, notification, demand, citation, summons or order from any Person alleging that the Company or any of its Subsidiaries has been or is in violation of any Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved and would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any request for information from any Person related to liability under or compliance with any applicable Environmental Law, except for such matters as would not, if they matured into a claim against the Company or any of its Subsidiaries, reasonably be expected to have a Company Material Adverse Effect.
          (c) With respect to the real property that is currently owned, leased or operated by the Company or any of its Subsidiaries, there have been no contaminations, spills, discharges or releases (as such term is defined by CERCLA without regard to the exceptions therein) of Hazardous Substances on, underneath, or migrating to or from any of such real property that would reasonably be expected to have a Company Material Adverse Effect.
          (d) With respect to real property that was formerly owned, leased or operated by the Company or any of its Subsidiaries, to the Knowledge of the Company, there were no contaminations, spills, discharges or releases (as such term is defined by the CERCLA without regard to the exceptions therein) of Hazardous Substances on, underneath, or migrating to or from any of such real property during or prior to the Company’s or any of its Subsidiaries’ ownership or operation of such real property that would reasonably be expected to result in a Company Material Adverse Effect.
          (e) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has entered into or agreed to, or is otherwise subject to, any judgment relating to any Environmental Law or to the investigation or remediation of Hazardous Substances.
          (f) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there has been no treatment, storage or release of any Hazardous Substances that would reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed, either contractually or by operation of law.
          (g) Except as disclosed in Section 2.15(g) of the Company Disclosure Schedules, there are no underground storage tanks at, on, under or about (i) any Real Property or (ii) to the Knowledge of the Company, any other property operated by the Company or any of its Subsidiaries.
          (h) Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and except as described in Section 2.15(h) of the Company Disclosure Schedules, to the Knowledge of the Company, any asbestos-containing material that is at, under or about property owned, operated or leased by the Company or any of its Subsidiaries is non-friable or encapsulated and in good condition according to the generally accepted standards and practices governing such material, and its presence or current condition does not violate or otherwise require abatement or removal pursuant to any applicable Environmental Law. No matter listed on Section 2.15(h) of the Company Disclosure Schedules, individually or in the aggregate, could reasonably be expected to have or result in a Company Material Adverse Effect.
          (i) The Company and its Subsidiaries have furnished or made available to Parent complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to the Company or its Subsidiaries) relating to their respective operations, assets, businesses or properties.
          (j) Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans (A) that could reasonably be expected to interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws or (B) that could reasonably be expected to give rise to any liability or other obligation of the Company or any of its Subsidiaries under any Environmental Laws.
     Section 2.16 Insurance. The Company has in full force and effect the insurance coverage with respect to its business and the businesses of its Subsidiaries set forth in Section 2.16 of the Company Disclosure Schedules. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no Knowledge of any threatened early termination of, or material premium increase with respect to, any of such policies.
     Section 2.17 Intellectual Property.
          (a) The Company or its Subsidiaries owns or has the right to use all Intellectual Property necessary to conduct the Company’s and its Subsidiaries’ businesses as presently conducted (“Company Intellectual Property”).
          (b) The Company Intellectual Property is valid and enforceable and is not subject to any outstanding judgment, injunction, order, decree or agreement threatening the ownership, validity or use thereof by the Company or any of its Subsidiaries.
          (c) To the Knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ businesses or use by the Company or any of its Subsidiaries of the Company Intellectual Property does not infringe, violate, misappropriate or misuse any intellectual property rights or any other proprietary right of any Person or give rise to any obligations to any Person.
          (d) To the Knowledge of the Company, the Company Intellectual Property is not being infringed by any other Person.

          (e) Section 2.17(e) of the Company Disclosure Schedules sets forth a list of all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which any material Intellectual Property (i) is licensed (A) by the Company or any of its Subsidiaries to any Person (other than the Company or any such Subsidiary) or (B) by any Person (other than the Company or such Subsidiary) to the Company or any such Subsidiary or (ii) is developed (A) by the Company or any of its Subsidiaries for any Person (other than the Company or any such Subsidiary) or (ii) by any Person (other than the Company or any such Subsidiary) for the Company or any such Subsidiary.
          (f) Except as described in Section 2.17(f) of the Company Disclosure Schedules, other than the standard restrictive terms of “shrink-wrap” license agreements of “off-the-shelf” software that is generally available for purchase by Parent or its Subsidiaries for less than $100,000 for all of such software, there are no restrictions on the direct or indirect transfer of any Intellectual Property owned by the Company or any Subsidiary of the Company or any license, or any interest therein, held by the Company or any such Subsidiary in respect of any Intellectual Property, and neither the Company nor any of its Subsidiaries has granted any material license, authorization or permission to use any such Intellectual Property.
     Section 2.18 Assets and Property.
          (a) Except as described in Section 2.18(a) of the Company Disclosure Schedules, the Company and its Subsidiaries have good and marketable title to or a valid leasehold estate, free and clear of any Liens (other than Permitted Liens), in all properties and assets reflected on the December 31, 2005 balance sheet contained in the Most Recent Financial Statements or acquired after the date thereof (except for properties or assets subsequently sold, and leases that are subsequently terminated, in the ordinary course of business or otherwise as contemplated by this Agreement).
          (b) Section 2.18(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned in fee simple by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”). Except as described in Section 2.18(a) of the Company Disclosure Schedules, the Company (either directly or through one of its Subsidiaries) has good and marketable fee simple title, free and clear of any Liens (other than Permitted Liens), to each such parcel of Owned Real Property. Except as described in Section 2.18(b) of the Company Disclosure Schedules, with respect to each such parcel of Owned Real Property: (i) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person (other than the Company or any of its Subsidiaries) the right of use or occupancy of any portion of such parcel; and (ii) there are no outstanding rights of first refusal or first offer or options or other third-party rights to purchase such parcel.
          (c) Section 2.18(c) of the Company Disclosure Schedules sets forth a true, correct and complete list of all of Real Property Leases and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant or subtenant (collectively, the “Leased Real Property”) and for each Real Property Lease indicates: (i) its term and any options to extend the term; and (ii) the current rent payable (including all occupancy costs other than utilities). The Company (either directly or through one of its Subsidiaries) holds a valid and existing leasehold or subleasehold interest as applicable in the

Leased Real Property under each of the Real Property Leases listed in Section 2.18(c) of the Company Disclosure Schedules. The Company has furnished or made available to Parent and Merger Sub true, correct and complete copies of each of the Real Property Leases, including all material amendments, modifications, side agreements, consents, subordination agreements and guarantees. To the Knowledge of the Company: (A) there are no material disputes, oral agreements or rent forbearance programs in effect as to any Real Property Lease; (B) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Real Property Lease; (C) the Company (either directly or through one of its Subsidiaries) is in possession, and no party other than the Company and its Subsidiaries has the right to possession, of any real property demised under the Real Property Lease; and (D) each guaranty by the Company or any of its Subsidiaries is in full force and effect and no default has occurred thereunder.
          (d) The Owned Real Property and the Leased Real Property are referred to collectively herein as the “Real Property.” Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Company’s Knowledge, there are no such proceedings threatened, affecting any portion of the Real Property and (ii) the Company has not received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding, and, to the Company’s Knowledge, there is no such writ, injunction, decree, order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Real Property.
          (e) To the Knowledge of the Company, there are no violations of any covenants, conditions, restrictions, easements, agreements or orders that affect such Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Company Material Adverse Effect. To the Knowledge of the Company, all developed but unsold and undeveloped areas existing within the cemeteries operated by the Company are fully useable for cemetery purposes, without material legal, environmental or physical restriction or impediment of any kind, except normally associated costs of cemetery preparation and development.
          (f) As of January 1, 2006, the acreage of Rose Hills included (i) at least 1,430 total acres, (ii) at least 303 acres that are readily developable for cemetery purposes and (iii) at least 367 acres of rugged terrain.
     Section 2.19 Investments.
          (a) All funds received by the Company or any of its Subsidiaries in connection with funeral or cemetery preneed agreements or for undelivered funeral or cemetery merchandise and services (“Preneed Agreements”), as well as all funds designated for endowment or perpetual care have been deposited on a timely basis in appropriate accounts and administered and reported in all material respects (i) in accordance with the terms of agreements with the purchasers and (ii) as required by applicable Laws and Regulations. On an aggregate basis, the principal and interest earnings of the accounts, trusts or other deposits held pursuant to Preneed Agreements is equal to or greater than the cost of performing such Preneed Agreements.

          (b) The Company and its Subsidiaries, and any preneed funeral trust, cemetery care trust, cemetery merchandise and services trust or similar entity established by the Company or any such Subsidiary, have good and marketable title to all securities, mortgages and other investments (collectively, the “Investments”) owned by the Company and its Subsidiaries and any such trust or similar entity established by the Company or any such Subsidiary.
          (c) None of the Investments is in material default, and all Investments held in any such trust or similar entity are in compliance with industry regulatory standards and are owned and administered in accordance with prudent man trust standards; and all Investments owned by the Company and its Subsidiaries are investment grade debt obligations, repurchase agreements having a maturity of no more than 30 days or insurance policies.
     Section 2.20 Preneed Insurance.
          (a) The Company has furnished or made available to the Parent and Merger Sub all regulatory examination reports for Mayflower National Life Insurance Company and National Capital Life Insurance Company since December 31, 2002 and for Security Plan Life Insurance Company from December 31, 2000 through October 1, 2004. Except for filings with the SEC, the Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other material documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2002 with any Governmental Entity related to insurance or holding or investing funds for or on behalf of, or otherwise for the benefit of, third parties (the “Other Company Documents”), and have paid all material taxes, fees and assessments due and payable in connection therewith. There is no material unresolved violation or exception with respect to any report or statement relating to any examination of the Company or any of its Subsidiaries related to insurance or holding or investing funds for or on behalf of, or otherwise for the benefit of, third parties. No Other Company Documents, as of their respective dates, except as amended or supplemented by an Other Company Document filed prior to the date hereof, contained, and no Other Company Documents filed subsequent to the date hereof will contain as of their respective dates, any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has furnished or made available to Parent a true and complete copy of each material Other Company Document.
          (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity related to insurance or holding or investing funds for or on behalf of, or otherwise for the benefit of, third parties that restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy, its policies, its management or its business.
     Section 2.21 Takeover Statutes; Charter Provisions. The Company Board has unanimously approved the Merger and this Agreement and the transactions contemplated thereby, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated thereby the limitations on business combinations contained in any restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other similar anti-takeover statute or regulation (including Section 203 of Delaware Law to the extent applicable) (“Takeover Statute”) or restrictive provision of any applicable anti-takeover provision in the Company’s Certificate of Incorporation or Bylaws. No other state anti-takeover statute or similar statute or regulation or other comparable anti-takeover provision of the Company’s Certificate of Incorporation or Bylaws applies to the Merger, this Agreement or any of the transactions contemplated by this Agreement.
     Section 2.22 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from the Financial Advisor to the effect described in Section 2.3(b). Such opinion has not been amended or rescinded as of the date hereof.
     Section 2.23 Broker’s Fees. Except for the Financial Advisor, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. The Company has heretofore furnished or made available to Parent a complete and correct copy of all agreements between the Company or any of its Subsidiaries and the Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.
     Section 2.24 Company Information. The Proxy Statement will not, at the date it is first mailed to shareholders of the Company or at the time of the Company Stockholders’ Meeting (other than with respect to any information supplied by Parent or Merger Sub for inclusion therein), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information that subsequently changes or becomes incomplete or incorrect to the extent such changes or failure to be complete or correct are promptly disclosed to Parent and Merger Sub, and the Company uses its reasonable best efforts, with the reasonable cooperation of Parent and Merger Sub, to prepare, file or disseminate updated information to the extent required by applicable Laws and Regulations. The Company will cause the Proxy Statement and all related SEC filings to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by Parent or Merger Sub specifically for inclusion therein.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Parent represents and warrants to the Company as follows:
     Section 3.1 Corporate Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Parent Material Adverse Effect. Parent has furnished or made available to the Company a true and correct copy of the certificate or articles of incorporation, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of Parent and Merger Sub. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other charter or organizational documents, each as amended.
     Section 3.2 Authority; No Violation.
          (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under the Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly approved and adopted by the Boards of Directors of Parent and Merger Sub. No other corporate proceedings (including any required approvals of the holders of any class of capital stock of Parent) on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws and Regulations generally affecting the rights of creditors and subject to general equity principles.
          (b) Neither the execution and delivery of this Agreement by Parent nor Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws (or comparable organizational documents) of Parent or Merger Sub, (ii) assuming that the consents and approvals referred to in Section 3.3 are duly obtained, and except as set forth on Section 3.2 of the Parent Disclosure Schedules, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or either of their respective properties or assets or (iii) assuming that the consents and approvals referred to in Section 3.3 are duly obtained, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clauses (ii) and (iii) above) for such violations, conflicts, breaches, defaults or the loss of benefits that, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     Section 3.3 Consents and Approvals. Except for (i) any approvals or filings required by the HSR Act and the Competition Act, (ii) any approvals, notice filings or applications for review required under the Investment Canada Act, (iii) the filing by the Company with the SEC of the Proxy Statement, and (iv) the consents, notices and approvals set forth in Section 3.3 of the Parent Disclosure Schedules, no consents or approvals of or filings or registrations with any Governmental Entity or third party on the part of Parent or Merger Sub are necessary in connection with (A) the execution and delivery by Parent and Merger Sub of this Agreement and (B) the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.
     Section 3.4 Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information so provided by Parent or Merger Sub that subsequently changes or becomes incomplete or incorrect to the extent such changes or failure to be complete or correct are promptly disclosed to the Company, and Parent and Merger Sub reasonably cooperate with the Company in preparing, filing or disseminating updated information to the extent required by applicable Laws and Regulations.
     Section 3.5 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and as of the date hereof, has engaged in no other business activities and has conducted its operations only as contemplated hereby and is a duly incorporated, validly existing direct, wholly-owned Delaware subsidiary of Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, including the financing contemplated by Section 4.4 hereof, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, including the financing contemplated by Section 4.4 hereof, Merger Sub has not incurred, directly or indirectly through any Subsidiary, any material obligations or liabilities or entered into any agreement or arrangements with any Person.
ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME
     Section 4.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries, to (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to preserve intact its present business organizations, maintain its rights and franchises, and maintain its relationships with and goodwill of customers, suppliers, distributors, licensors, licensees, contractors and others having significant business dealings with it, (c) use reasonable best efforts to keep available to itself and Parent the present services of the officers and employees of the Company and each such Subsidiary, (d) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present and (e) take no action that would adversely affect or delay in any material respect the ability of either Parent or the Company to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby.
     Section 4.2 Conduct of Business of the Company. Without limiting the generality of Section 4.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as set forth in Section 4.2 of the Company Disclosure Schedules or except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following:
          (a) Amend, modify, alter or rescind its certificate or articles of incorporation, bylaws or other charter or organizational or governing documents or any Company Warrants;
          (b) (i) Split, combine or reclassify any shares of its capital stock, declare, set aside or pay or agree to pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) (except dividends from wholly owned Subsidiaries of the Company) or (ii) redeem, purchase or otherwise acquire any of its securities or any securities of its Subsidiaries (except for (A) redemptions or acquisitions from current or former employees, directors and consultants in accordance with agreements as in effect on the date hereof and listed in Schedule 4.2(b) of the Company Disclosure Schedules and (B) any transactions effected or facilitated by the Company or any of its Subsidiaries in accordance with the terms of the Company’s employee stock purchase plan, as amended in accordance with Section 5.9 hereof);
          (c) Except to the extent required by law or under any Company Benefit Plan (as described on Section 4.2(c) of the Company Disclosure Schedules), grant, accelerate, amend or change the period of exercisability or vesting of any options, stock appreciation right, warrant, commitment, subscription, right to purchase, or other right to acquire Company Common Stock or other equity or voting securities of the Company or the equivalents of any of the foregoing granted under any Company Benefit Plan or Company Stock Plan or otherwise authorize cash payments in exchange for any of the foregoing granted under any of such plans;
          (d) Except to the extent required by law or under any Company Benefit Plan or other existing contractual arrangements as in effect as of the date hereof and, in either event, set forth on Section 4.2(d) of the Company Disclosure Schedules, (i) pay, grant, issue, guarantee or accelerate vesting of payments or benefits to any of its current or former directors, officers, employees or consultants or otherwise pay any amounts or provide any benefits to which any such individual is not entitled on the date hereof, (ii) hire any officer, director, employee or consultant having a base rate of compensation in excess of $150,000 annually or enter into any employment agreement with any director, officer, employee or consultant, (iii) increase in any manner the salary, fees, bonuses or other compensation or employee benefits (whether in stock, cash or otherwise) of any director, officer, consultant or employee, except (A) for increases in annual base salary in the ordinary course of business consistent with past practice for employees other than executive officers and directors of the Company that, in the aggregate, do not result in an increase in salaries in the aggregate for all employees (other than executive officers and directors) of more than 3%, or (B) as required under existing agreements as in effect on the date hereof and set forth on Section 4.2(d) of the Company Disclosure Schedules, (iv) amend, modify or increase compensation or benefits provided under or terminate any Company Benefit Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except as may be required by law, (v) fund or make any contribution to any Company Benefit Plan or any related trust or other funding vehicle, other than regularly scheduled contributions to trusts funding qualified plans, (vi) change the actuarial assumptions applicable to any Company Benefit Plan or related trust, except as may be required by law or (vii) increase the total number of employees of the Company and its Subsidiaries except by de minimis amounts;
          (e) Authorize for issuance, issue, sell, deliver, dispose of, encumber, or pledge any stock of any class or any securities or any other equity interests or voting securities of the Company or any Subsidiary, other than: (i) the issuance of no more than 75,000 Company Options (having a fair market value exercise price) and no more than 5,000 Restricted Stock Units, in each case in connection with new hires or ordinary course promotions in amounts and circumstances consistent with past practice, to persons that are neither executive officers nor directors of the Company on the date hereof; (ii) the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding or issued pursuant to clause (i) above, and pursuant to the terms of the DCP, in each case, pursuant to the Company Stock Plans as in effect on the date hereof; (iii) the issuance of shares of Company Common Stock upon the exercise of Company Warrants outstanding as of the date hereof; (iv) the requirements of the Restricted Stock Units outstanding as of the date hereof or issued pursuant to clause (i) above; (v) the issuance of shares of Company Common Stock pursuant to the Plan; and (vi) pursuant to any other agreements existing on the date hereof and disclosed on Section 4.2(e) of the Company Disclosure Schedules;
          (f) Transfer to any person or entity any rights in or to its Intellectual Property other than the transfer of non-exclusive rights to its Intellectual Property in the ordinary course of business consistent with past practice;
          (g) Acquire, sell, transfer, lease (as lessee or lessor), encumber or dispose of any assets (other than sales of inventory in the ordinary course consistent with past practice) that, in the aggregate, are material to the Company and its Subsidiaries taken as a whole, or enter into, extend or renew any commitment or transaction which is likely to involve payments by the Company during the first 12 months of such commitment or transaction in excess of $150,000 or $750,000 in the aggregate over the full term of such commitment or transaction, or that cannot be terminated by the Company or such Subsidiary (without penalty) on less than 90 days’ notice;
          (h) (i) Incur any Indebtedness for borrowed money other than borrowings pursuant to the Company’s and its Subsidiaries’ revolving credit arrangements in effect on the date hereof in the ordinary course, consistent with past practice, for working capital purposes, (ii) issue, sell or amend any debt securities or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii)

make any loans, advances or capital contributions to, or investment in, or repay any Indebtedness owing to, any Person other than the Company or any of its wholly owned Subsidiaries in an amount in excess of $1,000,000 other than the repayment of Indebtedness existing as of the date hereof at maturity in accordance with its terms or make any change in its existing borrowing or lending arrangements for or on behalf of any such Person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (v) mortgage, pledge or otherwise encumber any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon other than Permitted Liens in the ordinary course of business, consistent with past practice; (vi) waive or release any rights of material value; or (vii) amend any Hedging Agreement.
          (i) Enter into, renew or amend any Real Property Lease or material operating lease for personal property, in any case requiring total payments over the course of such lease of more than $250,000;
          (j) Pay, discharge, settle, compromise, commence or satisfy in an amount individually or in the aggregate in excess of $750,000 any material claims, actions, litigation, arbitration (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or to the extent provided for in reserves specific to such claim, liability or obligation and specifically reflected on the balance sheet as of December 31, 2005 included in the Company SEC Documents filed prior to the date hereof.
          (k) (i) Acquire (by merger, consolidation, or acquisition of stock or assets or any other means) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any joint venture, partnership or other similar arrangement or form any other new material arrangement for the conduct of business or amend or modify any such joint venture, partnership or other arrangement; or (iii) other than as specifically included in the Company’s annual budget for the fiscal year ending December 30, 2006, attached in Section 4.2(k)(iii)(a) of the Company Disclosure Schedules, pursuant to and on the existing disclosed terms of the Company’s open authorizations for expenditures and other contracts or commitments set forth in Section 4.2(k)(iii)(b) of the Company Disclosure Schedules, or (after consultation with Parent) to the extent required by law, authorize any new capital expenditure, additions, improvements or other expenditures which, individually, is in excess of $150,000 or, in the aggregate, are in excess of $750,000;
          (l) (i) Permit any insurance policy or policies naming it as a beneficiary or a loss payable payee, which policy or policies, individually or in the aggregate, is/are material to the Company and its Subsidiaries taken as a whole, to be canceled, terminated or the amount of coverage available therefrom materially reduced without notice to Parent unless the Company or one of its Subsidiaries shall have obtained a comparable replacement policy, or (ii) enter into any insurance policy or policies naming it as a beneficiary or a loss payable payee, which policy or policies, individually or in the aggregate, is/are material to the Company and its Subsidiaries taken as a whole; provided that, a reduction in the term of any of the Company’s insurance policies upon renewal shall not be deemed a material reduction in the amount of insurance coverage;

          (m) Adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries, except for any such transactions solely among wholly-owned Subsidiaries of the Company that are not obligors or guarantors of third party indebtedness;
          (n) Make any material Tax election, change any material method of Tax accounting or settle or compromise any material Tax liability of the Company or any of its Subsidiaries, and, in any event, the Company shall consult with Parent before filing or causing to be filed any material Tax return of the Company or any of its Subsidiaries, except to the extent such Tax return is filed in the ordinary course of business consistent with past practice, and before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any material Taxes of the Company or any of its Subsidiaries;
          (o) Except as may be required as a result of a change in law or in GAAP, make any change to the financial accounting principles or practices used by it, or to its credit practices or its methods of maintaining its books, accounts or business records;
          (p) Revalue in any material respect any of its assets, including writing down the value of inventory beyond the current obsolescence reserve or writing off notes or accounts receivable other than in the ordinary course of business;
          (q) (i) Except in the ordinary course of business consistent with past practice, (i) terminate, amend or modify (in any material respect), or waive any material provision of, any Material Contract, or (ii) enter into any Contract that would have been a Material Contract had it been entered into prior to the execution of this Agreement;
          (r) Enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other Person, (ii) engage in any line of business, or (iii) compete with or obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case, in any geographic area or during any period of time;
          (s) Engage in the conduct of any new line of business;
          (t) Close any facilities of the Company or any Subsidiary of the Company or discontinue any line of business.
          (u) Take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or in a violation of any provision of this Agreement;
          (v) Take, authorize, or agree in writing or otherwise to take or authorize, any of the actions prohibited in Sections 4.2(a) through (u).

     Section 4.3 No Solicitation.
          (a) The Company shall not, nor shall it permit or authorize any of its Subsidiaries or any officer, director, employee, accountant, counsel, financial advisor, agent or other representative of the Company or any of its Subsidiaries (collectively, the “Company Representatives”) to, (i) directly or indirectly solicit, initiate, or knowingly encourage any Takeover Proposal, (ii) directly or indirectly participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Company or its Subsidiaries to, any Third Party in connection with any Takeover Proposal or knowingly take any other action to facilitate any other inquiries or the making of any proposal that constitutes, or that reasonably may be expected to lead to, any Takeover Proposal, or (iii) except as permitted by Section 4.3(b) below, enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal; provided, however, that, subject to compliance with Section 4.3(b), nothing contained in this Section 4.3(a) shall prohibit the Company or its Board of Directors from (A) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (B) making such disclosure to the Company’s stockholders as, in the good faith judgment of the Company Board, after receiving advice from outside counsel, is required under applicable Laws and Regulations. Upon execution of this Agreement, the Company shall, and it shall cause the Company Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding two sentences by any Company Representative, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 4.3(a) by the Company. Notwithstanding the foregoing, prior to the Approval Date, the Company may, in response to an unsolicited Takeover Proposal received by the Company which did not result from a breach of Section 4.3 and which the Company Board determines in good faith, after consultation with outside counsel and financial advisors, is or may reasonably lead to a Superior Proposal, furnish information concerning its business, properties or assets to any Third Party making such Takeover Proposal, and may negotiate and participate in discussions and negotiations with such Third Party concerning a Takeover Proposal if such Third Party has submitted a Superior Proposal that is pending at the time the Company determines to take such action if, and only to the extent that and so long as, (A) the Company and its Subsidiaries are otherwise in compliance with Section 4.3 (including, prior to furnishing such information to, or entering into discussions or negotiations with, such Third Party, by providing written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Third Party), (B) prior to furnishing such information to such Third Party, the Company receives from such Third Party an executed confidentiality agreement with terms substantially similar to and no less favorable to the Company than those contained in the Confidentiality Agreement, and (C) in accordance with the following sentences, the Company keeps Parent informed, on a current basis, of the status and details of any such discussions or negotiations as provided above. The Company will promptly (and in any event within two Business Days) notify Parent in writing, of the existence of any proposal, discussion, negotiation or inquiry received by the Company with respect to any Takeover Proposal, and the Company’s response thereto, and the Company will promptly communicate to Parent the material terms and conditions of any proposal, discussion, negotiation or inquiry that it may receive and the identity of the Third Party making such proposal or inquiring or engaging in such discussions or negotiations. The Company will keep Parent reasonably informed of the status and details of any such Takeover Proposal and any amendments or revisions thereto. The Company shall promptly provide to Parent any non-public information concerning the Company or any Company Subsidiary that is provided to the Third Party making such Takeover Proposal or its representatives which was not previously provided to Parent.
     As used in this Agreement, the following terms have the meanings set forth below:
     “Superior Proposal” means an unsolicited bona fide written proposal by a Third Party to acquire, directly or indirectly, more than 50% of the shares of Company Common Stock then outstanding or assets that constitute 50% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of its Subsidiaries, (i) on terms that the Company Board determines in good faith (after consultation with its independent financial advisors) to be more favorable to the Company’s stockholders from a financial point of view than the Merger and (ii) that, in the good faith judgment of the Company Board, is reasonably likely to be consummated, taking into consideration (with respect to both subsections (i) and (ii) hereof) all financial, regulatory, legal and other aspects of such proposal.
     “Takeover Proposal” means any inquiry, proposal or offer, whether in writing or otherwise, from a Third Party to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of assets that constitute (i) 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, (ii) 20% or more of any class of equity securities of the Company or any of its Subsidiaries or (iii) any part of Rose Hills (other than immaterial assets that are not part of, or necessary to, the core business of Rose Hills), in any case, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company or any of its Subsidiaries.
     “Third Party” means any Person or group other than Parent, Merger Sub or any Subsidiary thereof.
          (b) Except as set forth in this Section 4.3(b), neither the Company Board nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Takeover Proposal, (ii) cause or permit the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Takeover Proposal or (iii) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation. Notwithstanding the foregoing provisions of this Section 4.3, prior to the Approval Date, the Company Board may (A) approve or recommend a Superior Proposal, or (B) enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to a Superior Proposal, (x) in either case, if the Company shall have terminated this Agreement and shall have paid any applicable fee required by Section 7.3 and (y) in either case, if at least five Business Days shall have passed following Parent’s receipt of written notice from the Company advising Parent that the Company Board has received such a

Superior Proposal that it intends to approve, recommend or accept, specifying all material terms and conditions of such Superior Proposal (including the identity of the Third Party making the Superior Proposal and a copy of any proposed agreements with respect thereto), and Parent does not make an offer that the Company Board shall have concluded in its good faith judgment, after consultation with its financial advisors and outside counsel, is at least as favorable to the Company’s stockholders as such Superior Proposal. In addition, notwithstanding the foregoing, if prior to the Approval Date the Company Board determines in good faith, after consultation with outside counsel, that failure to so withdraw or modify the Company Board Recommendation would be inconsistent with the Company Board’s exercise of its fiduciary duties, the Company Board may withdraw or modify the Company Board Recommendation.
     Section 4.4 Financing Assistance.
          (a) From the date hereof until the Effective Time, the Company and its Subsidiaries shall, and shall use their reasonable best efforts to cause each of their respective officers, directors, employees and Representatives to, provide all cooperation reasonably requested by Parent in connection with the arrangement of Parent’s financing of the Merger or other filings or financings of Parent (the “Financing”), including (A) causing appropriate officers and employees to be available, on a customary basis and on reasonable advance notice, to meet with prospective lenders and investors in meetings, drafting sessions, due diligence sessions, management presentations, road shows and sessions with rating agencies, (B) assisting with the preparation of materials for rating agency presentations, business projections and financial statements (including those required by the SEC), and assisting Parent in preparing offering memoranda, private placement memoranda, prospectuses and similar documents, (C) causing its independent accountants to provide reasonable assistance to Parent, including providing consent to Parent to prepare and use their audit reports and SAS 100 reviews relating to the Company and its Subsidiaries and to provide any necessary “comfort letters” and (D) causing its attorneys to provide reasonable assistance to Parent, including to provide any necessary and customary legal opinions, (E) obtaining any necessary rating agencies’ confirmations or approvals for the Financing and (F) executing and delivering any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including allowing for a certificate of the chief financial officer of the Company with respect to solvency or other matters. The Company will provide to Parent and its financing sources as promptly as practicable any audited, unaudited and pro forma and other financial information or data that are reasonably required in connection with the Financing.
          (b) Without limiting the foregoing, at the request of Parent, prior to the Effective Time, Company shall use its reasonable best efforts to cooperate with Parent and Merger Sub in obtaining any consents or waivers to, and giving notices of redemption in respect of, any of its Indebtedness, provided that Company shall not be required to permit any of the foregoing to become effective prior to the Effective Time. At the request of Parent, the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to commence consent solicitations or issuer tender or exchange offers with respect to their respective Indebtedness as and at the times that Parent shall request (“Consent/Tender Offers”), in each case with the cooperation of Parent and Merger Sub and using agents chosen by Parent. All Consent/Tender Offers shall be in accordance with applicable Laws and Regulations and shall be on the terms and conditions reasonably specified by Parent; provided, that all Consent/Tender Offers (and all obligations to make any payments to holders of all or any portion of any Indebtedness in connection therewith or to modify the terms or provisions of any Indebtedness) shall be conditioned upon the consummation of the Merger, and shall terminate immediately upon the termination of this Agreement prior to the Effective Time. In addition, at the request of Parent, the Company shall arrange to repay any outstanding Indebtedness under its credit agreement effective at the Effective Time.
ARTICLE V
ADDITIONAL AGREEMENTS
     Section 5.1 Regulatory Matters.
          (a) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable. Notwithstanding the previous sentence, prior to responding to any comments of the SEC or its staff, the Company shall (i) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, (ii) provide Parent with the Company’s proposed responses to the comments of the SEC or its staff for Parent’s review, and (iii) reasonably respond to or incorporate Parent’s comments. The Company will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Stockholders’ Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. The Company shall consult with Parent (and reasonably respond to or incorporate Parent’s comments) prior to mailing any Proxy Statement, or any amendment or supplement thereto. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.
          (b) Subject to Section 5.1(d), each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger, including (i) the taking of all reasonable steps to obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings and applications with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including filing as promptly as practicable after the date hereof a Notice of Investment under Section 12 of the Investment Canada Act and if Parent reasonably determines that it is required (after consultation with its and the Company’s counsel), as promptly as practicable after making such determination, an application for review under the Investment Canada Act (it being understood that the parties will use their reasonable best efforts to bring any such review under the Investment Canada Act to a conclusion as promptly as reasonably practicable), (ii) the taking of all reasonable steps to obtain all necessary consents or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have vacated or reversed any decree, order or judgment entered by any court or other Governmental Entity that would restrain, prevent or delay the Closing and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Subject to applicable Laws and Regulations relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Entity and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to this Agreement and the Merger. Each party shall provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Merger or the other transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.1 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.1, materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries or as regards Parent’s plans for conducting its business or that of the Company after the transactions contemplated by this Agreement.
          (c) Without limiting the generality of the undertakings pursuant to this Section 5.1, but subject to Section 5.1(d), the parties hereto shall: (i) provide or cause to be provided promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable federal, state, local or foreign antitrust or competition law, regulation or order (“Antitrust Laws” and each such Governmental Entity, a “Governmental Antitrust Entity”) information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws promptly following the date of this Agreement and thereafter to respond promptly (and within the time frame specified by Parent in accordance with Section 5.1(d)) to any request for additional information, data or documentary material that may be made under the HSR Act or the Competition Act and any additional consents and filings under any Antitrust Laws; (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Antitrust Entity; and (iii) use their reasonable best efforts to resolve any objections and challenges, including by contest through litigation on the merits, negotiation or other action, that may be asserted by any Governmental Antitrust Entity with respect to the transactions contemplated by this Agreement under the HSR Act and any Antitrust Laws.
          (d) The parties shall take all actions necessary to avoid or eliminate each and every impediment under any Antitrust Laws so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of the Company, Parent and their respective Subsidiaries and (y) otherwise taking or committing to take actions that after the Closing Date would limit Parent’s or its Subsidiaries’ freedom of action (other than as would allow Parent to terminate this Agreement under Section 7.1(i)) with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of the Company, Parent and their respective Subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction, in any suit or proceeding under any Antitrust Laws, which would otherwise have the effect of preventing the Closing, and in that regard Parent and, if requested by Parent, the Company shall agree to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits its freedom of action (other than as would allow Parent to terminate this Agreement under Section 7.1(i)) with respect to, or Parent or Parent’s Subsidiaries’ ability to retain, any of the businesses, product lines or assets of the Company, Parent or any of their respective Subsidiaries, provided that any such action shall be conditioned upon the consummation of the Merger. Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, (i) could be expected to result in divestiture of, or operational restrictions on, businesses, product lines or assets (of the Company, Parent or Subsidiaries of either) having aggregate revenues in the twelve months ending December 31, 2005 in excess of $200 million (it being understood that such amount shall be reduced by the aggregate amount of revenues in the year ended December 31, 2005 of all “affected facilities” described in Section 6.2(a) hereof), (ii) could be expected to limit the right of Parent or the Surviving Corporation to own or operate all or any portion of Rose Hills, or (iii) could be expected to result in an Unacceptable Restriction (as defined in Section 7.1(i)) (the circumstances described in any of clauses (i), (ii) or (iii) above, an “Unacceptable Condition”). With regard to any Governmental Antitrust Entity, neither the Company nor any of its Subsidiaries (or any of their respective Affiliates) shall, without Parent’s prior written consent in Parent’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter their businesses or commercial practices in any way, or otherwise discuss, take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines or assets of, the Surviving Corporation or otherwise receive the full benefits of this Agreement. In furtherance and not in limitation of the foregoing, the Company agrees that notwithstanding anything to the contrary in this Agreement, Parent will take the lead in all meetings and communications with any Governmental Entity in connection with any Antitrust Laws, including by determining the appropriate timing of any such meeting or communication (including (x) the timing of the submission of any filing with, or response to any request by, a Governmental Entity, and (y) the timing of any action taken pursuant to this Section). In each such instance, the Company shall respond within the time frame reasonably specified by Parent. Parent’s obligations set forth in this Section 5.1(d) are subject to the Company’s timely compliance with all of its obligations set forth in this Section 5.1.
          (e) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers, employees and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice, application or other document made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.
          (f) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such approval will be materially delayed.
     Section 5.2 Access to Information. Subject to the Confidentiality Agreement and applicable Laws and Regulations relating to the sharing of information, the Company agrees to provide Parent, and the officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives of Parent (collectively, the “Parent Representatives”), from time to time prior to the Effective Time or the termination of this Agreement, such information as Parent shall reasonably request with respect to the Company and its Subsidiaries and their respective businesses, financial condition and operations. Except as required by law, Parent on the one hand shall hold, and shall cause Parent’s Affiliates and the Parent Representatives to hold, and the Company on the other hand shall hold, and shall cause the Company’s Affiliates and the Company Representatives to hold, any non-public information received from the other, directly or indirectly, in accordance with the Confidentiality Agreement.
     Section 5.3 Stockholder Approval.
          (a) As promptly as practicable after the date hereof, the Company shall take all action necessary under all applicable Laws and Regulations to call, give notice of and hold a meeting of the holders of the Company’s capital stock to vote on a proposal to adopt this Agreement (the “Company Stockholders’ Meeting”). The Company Stockholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the mailing of the Proxy Statement. The Company shall use reasonable best efforts to ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Laws and Regulations. Subject to Section 4.3(b), the Company shall include the Company Board Recommendation in the Proxy Statement and use its reasonable best efforts to solicit from its stockholders entitled to vote thereon proxies to be voted at the Company Stockholders’ Meeting sufficient under applicable Laws and Regulations to constitute the Company Stockholder Approval. The Company agrees that its obligations pursuant to the first two sentences of Section 5.3(a) shall not be affected by the commencement, public proposal or communication to the Company of any Takeover Proposal or by the withdrawal or modification by the Company Board of the Company Board Recommendation unless this Agreement has been terminated in accordance with Article VII, including payment by the Company of the Termination Fee.
          (b) Parent agrees to cause all shares of Company Common Stock owned by Parent or any Subsidiary of Parent to be voted in favor of the adoption of the Agreement and consummation of the Merger at the Company Stockholders’ Meeting.
     Section 5.4 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law, including applicable rules and regulations promulgated by the SEC, or by obligations pursuant to any listing agreement with any national securities exchange or with the Nasdaq, in which case the party proposing to issue such press release or make such public statement or disclosure shall use reasonable best efforts to consult with the other party before issuing such press release or making such public statement or disclosure.
     Section 5.5 Reasonable Best Efforts and Further Assurances. Subject to the terms and conditions hereof, each of the parties to this Agreement shall use its reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting the consummation of this Agreement and the transactions contemplated hereby. Without limiting the foregoing, upon written notice from Parent, the Company shall request, and use all reasonable efforts to obtain prior to Closing: (A) an estoppel certificate in a form reasonably acceptable to Parent, duly and properly executed by (1) any landlord or subtenant under a Real Property Lease, or (2) any other party to a Material Contract; and (B) a subordination, non-disturbance and attornment agreement (“SNDA”), in a form reasonably acceptable to Parent, duly and properly executed by the holder of any mortgage or deed of trust to which any Real Property Lease is or may be subordinate, and by the landlord and the tenant under any such Real Property Lease. Immediately prior to the Closing Date, the Company shall deliver to Parent a schedule listing (i) all exercises, expirations and conversions of Company Options and Company Warrants and issuances in satisfaction of Restricted Stock Units since the date hereof and (ii) all shares of Company Common Stock subject to each remaining Company Option, or into which each Company Warrant is convertible or which may be issued in respect of Restricted Stock Units, the date of grant, the exercise or vesting schedule, the exercise price per share and the term of each such security.

     Section 5.6 Indemnification; Director and Officer Insurance.
          (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under the Delaware Law, indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries and each such individual who served at the request of the Company or its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the “Indemnified Parties”) against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was a director or officer of the Company or any of its Subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the transactions contemplated hereby). The Surviving Corporation shall be entitled to assume the defense of any such claim, action, suit, investigation or proceeding with counsel reasonably satisfactory to the Indemnified Party and the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of separate counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Party advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Party or such Indemnified Party shall have legal defenses available to it that are different from or in addition to those available to the Surviving Corporation, the Indemnified Party may retain counsel reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, that the Surviving Corporation shall not be liable for the fees of more than one counsel with respect to a particular claim, action, suit, investigation or proceeding, for all Indemnified Parties, other than local counsel, unless a conflict of interest shall be caused thereby; provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). This Section 5.6(a) shall be interpreted so as not to revive, reinstate, expand or increase any obligations of the Company or its Subsidiaries (or any applicable predecessor thereof) that were limited, barred, discharged or otherwise modified by (i) the order of confirmation, entered in the United States Bankruptcy Court for the District of Delaware and dated as of December 5, 2001, confirming the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, as modified, including Sections III.D.10.h and III.D.10.i thereof) and (ii) and the Final Order (the “Canadian Order”), entered in the Ontario Superior Court of Justice and dated as of December 7, 2001, in connection with the Confirmation Order and the Reorganization Plan.
          (b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide, for a period of not less than six years after the Effective Time, the Company’s current directors and officers (as defined to mean those persons insured under such policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the current annual premium currently paid by the Company for such insurance as set forth in Section 5.6(b) of the Company Disclosure Schedules, but in such case shall purchase as much of such coverage as possible for such amount; and provided, further, however, that at Parent’s option in lieu of the foregoing insurance coverage, the Company may purchase “tail” insurance coverage, at a cost no greater than that set forth above, that provides coverage identical in all material respects to the coverage described above.
          (c) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws, respectively, of the Company, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.
          (d) The rights of each Indemnified Party under this Section 5.6 shall be in addition to any rights such individual may have under the certificate of incorporation or bylaws (or other governing documents) of the Company or any of its Subsidiaries, under Delaware Law or any other applicable Laws and Regulations or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.
          (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.6.
     Section 5.7 Advice of Changes. Subject to applicable Laws and Regulations, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications between Parent or the Company, as the case may be, or any of their respective Subsidiaries, and any third party and/or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition, that would reasonably be expected to result in a Company Material Adverse Effect or of any failure of any condition to Parent’s obligations to effect the Merger, and Parent shall give prompt notice to the Company of any change, fact or condition, that is reasonably likely to result in a Parent Material Adverse Effect or that is reasonably likely to result in a failure of any condition to the Company’s obligations to effect the Merger.
     Section 5.8 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the parties hereto, the Company and the Company Board shall grant all approvals and take all actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.
     Section 5.9 ESPP. As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee of the Company Board administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that with respect to the ESPP: (a) all executive officers, all vice presidents of operations and the corporate controller shall not be permitted to participate in the ESPP after the April 3, 2006 purchase date (it being understood that each such person is a highly compensated employee under Section 414(q) of the Code), (b) all other employees shall be permitted to participate in the ESPP to an extent no greater than such employee’s payroll deduction percentage in the ESPP as of the date hereof, and (c) the ESPP shall terminate immediately prior to the Closing Date and all cash amounts then in a participant’s payroll deduction account shall be promptly refunded.
     Section 5.10 Benefits for Company Employees.
          (a) Benefits. From and after the Effective Time and until the first anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation or one of its other subsidiaries to, maintain in effect employee benefit plans and arrangements which provide benefits which have a value substantially comparable, in the aggregate, to the benefits provided by the Company Benefit Plans (not taking into account the value of any benefits under any such plans which are equity-based). At the request of Parent, the Company shall, prior to the Effective Time, terminate the Company’s 401(k) plan effective immediately prior to the Effective Time. If the Company’s 401(k) plan is so terminated at the request of Parent prior to the Effective Time, any employee who was a participant in the Company’s 401(k) plan immediately prior to the Effective Time shall be entitled to receive a lump sum distribution of his or her benefits from the Company’s 401(k) plan. Parent shall cause a comparable defined contribution plan or plans sponsored by Parent or one of its Subsidiaries, with equivalent Company contributions, to accept direct rollovers (described in Section 402(c) of the Code) of distributions to which the employees are entitled under the Company’s 401(k) plan that are eligible for a direct rollover.
          (b) Eligibility. With respect to any Parent Benefit Plan in which any employee of the Company or any of its Subsidiaries first becomes eligible to participate on or after the Effective Time, Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such employee and his or her eligible dependents under such Parent Benefit Plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior thereto under the analogous Company Benefit Plan; (ii) provide such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Benefit Plan under the analogous Company Benefit Plan (to the same extent that such credit was given under such Company Benefit Plan) in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent Benefit Plan; and (iii) recognize all service of such employee with the Company and its Subsidiaries and predecessors (including recognition of all prior service with any entity (including any such Subsidiary prior to its becoming a Subsidiary of the Company) that was recognized by the

Company (or any such Subsidiary) prior to the date hereof in the ordinary course of administering its (or such Subsidiary’s) employee benefits), for purposes of eligibility to participate in and vesting in benefits under such Parent Benefit Plan, to the extent that such service was recognized for such purpose under the analogous Company Benefit Plan; provided, that such crediting of service shall not be required if it would result in a duplication of benefits or credited past service or to the extent that it is not similarly granted to similarly situated employees of Parent.
          (c) Notwithstanding anything to the contrary herein, the provisions of this Section 5.10 shall not apply with respect to the terms and conditions of employment or compensation or employee benefits of any employees of the Company, Parent and any of their Subsidiaries who are represented by labor unions or similar collective bargaining entities, which will be governed by the applicable collective bargaining agreements.
          (d) No Third Party Beneficiaries. This Section 5.10 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
ARTICLE VI
CONDITIONS PRECEDENT
     Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The obligations of each of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
          (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.
          (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act, the Competition Act and any applicable Foreign Antitrust Laws shall have expired or been earlier terminated.
          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered, or enforced that prevents or prohibits the consummation of the Merger.
     Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, that notwithstanding the proceeding, the representations and warranties of the Company contained in Sections 2.2(a)-(d), 2.14(a)(vi), 2.21 and 2.22 shall be true and correct in all but immaterial respects; provided further that for purposes of this Section 6.2(a), a failure of the representation set forth in Section 2.14(a)(vi) shall be deemed material only if such failure relates to the existence of a Contract described in Section 2.14(a)(vi) that, following the Closing, would prohibit Parent or any of its Subsidiaries from operating any facility (regardless of the amount of revenue thereof, an “affected facility”) that (x) is operated by Parent or any of its Subsidiaries prior to the date that a copy of such Contract is provided to Parent and (y) (1) is not otherwise required to be disposed of by Parent pursuant to Section 5.1(d) or (2) generated revenue in excess of $500,000 in the fiscal year ended December 31, 2005.
          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Company Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date. Notwithstanding the foregoing, none of the following shall be conditions to the obligations of Parent and Merger Sub to effect the Merger: (i) Parent’s receipt of the Financing as contemplated by Section 4.4(a); (ii) the completion of the Consent/Tender Offers as contemplated by Section 4.4(b); or (iii) the receipt by Parent or the Company of the consents, estoppel certificates, SNDAs and related documents from Third Parties not affiliated with the Company as contemplated by Section 5.5.
          (c) Officer’s Certificate. Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of the Company to evidence satisfaction of the conditions set forth in Sections 6.2(a) and (b).
          (d) Governmental Consents. Any required approval pursuant to the Investment Canada Act, and all other Governmental Consents, shall have been made or obtained without the imposition of any term, condition or consequence that could, individually or in the aggregate, in the reasonable judgment of Parent, reasonably be expected to result in an Unacceptable Condition.
          (e) No Company Material Adverse Effect; Absence of Other Events.
     (i) There shall not have occurred any event, change, circumstance or effect that would be a Company Material Adverse Effect or that, in the reasonable judgment of Parent, could result in an Unacceptable Condition.
     (ii) As of the Closing Date, Rose Hills shall include at least 290 acres of developable or developed (in each case, for cemetery interment purposes) but unsold land.
     Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect.
          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Parent Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.
          (c) Officer’s Certificate. The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of Parent to evidence satisfaction of the conditions set forth in Sections 6.3(a) and (b).
ARTICLE VII
TERMINATION AND AMENDMENT
     Section 7.1 Termination. Whether before or (except as set forth below) after receipt of the Company Stockholder Approval, this Agreement may be terminated:
          (a) by mutual written consent duly authorized by the Company Board and the Board of Directors of Parent at any time prior to the Effective Time;
          (b) by Parent or the Company if the Effective Time shall not have occurred on or before the date that is the 8 month anniversary of the execution of this Agreement, or such later date, if any, as Parent and the Company agree upon in writing (as such date may be extended as described below, the “Outside Date”); provided, however, that in the event that the conditions set forth in Section 6.1(b) or Section 6.1(c) shall not have been satisfied by such date (and Section 7.1(c) is not applicable) but all other conditions set forth in Article VI have been satisfied or waived, or are capable of being satisfied, by such date, then the Outside Date will automatically be extended until the date that is the 12 month anniversary of the execution of this Agreement, in which case the Outside Date shall be deemed to be that later date for all purposes; and provided further, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement and not cured such breach by the Outside Date shall not be entitled to exercise its right to terminate under this Section 7.1(b);
          (c) by Parent or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable, provided that the terminating party has performed its obligations under this Agreement;
          (d) by Parent or the Company if, upon a vote at a duly held Company Stockholders’ Meeting, the Company Stockholder Approval shall not have been obtained, as contemplated by Section 5.3;

          (e) by Parent, upon (i) any breach of Section 4.3 hereof or any breach (other than an immaterial breach) of Section 5.3(a) hereof or (ii) a breach of any other representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case set forth in clause (ii) such that the conditions set forth in Sections 6.1 or 6.2, as the case may be, would be incapable of being (or are not) satisfied by the Outside Date;
          (f) by Parent, if (i) prior to receipt of the Company Stockholder Approval, the Company Board shall have withdrawn or modified the Company Board Recommendation in any manner adverse to Parent, (ii) the Company shall have entered into any agreement with respect to any Takeover Proposal, or (iii) the Company Board shall have resolved to do any of the foregoing;
          (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 6.1 or 6.3, as the case may be, would be incapable of being (or are not) satisfied by the Outside Date;
          (h) by the Company, if the Company Board shall have (i) otherwise fully complied with Section 4.3 (including without limitation the notice required therein) and (other than in immaterial respects) with Section 5.3(a), (ii) withdrawn, modified or qualified in any manner adverse to Parent the Company Board Recommendation in connection with, or approved or recommended, a Superior Proposal, and (iii) paid the Termination Fee to Parent.
          (i) by Parent, if (i) an application for review is required under the Investment Canada Act and Parent is unable to obtain approval of the transactions contemplated by this Agreement under the Investment Canada Act without offering or agreeing to a commitment or restriction that could reasonably be expected (A) to limit or restrict the ability of Parent (following the Closing) to terminate or otherwise reduce or change the employment of more than 100 Administrative Employees of the Company (including its Subsidiaries), or (B) to require investments or payments by, or result in costs to, Parent, the Company or any of its Subsidiaries in excess of $5 million (any limitation, restriction or requirement described in Clause (A) or (B), an “Unacceptable Restriction”); or (ii) any Law or Regulation is adopted or applied by Canada or any jurisdiction within Canada that would reasonably be expected to result in an Unacceptable Restriction; provided, however, that Parent may exercise this termination right no later than, with respect to clause (i), the expiration of ten Business Days following the conclusion of the period for the review of the application referred to above under the Investment Canada Act and (ii) with respect to clause (ii), for any particular Law or Regulation, no later than ten Business Days following Parent’s receipt of written notice from the Company that such Law or Regulation has been adopted or is applicable.
     A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision of this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 7.1 for any such termination.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of Section 5.4 (Public Disclosure), Section 7.3 (Expenses and Termination Fee), Section 8.1 (Certain Defined Terms), Article IX (General Provisions) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability for fraud or willful material breach in connection with this Agreement or the transactions contemplated hereby.
     Section 7.3 Expenses and Termination Fees.
          (a) Subject to the remaining subsections of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by the party incurring such expense.
          (b) In the event that (i) the Company shall terminate this Agreement pursuant to Section 7.1(h), (ii) Parent shall terminate this Agreement pursuant to Section 7.1(e)(i) or (f), or (iii) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(d) at any time during which this Agreement was terminable by Parent pursuant to Section 7.1(f), the Company shall pay the Termination Fee to Parent.
          (c) In the event that (i) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(b) (if at such time this Agreement was terminable by Parent pursuant to Section 7.1(e)), (c) (if the relevant judgment, injunction, order, decree or action is issued in connection with or is otherwise related to the pendency of a Takeover Proposal), (d) or (e)(ii), (ii) there shall have been disclosed at or prior to the time of such termination a bona fide Takeover Proposal with respect to the Company (that shall not have been (A) withdrawn prior to the time of such termination or (B) if so withdrawn, reinstated or otherwise made (or another Takeover Proposal is made by the same Person) within twelve months of such termination), and (iii) a definitive agreement or letter of intent is entered into by the Company with respect to a Takeover Proposal within twelve months of such termination of this Agreement and is consummated, or a Takeover Proposal otherwise is consummated within twelve months of such termination of this Agreement, the Company shall pay the Termination Fee to Parent.
          (d) In the event that a Termination Fee is payable to Parent, the Company shall pay the Termination Fee to Parent (i) if this Agreement is terminated pursuant to Section 7.3(b), on the date of termination (it being understood that no termination under Section 7.1(h) shall be effective until Parent shall have received the Termination Fee) and (ii) if this Agreement is terminated pursuant to Section 7.3(c), at the time of consummation of the Takeover Proposal.
          (e) In the event that (i) this Agreement is terminated by either party pursuant to Section 7.1(b) or pursuant to Section 7.1(c), (ii) as of the date of such termination (A) the condition set forth in Section 6.1(b) of this Agreement shall not have been satisfied (other than for a reason based on or related to the Existing Cases) or (B) any decree, judgment, injunction or other order (in each case that (x) is based on or related to Antitrust Laws but (y) is not based on or related to the Existing Cases) that prevents, prohibits or delays the consummation of the Transactions exists or is in effect; and (iii) at the time of any such termination the Company is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and all of the conditions set forth in Article VI have been satisfied or waived, except for any of the conditions set forth in Section 6.1(b) or Section 6.1(c) and such other conditions that are capable of being satisfied on the date of termination but, by their terms, cannot be satisfied until the Closing Date, then Parent shall pay the Termination Fee to the Company within two Business Days after the date of such termination.
          (f) In the event that either party fails to pay when due any amount payable under this Section 7.3 and the other party commences a suit that results in a judgment against such first party for the Termination Fee, then such defaulting party shall reimburse such other party for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with such suit.
     Section 7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, that an amendment made subsequent to adoption of the Agreement by the stockholders of the Company shall not, without the further consent of such stockholders, (i) alter or change the certificate of incorporation of the Surviving Corporation or the amount or kind of consideration to be received by the holders of the Company Common Stock, (ii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Company Common Stock, or (iii) effect any other amendment to this Agreement that by Delaware Law or applicable stock exchange regulation would require further approval by the Company’s stockholders.
     Section 7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE VIII
DEFINITIONS
     Section 8.1 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):
     “Administrative Employees” shall mean employees in the areas of finance, treasury, accounting, tax, trust administration, HMIS, information technology, benefits, human resources,

support services, payroll, training, legal, corporate development, real estate and marketing, and senior executives and directors in each case outside of the United States.
     “Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
     “Agreement” shall have the meaning stated in the preamble to this Agreement.
     “Antitrust Laws” shall have the meaning stated in Section 5.1(c).
     “Approval Date” shall mean the date on which the Company Stockholder Approval is obtained.
     “Authorizations” shall have the meaning stated in Section 2.13(b).
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or required by law to be closed.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended.
     “Certificate of Merger” shall mean the certificate of merger in the form mutually agreed to by Parent and the Company, as required by and executed in accordance with Section 251 of Delaware Law.
     “Certificates” shall have the meaning stated in Section 1.13(a).
     “Closing” shall mean the consummation of the Merger.
     “Closing Date” shall have the meaning stated in Section 1.2.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Company” shall have the meaning stated in the preamble to this Agreement.
     “Company Benefit Plans” shall have the meaning stated in Section 2.11(a).
     “Company Board” shall have the meaning stated in Recital A to this Agreement.
     “Company Board Recommendation” shall mean the recommendation of the Company Board (or any committee thereof) that the stockholders of the Company approve and adopt this Agreement and the Merger.
     “Company Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
     “Company Disclosure Schedules” shall mean the document dated the date of this Agreement delivered by the Company to Parent prior to the execution and delivery of this

Agreement and referring to the representations and warranties of the Company in this Agreement.
     “Company Dissenting Shares” shall have the meaning stated in Section 1.6(a).
     “Company ERISA Affiliate” shall have the meaning stated in Section 2.11(a).
     “Company Financial Statements” shall have the meaning stated in Section 2.5(b).
     “Company Intellectual Property” shall have the meaning stated in Section 2.17(a).
     “Company Material Adverse Effect” shall mean any event, change, circumstance or effect that: (i) is materially adverse to the business, operations, financial condition, assets, liabilities, or results of operations of either (x) the Company and its Subsidiaries, taken as a whole, or (y) Rose Hills, or (ii) prevents or materially delays the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder; other than any such event, change, circumstance or effect to the extent directly resulting from (1) any event, change, circumstance or effect generally affecting the industries in which the Company or its Subsidiaries operate, (2) general economic or political conditions in the United States, (3) the announcement of the transactions contemplated by this Agreement (as opposed to execution or delivery of this Agreement or consummation of the transactions contemplated hereby), or (4) changes in GAAP or applicable Laws and Regulations after the date hereof, except in each of cases (1), (2) and (4) to the extent the Company or its Subsidiaries or Rose Hills, as the case may be, are affected in a disproportionate manner as compared to other similar companies in the industries in which the Company or its Subsidiaries operate, but this exception shall not apply with respect to any event, change, circumstance or effect that would, in the reasonable judgment of Parent, result in an Unacceptable Condition; provided that no divestiture, sale, disposition of, commitment to hold separate, or other action taken or commitment to take any action that limits Parent’s freedom of action (other than with respect to cost savings) with respect to, or Parent or Parent’s Subsidiaries’ ability to retain, any of the businesses, product lines or assets of the Company, Parent or any of their respective Subsidiaries, that occurs pursuant to and in accordance with Section 5.1(d) hereof will be deemed to be a Company Material Adverse Effect.
     “Company Multiemployer Plan” shall have the meaning stated in Section 2.11(b).
     “Company Options” shall mean options for the purchase of any shares of Company Common Stock or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, in each case outstanding under the Company Stock Plans; and for the avoidance of doubt, neither Company Warrants nor Restricted Stock Units shall be considered to be Company Options.
     “Company Representatives” shall have the meaning stated in Section 4.3(a).
     “Company SEC Documents” shall mean (i) the Annual Reports on Form 10-K, if any, for each fiscal year of the Company beginning on or after December 29, 2002, (ii) the Quarterly Reports on Form 10-Q, if any, of the Company for each of the first three fiscal quarters in the fiscal years of the Company beginning on or after December 29, 2002, (iii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since December 29, 2002, (iv) all Current Reports on Form 8-K filed by the Company since December 29, 2002, and (v) all other forms, reports, registration statements, financial statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Parent pursuant to this definition), including all amendments to any of the foregoing, filed or submitted or required to be filed or submitted by the Company with the SEC since December 29, 2002.
     “Company Stock Plans” shall mean the employee and director stock plans of the Company, any agreements evidencing the grant of any equity-based compensatory awards under the employee and director stock plans of the Company and other documents governing any equity-based compensatory awards.
     “Company Stockholder Approval” shall mean the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting as one class, to adopt this Agreement.
     “Company Stockholders’ Meeting” shall have the meaning described in Section 5.3(a).
     “Company Warrants” shall mean the warrants to purchase Company Common Stock pursuant to that certain Warrant Agreement, dated as of January 2, 2002, between the Company and Wells Fargo Bank Minnesota, National Association.
     “Competition Act” shall have the meaning set forth in Section 2.4.
     “Confidentiality Agreement” shall mean the Confidentiality Agreement dated as of December 9, 2005, between Parent and the Company, as it may be amended from time to time.
     “Contract” shall mean any written or oral contract, agreement, indenture, trust indenture, deed of trust, license or sublicense (in either case, inbound or outbound), note, bond, debenture, mortgage, lease, commitment, guarantee, undertaking, purchase order, memorandum of understanding, memorandum of agreement and any similar understanding or arrangement.
     “Controlled Group Liability” shall have the meaning stated in Section 2.11(c).
     “D&O Insurance” shall have the meaning stated in Section 5.6(b).
     “DCP” shall have the meaning set forth in Section 1.7(d).
     “Deferred Stock” shall have the meaning set forth in Section 1.7(d).
     “Delaware Law” shall mean the Delaware General Corporation Law.
     “Dollars” or “$” shall mean United States dollars.
     “Effective Time” shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.
     “Environmental Claim” shall have the meaning stated in Section 2.14(b).

     “Environmental Laws” shall mean all applicable foreign, federal, state and local laws, regulations, rules, ordinances, common law, agency requirement or applicable judicial or administrative decision, order or decree relating to pollution or protection of the environment, natural resources, or human health and safety, including laws relating to the releases or threatened releases of Hazardous Substances into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws relating to pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance; all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.
     “Environmental Permits” shall mean all permits, licenses, exemptions, registrations, and other authorizations required under applicable Environmental Laws.
     “ERISA” shall have the meaning stated in Section 2.11(a).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exchange Agent” shall mean the Company’s transfer agent, Wells Fargo Bank, or another bank or trust company mutually agreed to in writing by Parent and the Company.
     “Exchange Fund” shall mean the cash deposited by Parent with the Exchange Agent pursuant to Section 1.12.
     “Existing Cases” shall mean Cause No. 4:05-CV-03394, Funeral Consumers Alliance, Inc., et al. v. Service Corporation International, et al., In the United States District Court for the Southern District of Texas — Houston Division; Cause No. 4:05-CV-03399, Pioneer Valley Casket Co., Inc., et al. v. Service Corporation International, et al., In the United States District Court for the Southern District of Texas — Houston Division; Cause No. 4:05-CV-04120, Ralph Lee Fancher and Estate of Joseph R. Russell, et al. v. Service Corporation International, et al., In the United States District Court for the Southern District of Texas — Houston Division, and any other case, action or proceeding brought on similar theories or alleging similar facts.
     “Financial Advisor” shall have the meaning stated in Section 2.3(b).
     “Financing” shall have the meaning set forth in Section 4.4(a).
     “Foreign Antitrust Laws” shall mean Antitrust Laws of a foreign country.
     “GAAP” shall mean United States generally accepted accounting principles.
     “Governmental Antitrust Entity” shall have the meaning stated in Section 5.1(c).

     “Governmental Consents” shall mean all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.
     “Governmental Entity” shall mean any foreign, federal, state or local court, administrative agency, board or commission or other governmental, prosecutorial or regulatory authority or instrumentality and any self-regulatory authority.
     “Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.
     “Hazardous Substances” shall mean (a) any petrochemical or petroleum products, including petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, natural gas, and any components, fractions, or derivatives thereof; (b) radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (c) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes” or “hazardous materials” pursuant to any Environmental Law; or (d) any other chemical, contaminant, pollutant, material or substance, exposure to which is prohibited, limited, listed, classified, or regulated by any applicable Environmental Law.
     “Hedging Agreement” shall mean any (i) interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.
     “HSR Act” shall have the meaning stated in Section 2.4.
     “Indebtedness” shall mean with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money, whether secured or unsecured, (b) all obligations of such Person under such conditional sale or other title retention agreement relating to property purchased by such Person, (c) all lease obligations (capital or other) of such Person, (d) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (e) all guarantees of such Person of any such indebtedness of any other Person, and (f) any agreements to provide any of the foregoing.
     “Indemnified Parties” shall have the meaning stated in Section 5.6(a).
     “Intellectual Property” shall mean patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, mask works, net lists, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material.
     “Investment Canada Act” shall have the meaning set forth in Section 2.4.
     “Investments” shall have the meaning stated in Section 2.19(b).
     “IRS” shall mean the Internal Revenue Service.
     “Knowledge,” with respect to the Company or any of its Subsidiaries, shall mean the actual knowledge of each of John S. Lacey, Paul A. Houston, Kenneth A. Sloan and Ellen Neeman, after due inquiry, and with respect to Parent, shall mean the actual knowledge of any of the senior management of Parent, after due inquiry.
     “Laws and Regulations” shall mean all federal, state, local and foreign laws, rules, regulations and ordinances of any Governmental Entity and any rules and regulations of any national stock exchange or the Nasdaq.
     “Leased Real Property” shall have the meaning stated in Section 2.18(c).
     “Lien” shall mean any lien, claim, charge, option, encroachment, covenant, condition, easement, right of way, equitable interest, encumbrance, mortgage, deed of trust, pledge or security interest or other restrictions of any kind.
     “Material Contracts” shall have the meaning stated in Section 2.14(a).
     “Merger” shall mean the merger of Merger Sub into the Company as contemplated by this Agreement.
     “Merger Consideration” shall have the meaning stated in Section 1.4(a).
     “Merger Sub” shall have the meaning stated in the preamble to this Agreement.
     “Most Recent Financial Statements” shall have the meaning stated in Section 2.10(a).
     “Multiple Employer Plan” shall have the meaning stated in Section 2.11(b).
     “Nasdaq” shall mean The Nasdaq Stock Market, Inc.
     “Other Company Documents” shall have the meaning stated in Section 2.20(a).

     “Outside Date” shall have the meaning stated in Section 7.1(b).
     “Owned Real Property” shall have the meaning stated in Section 2.18(b).
     “Parent” shall have the meaning stated in the preamble to this document.
     “Parent Benefit Plan” shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, vacation, employment, change in control, consulting, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, severance or other employee benefit plan, agreement, arrangement or understanding maintained or contributed to by Parent or any of its Subsidiaries (including the Surviving Corporation as of the Effective Time).
     “Parent Disclosure Schedules” shall mean the disclosure schedule, dated the date hereof, delivered by Parent to the Company with reference to the specific Section of this Agreement to which each disclosure relates.
     “Parent Material Adverse Effect” shall mean any effect that does, or would be reasonably likely to, prevent Parent from consummating, or delay beyond the Outside Date, the Merger and the other transactions contemplated hereby, or to impair the legality or validity of this Agreement.
     “Parent Representatives” shall have the meaning stated in Section 5.2.
     “Participant” shall have the meaning stated in Section 2.6(d).
     “Permitted Lien” shall mean any Lien consisting of: (i) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar common law or statutory liens or encumbrances arising in the ordinary course of business that are not delinquent or remain payable without penalty and are not material individually or in the aggregate; (ii) encumbrances for Taxes and other assessments or governmental charges or levies not yet delinquent; and (iii) with respect to the Real Property, (A) customary easements, encroachments, rights of way and other non-monetary title defects and (B) zoning and other similar restrictions; provided that none of the foregoing described in clause (ii) or (iii) will, individually or in the aggregate, materially impede the continued use and operation of the property to which they relate in the business of the Company or its applicable Subsidiary as presently conducted.
     “Person” shall mean any individual, entity or Governmental Entity.
     “Plan” shall mean the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, confirmed by order of the United States Bankruptcy Court for the District of Delaware dated as of December 5, 2001, as modified.
     “Preneed Agreements” shall have the meaning stated in Section 2.19(a).

     “Proxy Statement” shall mean a definitive proxy statement relating to the Company Stockholders’ Meeting.
     “Real Property” shall have the meaning stated in Section 2.18(d).
     “Real Property Lease” shall mean any Contract to which the Company or any of its Subsidiaries is a lessee or sublessee of real property used by the Company or its Subsidiaries.
     “Restricted Stock Units” shall have the meaning stated in Section 1.7(c).
     “Rose Hills” shall mean, collectively, (i) Rose Hills Company, a Delaware corporation, Rose Hills Holdings Corp., a Delaware corporation, RH Cemetery Corp., a Delaware corporation, RH Mortuary Corporation, a Delaware corporation, and RH Satellite Properties Corp., a Delaware corporation, and (ii) any property or operations of the Company or any of its Subsidiaries not listed in clause (i) that form a part or are used in the operation of the Rose Hills facility (as described in the Company SEC Documents) or are managed or controlled by any of the Company’s Subsidiaries listed in clause (i).
     “Sarbanes-Oxley Act” shall have the meaning stated in Section 2.5(c).
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity in which such Person or any Subsidiary of such Person owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or is a general partner or managing member.
     “Superior Proposal” shall have the meaning stated in Section 4.3(a).
     “Surviving Corporation” shall mean the entity into which Merger Sub has merged, following the Effective Time.
     “Takeover Proposal” shall have the meaning stated in Section 4.3(a).
     “Takeover Statute” shall have the meaning stated in Section 2.20.
     “Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes (including estimated taxes), charges, levies or like assessments together with all penalties and additions to tax and interest thereon.
     “Taxing Authority” shall mean any federal, state or local, domestic or foreign, governmental body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

     “Termination Fee” shall mean $25,000,000, paid by wire transfer of immediately available funds to the account specified by Parent or the Company, as the case may be, on Schedule 8.1 hereto, or another account specified in writing by such applicable party.
     “Third Party” shall have the meaning stated in Section 4.3(a).
     “Unacceptable Condition” shall have the meaning set forth in Section 5.1(d).
ARTICLE IX
GENERAL PROVISIONS
     Section 9.1 Nonsurvival of Representations, Warranties and Agreements. The representations and warranties set forth in this Agreement and in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time. This Section 9.1 shall not affect any covenant or obligation of the parties that by its terms contemplates performance after the Effective Time.
     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered to the parties by a nationally recognized overnight courier service at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent, to:

Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
	Attention:	James M. Shelger, Esq.
	Fax:	(713) 525-7605

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West Fifty-Second Street
New York, New York 10017
	Attention:	Richard D. Katcher, Esq.
David M. Silk, Esq.
	Fax:	(212) 403-2000

and

(b)	if to the Company, to:

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202
	Attention:	Ellen Neeman, Esq.
	Fax:	(416) 498-2466

with a copy to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
	Attention:	Lyle G. Ganske
	Fax:	(216) 579-0212
     Section 9.3 Interpretation. When a reference is made in this Agreement to Exhibits, Company Disclosure Schedules or Parent Disclosure Schedules, such reference shall be to an Exhibit, Company Disclosure Schedules or Parent Disclosure Schedules to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     Section 9.5 Entire Agreement. This Agreement and the documents, instruments and other agreements delivered pursuant hereto, including the exhibits and the schedules, including the Company Disclosure Schedules and Parent Disclosure Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms.
     Section 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent may designate, by prior written notice to the Company, another Subsidiary of Parent to be a constituent corporation in lieu of Merger Sub, whereupon all references herein to Merger Sub shall be deemed references to such other Subsidiary (except that all representations and warranties with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties with respect to such other Subsidiary as of the date of such designation, so long as such substitution would not reasonably be expected to have a Parent Material Adverse Effect). Any purported assignment in violation of this Agreement will be void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
     Section 9.7 Third Party Beneficiaries. Except as set forth in Section 5.6 (Indemnification; Director and Officer Insurance), this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
     Section 9.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any federal court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.
     Section 9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
     Section 9.10 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
     Section 9.11 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.
     Section 9.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, in addition to any other rights or remedies available hereunder or at law or in equity.
[Signature page follows this page.]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be duly executed by their respective officers as of the date first above written.

SERVICE CORPORATION INTERNATIONAL		ALDERWOODS GROUP, INC.

By:	/s/ Thomas L. Ryan	By:	/s/ Paul A. Houston

Name: Thomas L. Ryan		Name: Paul A. Houston
Title: President and CEO		Title: President and CEO

CORONADO ACQUISITION CORPORATION

By:	/s/ Thomas L. Ryan

Name: Thomas L. Ryan
Title: President and CEO

ANNEX B

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Tel 212.272.2000
www.bearstearns.com

April 2, 2006
The Board of Directors
Alderwoods Group, Inc.
259 Yorkland Road
Toronto, Ontario
Canada M2J 5B2
Ladies and Gentlemen:
We understand that Alderwoods Group, Inc. (“Alderwoods”) and Service Corporation International (“SCI”) intend to enter into an Agreement dated as of April 2, 2006 (the “Agreement”), pursuant to which Coronado Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of SCI, will be merged with and into Alderwoods (the “Merger”), with Alderwoods being the surviving corporation. In the merger, each outstanding share of the common stock, $0.01 par value per share, of Alderwoods (“Alderwoods Common Stock”) (other than (i) shares of Alderwoods Common Stock held by SCI, Merger Sub, or Alderwoods, which shares will automatically be cancelled and retired and cease to exist and will not be entitled to consideration in exchange therefore, and (ii) Company Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive $20.00 in cash (the “Consideration to be Received”). You have provided us with a draft of the Agreement, which sets out more fully the terms of the Merger.
You have asked us to render our opinion as to whether the Consideration to be Received is fair, from a financial point of view, to the shareholders of Alderwoods.
In the course of performing our review and analyses for rendering this opinion, we have:
▪	reviewed a draft of the Agreement dated April 2, 2006;

▪	reviewed Alderwoods’ Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2005, 2004 and 2003, and its Current Reports on Form 8-K filed since December 31, 2005;

▪	reviewed certain operating and financial information relating to Alderwoods’ business and prospects, including projections for the three years ending December 31, 2008, all as prepared and provided to us by Alderwoods’ management;

▪	met with certain members of Alderwoods’ senior management to discuss Alderwoods’ business, operations, historical and projected financial results and future prospects;

▪	reviewed the historical prices, trading multiples and trading volumes of the common shares of Alderwoods;

▪	performed discounted cash flow analyses based on the projections for Alderwoods furnished to us;

▪	reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Alderwoods;
ATLANTA      BEIJING      BOSTON      BUENOS AIRES      CHICAGO      DALLAS      DUBLIN      HONG KONG      LONDON
LOS ANGELES      LUGANO      NEW YORK      PUERTO RICO      SAN FRANCISCO      SÃO PAULO      SHANGHAI      SINGAPORE      TOKYO

The Board of Directors
Alderwoods Group, Inc.
April 2, 2006

▪	reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Alderwoods; and

▪	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to or discussed with us by Alderwoods or obtained by us from public sources, including, without limitation, the projections referred to above. With respect to the projections, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Alderwoods as to the expected future performance of Alderwoods. We have not assumed any responsibility for the independent verification of any such information, including, without limitation, the projections, and we have further relied upon the assurances of the senior management of Alderwoods that they are unaware of any facts that would make the information and projections incomplete or misleading.
In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Alderwoods, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Alderwoods.
We do not express any opinion as to the price or range of prices at which the shares of common stock of Alderwoods may trade subsequent to the announcement of the Merger.
We are providing our opinion to the Board of Directors of Alderwoods in connection with their evaluation of the Merger and will receive a customary fee for such services. In addition, Bear Stearns, in the past, has been engaged by SCI or its affiliates to provide certain investment banking and other services in matters unrelated to the Merger, for which we received customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Alderwoods and/or SCI and their respective affiliates for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.
It is understood that this letter is intended for the benefit and use of the Board of Directors of Alderwoods and does not constitute a recommendation to the Board of Directors of Alderwoods or any holders of Alderwoods common stock as to how to vote in connection with the Merger or otherwise. This opinion does not address Alderwoods’ underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Alderwoods or the effects of any other transaction in which Alderwoods might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Alderwoods common stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

The Board of Directors
Alderwoods Group, Inc.
April 2, 2006

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received is fair, from a financial point of view, to the shareholders of Alderwoods.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ Charles S. Edelman

Senior Managing Director

ANNEX C
Section 262 of the General Corporation Law of the State of Delaware
Appraisal Rights
     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:
     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.
     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
     (d) Appraisal rights shall be perfected as follows:
     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNUAL MEETING OF SHAREHOLDERS
[                ], 2006
[          ] a.m.
[Location]
[Address]
[Address]
[City, State, Zip]

proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on [      ], 2006.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Ellen Neeman and Kenneth Sloan, and each of them, with full power of substitution, to vote all of your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

Please detach here\
The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To adopt the Agreement and Plan of Merger, dated as of April 2, 2006, by and among Alderwoods Group, Inc., Service Corporation International and Coronado Acquisition Corporation, a wholly owned subsidiary of Service Corporation International.	☐ For	☐ Against	☐ Abstain

2. Election of directors:	01 John S. Lacey 02 Paul A. Houston 03 Olivia F. Kirtley 04 William R. Riedl	05 Anthony G. Eames 06 Lloyd E. Campbell 07 David R. Hilty	08 W. MacDonald Snow, Jr. 09 Cheryl R. Cooper 10 Charles M. Elson	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	To approve adjournments or postponements of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.	☐ For	☐ Against	☐ Abstain
4.	To act on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.